COMPOSITE CREDIT AGREEMENT

(as amended by Amendment No. 1, dated as of April 16, 2010)

CREDIT AND GUARANTY AGREEMENT

dated as of May 21, 2007

among

DOUGLAS DYNAMICS, L.L.C.
DOUGLAS DYNAMICS FINANCE COMPANY
FISHER, LLC
as Borrowers

DOUGLAS DYNAMICS, INC.,
as Guarantor,

THE BANKS AND FINANCIAL INSTITUTIONS LISTED HEREIN,
as Lenders,

CREDIT SUISSE SECURITIES (USA) LLC,
as Sole Bookrunner and Sole Lead Arranger,

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL),
as Documentation Agent,

JPMORGAN CHASE BANK, N.A.,
as Syndication Agent and Collateral Agent

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Administrative Agent

$60,000,000 Senior Secured Revolving Credit Facility

i

4.13	Properties	79
4.14	Environmental Matters	80
4.15	No Defaults	80
4.16	Governmental Regulation	80
4.17	Margin Regulations	81
4.18	Employee Matters	81
4.19	Employee Benefit Plans	81
4.20	Certain Fees	82
4.21	Solvency	82
4.22	Collateral	82
4.23	Disclosure	83
4.24	Deposit Accounts	83
SECTION 5.	AFFIRMATIVE COVENANTS	83
5.1	Financial Statements and Other Reports	84
5.2	Existence	89
5.3	Payment of Taxes and Claims	89
5.4	Maintenance of Properties	90
5.5	Insurance	90
5.6	Inspections; Appraisals; and Inventories	90
5.7	Lenders Meetings	91
5.8	Compliance with Laws	92
5.9	Environmental	92
5.10	Subsidiaries	93
5.11	Additional Real Estate Assets	94
5.12	[Reserved]	94
5.13	Further Assurances	95
5.14	ERISA	95
5.15	Cash Management	95
SECTION 6.	NEGATIVE COVENANTS	96
6.1	Indebtedness	96
6.2	Liens	99
6.3	Sales and Leasebacks	101
6.4	No Further Negative Pledges	101
6.5	Restricted Payments	102
6.6	Restrictions on Subsidiary Distributions	104
6.7	Investments	104
6.8	Financial Covenants	106
6.9	Fundamental Changes; Asset Dispositions; Acquisitions	107
6.10	Disposal of Subsidiary Interests	109
6.11	Fiscal Year	109
6.12	Transactions with Shareholders and Affiliates	109
6.13	Conduct of Business	109
6.14	Permitted Activities of Holdings	109
6.15	Amendments or Waivers of Certain Agreements	110
6.16	Limitation on Payments Relating to Other Debt	111
SECTION 7.	GUARANTY	111

ii

7.1	Guaranty of the Obligations	111
7.2	Contribution by Guarantors	111
7.3	Payment by Guarantors	112
7.4	Liability of Guarantors Absolute	113
7.5	Waivers by Guarantors	115
7.6	Guarantors’ Rights of Subrogation, Contribution, etc.	115
7.7	Subordination of Other Obligations	116
7.8	Continuing Guaranty	116
7.9	Authority of Guarantors or Company	116
7.10	Financial Condition of Company	116
7.11	Bankruptcy, etc.	117
7.12	Discharge of Guaranty Upon Sale of Guarantor	117
SECTION 8.	EVENTS OF DEFAULT; LIQUIDITY EVENTS; CURE RIGHTS	118
8.1	Events of Default	118
8.2	Liquidity Event; Sponsor’s Right to Cure	121
8.3	Financial Performance Covenant; Sponsors Right to Cure	122
SECTION 9.	AGENTS	123
9.1	Appointment of Agents	123
9.2	Powers and Duties	123
9.3	General Immunity	124
9.4	Agents Entitled to Act as Lender	125
9.5	Lenders’ Representations, Warranties and Acknowledgment	125
9.6	Right to Indemnity	125
9.7	Successor Administrative Agent and Swing Line Lender	126
9.8	Collateral Documents and Guaranty	127
9.9	Overadvances	127
SECTION 10.	MISCELLANEOUS	128
10.1	Notices	128
10.2	Expenses	130
10.3	Indemnity	131
10.4	Set-Off	132
10.5	Amendments and Waivers	132
10.6	Successors and Assigns; Participations	135
10.7	Independence of Covenants	138
10.8	Survival of Representations, Warranties and Agreements	138
10.9	No Waiver; Remedies Cumulative	139
10.10	Marshalling; Payments Set Aside	139
10.11	Severability	139
10.12	Obligations Several; Independent Nature of Lenders’ Rights	139
10.13	Headings	140
10.14	APPLICABLE LAW	140
10.15	CONSENT TO JURISDICTION	140
10.16	WAIVER OF JURY TRIAL	140
10.17	Confidentiality	141
10.18	Usury Savings Clause	142
10.19	Counterparts	142

iii

10.20	Effectiveness	142

iv

APPENDICES:	A	Revolving Loan Commitments
	B	Notice Addresses

SCHEDULES:	4.1	Organization and Capital Structure
	4.2	Capital Stock and Ownership
	4.9	Absence of Certain Changes
	4.11	Litigation
	4.13	Real Estate Assets
	4.14	Environmental
	4.18	Employee Matters
	4.19	Employee Benefit Plans
	4.22	Certain Existing Liens
	4.24	Deposit Accounts
	6.1	Certain Indebtedness
	6.2	Certain Liens
	6.7	Certain Investments
	6.12	Certain Affiliate Transactions

EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	A-3	Issuance Notice
	B-1	Revolving Loan Note
	B-2	Swing Line Note
	C	Compliance Certificate
	D	Opinion of Counsel for Credit Parties
	E	Assignment Agreement
	F	Certificate Re Non-bank Status
	G	Solvency Certificate
	H	Counterpart Agreement
	I	Pledge and Security Agreement
	J	Mortgage
	K	Restricted Payment Certificate
	L	Borrowing Base Certificate
	M	Collateral Access Agreement
	N	Intercreditor Agreement
	O	Fixed Charge Coverage Compliance Certificate

v

CREDIT AND GUARANTY AGREEMENT

CREDIT AND GUARANTY AGREEMENT, dated as of May 21, 2007 (the “Agreement”), by and among Douglas Dynamics, Inc., a Delaware corporation (“Holdings”), Douglas Dynamics, L.L.C., a Delaware limited liability company and a direct wholly-owned Subsidiary of Holdings (the “Company” or the “Borrower Representative”), Fisher, LLC, a Delaware limited liability company (“Fisher”) and Douglas Dynamics Finance Company, a Delaware corporation (“DD Finance,” and together with Fisher and the Borrower Representative, each a “Borrower” and collectively the “Borrowers”) the banks and financial institutions having Revolving Loan Commitments or listed on the signature pages hereof (together with their respective successors and assigns, each individually referred to herein as a “Lender” and collectively as “Lenders”), Credit Suisse Securities (USA) LLC, as sole bookrunner and sole lead arranger (the “Arranger”), JPMorgan Chase Bank, N.A., as syndication agent (in such capacity, “Syndication Agent”), as Wachovia Capital Finance Corporation (Central), as documentation agent (in such capacity, “Documentation Agent”), JPMorgan Chase Bank, N.A., as collateral agent for the Lenders (in such capacity, the “Collateral Agent”) and Credit Suisse AG, Cayman Islands Branch (“Credit Suisse”) as administrative agent for the Lenders (in such capacity, “Administrative Agent”).

RECITALS:

WHEREAS, the Borrower Representative has requested, and the Lenders have agreed, to extend certain credit facilities to the Borrowers on the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

SECTION 1.   DEFINITIONS AND INTERPRETATION

Definitions.  The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“ABL Priority Collateral” has the meaning assigned to that term in the Intercreditor Agreement.

“Account Control Event” means the occurrence and continuance of (i) any Event of Default, or (ii) any Liquidity Event (A) for which a Liquidity Event Cure Notice has not been properly delivered in accordance with Section 8.2 within three (3) days after the occurrence thereof, (B) for which a Liquidity Event Cure Notice was timely delivered and a Liquidity Event Cure did not timely occur in accordance with Section 8.2 or (C) for which no Liquidity Event Cure Notice is available.  For purposes of this Agreement, the occurrence of an Account Control Event shall be deemed continuing at the Administrative Agent’s or Collateral Agent’s option (x) so long as such Event of Default exists, and/or (y) if the Account Control Event arises as a result of a Liquidity Event described in clause (ii) above, until Excess Availability is $6.0 million or more for thirty (30) consecutive days (unless the Account Control Event has ceased to exist as provided in Section 8.2), in which case an Account Control Event shall no longer be deemed to

1

be continuing for purposes of this Agreement; provided that a Account Control Event shall be deemed continuing (even if an Event of Default is no longer continuing and/or such Liquidity Event has ceased to exist for thirty (30) consecutive days) at all times after an Account Control Event has occurred and been discontinued on six (6) occasions after the Closing Date.

“Account Debtor” means, “Account Debtor,” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Accounts” means all “accounts”, as such term is defined in the UCC as in effect on the date hereof in the State of New York, in which such Person now or hereafter has rights; provided, however, that for purposes of calculating the Borrowing Base, the term “Accounts” shall not include Excluded Deposit Accounts (as defined below).

“ACH” mean automated clearing house transfers.

“Additional Co-Borrower” shall mean any wholly-owned Domestic Subsidiary of a Borrower which may hereafter be approved by the Administrative Agent and the Collateral Agent in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment which (a) is currently able to prepare all collateral reports in a comparable manner to the Borrowers’ reporting procedures, (b) has executed and delivered to the Administrative Agent and the Collateral Agent such joinder agreements to this Agreement, contribution and set-off agreements and other Collateral Documents as the Administrative Agent or the Collateral Agent have reasonably requested and so long as each of the Administrative Agent and the Collateral Agent have received and approved, in their reasonable discretion, all UCC search results necessary to confirm the Collateral Agent’s First Priority or Second Priority Lien, as applicable, on all of such Additional Co-Borrower’s real, personal and mixed property (including Capital Stock).

“Administrative Agent” has the meaning assigned to that term in the preamble hereto.

“Adjusted Eurodollar Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) (a) the rate per annum determined by the Administrative Agent by reference to the British Bankers’ Association Interest Settlement Rates for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date (as set forth by Bloomberg Information Service or any successor thereto or any other service selected by Administrative Agent which has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates), or (b) in the event the rate referenced in the preceding clause (a) is not available, the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by Credit Suisse for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on

2

such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries.

“Affected Lender” has the meaning assigned to that term in Section 2.17(b).

“Affected Loans” has the meaning assigned to that term in Section 2.17(b).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agent” means each of Administrative Agent, Collateral Agent, Syndication Agent and Documentation Agent.

“Aggregate Amounts Due” has the meaning assigned to that term in Section 2.16.

“Aggregate Payments” has the meaning assigned to that term in Section 7.2.

“Agreement” has the meaning assigned to that term in the preamble hereto.

“Applicable Margin” means a percentage, per annum, equal to (i) initially, for any Base Rate Loans, 0.50% and for any Eurodollar Rate Loans, 1.50%, and (ii) following the delivery of the Compliance Certificate in respect of Fiscal Year 2007, determined by reference to the applicable Performance Level in effect from time to time set forth below:

Performance Level	Level I	Level II
Base Rate Applicable Margin and Swing Line Applicable Margin	0.25%	0.50%
Eurodollar Rate Applicable Margin	1.25%	1.50%

3

“Applicable Reserve Requirement” means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained by any member bank of the Federal Reserve System against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or any successor thereto.  Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans.  A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender.  The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Ares Group Investors” means  (i) the Ares Corporate Opportunities Fund, L.P. (the “Ares Limited Partnership”), (ii) ACOF Management, L.P., (iii) ACOF Operating Manager, L.P., (iv) Ares Management, Inc., (v) Ares Management LLC, (vi) any limited partners of any of the foregoing entities and (vii) partners, members, managing directors, officers or employees of any of those entities referenced in clauses (ii) through (v), provided that each Person set forth in clauses (vi) and (vii) shall only constitute an Ares Group Investor so long as it gives a proxy to, or otherwise agrees that it will vote in a manner consistent with, the Ares Limited Partnership (except to the extent otherwise required by ERISA or other applicable law) and the entity to which it is required to give a proxy to or otherwise vote consistently with continues to own Capital Stock in Parent.

“Arranger” has the meaning assigned to that term in the preamble hereto.

“Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than the Borrowers or any Guarantor Subsidiary), in one transaction or a series of transactions, of all or any part of Holdings’, Company’s, or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of Holdings’ Subsidiaries, other than (i) inventory sold or leased in the ordinary course of business (excluding any such sales by operations or divisions discontinued or to be discontinued), (ii) equipment that is surplus, obsolete, worn-out, or no longer used or useful in the business of Holdings, Company or any of its Subsidiaries, (iii) leasehold interests that are no longer used or useful in the business of Holdings, Company or any of its Subsidiaries, (iv) dispositions, by means of trade-in, of equipment used in the ordinary course of business, so long as such equipment is replaced, substantially concurrently, by like-kind equipment in an effort to upgrade the Facilities of Company and its Subsidiaries, (v) Cash and Cash Equivalents used in a manner not prohibited by the Credit Documents or the Term Loan Documents, and (vi) sales of other assets for aggregate consideration of less than $1,000,000 with respect to any transaction or series of related transactions and less than $3,000,000 in the aggregate during any calendar year (provided, that for purposes of calculating the amounts set forth in this clause (vi),

4

any transactions or series of related transactions involving aggregate consideration of $50,000 or less may be excluded).

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.

“Attributable Indebtedness” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Aurora Group Investors” means (i) Aurora Equity Partners II L.P. and Aurora Overseas Equity Partners II, L.P. (the “Limited Partnerships”), (ii) Aurora Capital Partners II L.P. and Aurora Overseas Capital Partners II, L.P. (the “General Partners”), (iii) Aurora Advisors II LLC and Aurora Overseas Advisors, II, LDC (the “Ultimate General Partners”), (iv) any limited partners of the Limited Partnerships or any limited partners of the General Partners, provided that such limited partner gives a proxy to, or otherwise agrees that it will vote in a manner consistent with, the Limited Partnerships (except to the extent otherwise required by ERISA or other applicable law) or the General Partners, (v) any managing director or employee of Aurora Management Partners LLC, provided that such managing director or employee gives a proxy to, or otherwise agrees that he or she will vote in a manner consistent with the Limited Partnerships (except to the extent otherwise required by ERISA or other applicable law) or the General Partners, (vi) any member of the Advisory Board of Aurora Management Partners LLC, provided that such member gives a proxy to, or otherwise agrees that he or she will vote in a manner consistent with, the Limited Partnerships (except to the extent otherwise required by ERISA or other applicable law) or the General Partners, (vii) any Affiliate of Aurora Management Partners LLC, provided that such Affiliate gives a proxy to, or otherwise agrees that it will vote in a manner consistent with, the Limited Partnerships or the General Partners, and (viii) any investment fund or other entity controlled by or under common control with, any one or more of the Ultimate General Partners or Aurora Management Partners LLC or the principals that control any one or more of the Ultimate General Partners or Aurora Management Partners LLC; provided that each Person set forth in clauses (iv) through (viii) shall only constitute an Aurora Group Investor so long as the entity to which it is required to give a proxy to or otherwise vote consistently with continues to own Capital Stock in Parent.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer.

“Average Daily Excess Availability” means the average daily Excess Availability for the immediately preceding Fiscal Quarter.

5

EXHIBIT A to Amendment No. 1

COMPOSITE CREDIT AGREEMENT

(as amended by Amendment No. 1, dated as of April 16, 2010)

CREDIT AND GUARANTY AGREEMENT

dated as of May 21, 2007

among

DOUGLAS DYNAMICS, L.L.C.
DOUGLAS DYNAMICS FINANCE COMPANY
FISHER, LLC
as Borrowers

DOUGLAS DYNAMICS, INC.,
as Guarantor,

THE BANKS AND FINANCIAL INSTITUTIONS LISTED HEREIN,
as Lenders,

CREDIT SUISSE SECURITIES (USA) LLC,
as Sole Bookrunner and Sole Lead Arranger,

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL),
as Documentation Agent,

JPMORGAN CHASE BANK, N.A.,
as Syndication Agent and Collateral Agent

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Administrative Agent

$60,000,000 Senior Secured Revolving Credit Facility

i

4.13	Properties	79
4.14	Environmental Matters	80
4.15	No Defaults	80
4.16	Governmental Regulation	80
4.17	Margin Regulations	81
4.18	Employee Matters	81
4.19	Employee Benefit Plans	81
4.20	Certain Fees	82
4.21	Solvency	82
4.22	Collateral	82
4.23	Disclosure	83
4.24	Deposit Accounts	83
SECTION 5.	AFFIRMATIVE COVENANTS	83
5.1	Financial Statements and Other Reports	84
5.2	Existence	89
5.3	Payment of Taxes and Claims	89
5.4	Maintenance of Properties	90
5.5	Insurance	90
5.6	Inspections; Appraisals; and Inventories	90
5.7	Lenders Meetings	91
5.8	Compliance with Laws	92
5.9	Environmental	92
5.10	Subsidiaries	93
5.11	Additional Real Estate Assets	94
5.12	[Reserved]	94
5.13	Further Assurances	95
5.14	ERISA	95
5.15	Cash Management	95
SECTION 6.	NEGATIVE COVENANTS	96
6.1	Indebtedness	96
6.2	Liens	99
6.3	Sales and Leasebacks	101
6.4	No Further Negative Pledges	101
6.5	Restricted Payments	102
6.6	Restrictions on Subsidiary Distributions	104
6.7	Investments	104
6.8	Financial Covenants	106
6.9	Fundamental Changes; Asset Dispositions; Acquisitions	107
6.10	Disposal of Subsidiary Interests	109
6.11	Fiscal Year	109
6.12	Transactions with Shareholders and Affiliates	109
6.13	Conduct of Business	109
6.14	Permitted Activities of Holdings	109
6.15	Amendments or Waivers of Certain Agreements	110
6.16	Limitation on Payments Relating to Other Debt	111
SECTION 7.	GUARANTY	111

7.1	Guaranty of the Obligations	111
7.2	Contribution by Guarantors	111
7.3	Payment by Guarantors	112
7.4	Liability of Guarantors Absolute	113
7.5	Waivers by Guarantors	115
7.6	Guarantors’ Rights of Subrogation, Contribution, etc.	115
7.7	Subordination of Other Obligations	116
7.8	Continuing Guaranty	116
7.9	Authority of Guarantors or Company	116
7.10	Financial Condition of Company	116
7.11	Bankruptcy, etc.	117
7.12	Discharge of Guaranty Upon Sale of Guarantor	117
SECTION 8.	EVENTS OF DEFAULT; LIQUIDITY EVENTS; CURE RIGHTS	118
8.1	Events of Default	118
8.2	Liquidity Event; Sponsor’s Right to Cure	121
8.3	Financial Performance Covenant; Sponsors Right to Cure	122
SECTION 9.	AGENTS	123
9.1	Appointment of Agents	123
9.2	Powers and Duties	123
9.3	General Immunity	124
9.4	Agents Entitled to Act as Lender	125
9.5	Lenders’ Representations, Warranties and Acknowledgment	125
9.6	Right to Indemnity	125
9.7	Successor Administrative Agent and Swing Line Lender	126
9.8	Collateral Documents and Guaranty	127
9.9	Overadvances	127
SECTION 10.	MISCELLANEOUS	128
10.1	Notices	128
10.2	Expenses	130
10.3	Indemnity	131
10.4	Set-Off	132
10.5	Amendments and Waivers	132
10.6	Successors and Assigns; Participations	135
10.7	Independence of Covenants	138
10.8	Survival of Representations, Warranties and Agreements	138
10.9	No Waiver; Remedies Cumulative	139
10.10	Marshalling; Payments Set Aside	139
10.11	Severability	139
10.12	Obligations Several; Independent Nature of Lenders’ Rights	139
10.13	Headings	140
10.14	APPLICABLE LAW	140
10.15	CONSENT TO JURISDICTION	140
10.16	WAIVER OF JURY TRIAL	140
10.17	Confidentiality	141
10.18	Usury Savings Clause	142
10.19	Counterparts	142

10.20	Effectiveness	142

APPENDICES:	A	Revolving Loan Commitments
	B	Notice Addresses

SCHEDULES:	4.1	Organization and Capital Structure
	4.2	Capital Stock and Ownership
	4.9	Absence of Certain Changes
	4.11	Litigation
	4.13	Real Estate Assets
	4.14	Environmental
	4.18	Employee Matters
	4.19	Employee Benefit Plans
	4.22	Certain Existing Liens
	4.24	Deposit Accounts
	6.1	Certain Indebtedness
	6.2	Certain Liens
	6.7	Certain Investments
	6.12	Certain Affiliate Transactions

EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	A-3	Issuance Notice
	B-1	Revolving Loan Note
	B-2	Swing Line Note
	C	Compliance Certificate
	D	Opinion of Counsel for Credit Parties
	E	Assignment Agreement
	F	Certificate Re Non-bank Status
	G	Solvency Certificate
	H	Counterpart Agreement
	I	Pledge and Security Agreement
	J	Mortgage
	K	Restricted Payment Certificate
	L	Borrowing Base Certificate
	M	Collateral Access Agreement
	N	Intercreditor Agreement
	O	Fixed Charge Coverage Compliance Certificate

v

CREDIT AND GUARANTY AGREEMENT

CREDIT AND GUARANTY AGREEMENT, dated as of May 21, 2007 (the “Agreement”), by and among Douglas Dynamics, Inc., a Delaware corporation (“Holdings”), Douglas Dynamics, L.L.C., a Delaware limited liability company and a direct wholly-owned Subsidiary of Holdings (the “Company” or the “Borrower Representative”), Fisher, LLC, a Delaware limited liability company (“Fisher”) and Douglas Dynamics Finance Company, a Delaware corporation (“DD Finance,” and together with Fisher and the Borrower Representative, each a “Borrower” and collectively the “Borrowers”) the banks and financial institutions having Revolving Loan Commitments or listed on the signature pages hereof (together with their respective successors and assigns, each individually referred to herein as a “Lender” and collectively as “Lenders”), Credit Suisse Securities (USA) LLC, as sole bookrunner and sole lead arranger (the “Arranger”), JPMorgan Chase Bank, N.A., as syndication agent (in such capacity, “Syndication Agent”), as Wachovia Capital Finance Corporation (Central), as documentation agent (in such capacity, “Documentation Agent”), JPMorgan Chase Bank, N.A., as collateral agent for the Lenders (in such capacity, the “Collateral Agent”) and Credit Suisse AG, Cayman Islands Branch (“Credit Suisse”) as administrative agent for the Lenders (in such capacity, “Administrative Agent”).

RECITALS:

WHEREAS, the Borrower Representative has requested, and the Lenders have agreed, to extend certain credit facilities to the Borrowers on the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

SECTION 1.   DEFINITIONS AND INTERPRETATION

Definitions.  The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“ABL Priority Collateral” has the meaning assigned to that term in the Intercreditor Agreement.

“Account Control Event” means the occurrence and continuance of (i) any Event of Default, or (ii) any Liquidity Event (A) for which a Liquidity Event Cure Notice has not been properly delivered in accordance with Section 8.2 within three (3) days after the occurrence thereof, (B) for which a Liquidity Event Cure Notice was timely delivered and a Liquidity Event Cure did not timely occur in accordance with Section 8.2 or (C) for which no Liquidity Event Cure Notice is available.  For purposes of this Agreement, the occurrence of an Account Control Event shall be deemed continuing at the Administrative Agent’s or Collateral Agent’s option (x) so long as such Event of Default exists, and/or (y) if the Account Control Event arises as a result of a Liquidity Event described in clause (ii) above, until Excess Availability is $6.0 million or more for thirty (30) consecutive days (unless the Account Control Event has ceased to exist as provided in Section 8.2), in which case an Account Control Event shall no longer be deemed to be continuing for purposes of this Agreement; provided that a Account Control Event shall be deemed continuing (even if an Event of Default is no longer continuing and/or such Liquidity Event has ceased to exist for thirty (30) consecutive days) at all times after an Account Control Event has occurred and been discontinued on six (6) occasions after the Closing Date.

“Account Debtor” means, “Account Debtor,” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Accounts” means all “accounts”, as such term is defined in the UCC as in effect on the date hereof in the State of New York, in which such Person now or hereafter has rights; provided, however, that for purposes of calculating the Borrowing Base, the term “Accounts” shall not include Excluded Deposit Accounts (as defined below).

“ACH” mean automated clearing house transfers.

“Additional Co-Borrower” shall mean any wholly-owned Domestic Subsidiary of a Borrower which may hereafter be approved by the Administrative Agent and the Collateral Agent in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment which (a) is currently able to prepare all collateral reports in a comparable manner to the Borrowers’ reporting procedures, (b) has executed and delivered to the Administrative Agent and the Collateral Agent such joinder agreements to this Agreement, contribution and set-off agreements and other Collateral Documents as the Administrative Agent or the Collateral Agent have reasonably requested and so long as each of the Administrative Agent and the Collateral Agent have received and approved, in their reasonable discretion, all UCC search results necessary to confirm the Collateral Agent’s First Priority or Second Priority Lien, as applicable, on all of such Additional Co-Borrower’s real, personal and mixed property (including Capital Stock).

“Administrative Agent” has the meaning assigned to that term in the preamble hereto.

“Adjusted Eurodollar Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) (a) the rate per annum determined by the Administrative Agent by reference to the British Bankers’ Association Interest Settlement Rates for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date (as set forth by Bloomberg Information Service or any successor thereto or any other service selected by Administrative Agent which has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates), or (b) in the event the rate referenced in the preceding clause (a) is not available, the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by Credit Suisse for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries.

“Affected Lender” has the meaning assigned to that term in Section 2.17(b).

“Affected Loans” has the meaning assigned to that term in Section 2.17(b).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agent” means each of Administrative Agent, Collateral Agent, Syndication Agent and Documentation Agent.

“Aggregate Amounts Due” has the meaning assigned to that term in Section 2.16.

“Aggregate Payments” has the meaning assigned to that term in Section 7.2.

“Agreement” has the meaning assigned to that term in the preamble hereto.

“Applicable Margin” means a percentage, per annum, equal to (i) initially, for any Base Rate Loans, 0.50% and for any Eurodollar Rate Loans, 1.50%, and (ii) following the delivery of the Compliance Certificate in respect of Fiscal Year 2007, determined by reference to the applicable Performance Level in effect from time to time set forth below:

Performance Level	Level I	Level II
Base Rate Applicable Margin and Swing Line Applicable Margin	0.25%	0.50%
Eurodollar Rate Applicable Margin	1.25%	1.50%

“Applicable Reserve Requirement” means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained by any member bank of the Federal Reserve System against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or any successor thereto.  Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans.  A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender.  The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Ares Group Investors” means  (i) the Ares Corporate Opportunities Fund, L.P. (the “Ares Limited Partnership”), (ii) ACOF Management, L.P., (iii) ACOF Operating Manager, L.P., (iv) Ares Management, Inc., (v) Ares Management LLC, (vi) any limited partners of any of the foregoing entities and (vii) partners, members, managing directors, officers or employees of any of those entities referenced in clauses (ii) through (v), provided that each Person set forth in clauses (vi) and (vii) shall only constitute an Ares Group Investor so long as it gives a proxy to, or otherwise agrees that it will vote in a manner consistent with, the Ares Limited Partnership (except to the extent otherwise required by ERISA or other applicable law) and the entity to which it is required to give a proxy to or otherwise vote consistently with continues to own Capital Stock in Parent.

“Arranger” has the meaning assigned to that term in the preamble hereto.

“Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than the Borrowers or any Guarantor Subsidiary), in one transaction or a series of transactions, of all or any part of Holdings’, Company’s, or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of Holdings’ Subsidiaries, other than (i) inventory sold or leased in the ordinary course of business (excluding any such sales by operations or divisions discontinued or to be discontinued), (ii) equipment that is surplus, obsolete, worn-out, or no longer used or useful in the business of Holdings, Company or any of its Subsidiaries, (iii) leasehold interests that are no longer used or useful in the business of Holdings, Company or any of its Subsidiaries, (iv) dispositions, by means of trade-in, of equipment used in the ordinary course of business, so long as such equipment is replaced, substantially concurrently, by like-kind equipment in an effort to upgrade the Facilities of Company and its Subsidiaries, (v) Cash and Cash Equivalents used in a manner not prohibited by the Credit Documents or the Term Loan Documents, and (vi) sales of other assets for aggregate consideration of less than $1,000,000 with respect to any transaction or series of related transactions and less than $3,000,000 in the aggregate during any calendar year (provided, that for purposes of calculating the amounts set forth in this clause (vi), any transactions or series of related transactions involving aggregate consideration of $50,000 or less may be excluded).

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.

“Attributable Indebtedness” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Aurora Group Investors” means (i) Aurora Equity Partners II L.P. and Aurora Overseas Equity Partners II, L.P. (the “Limited Partnerships”), (ii) Aurora Capital Partners II L.P. and Aurora Overseas Capital Partners II, L.P. (the “General Partners”), (iii) Aurora Advisors II LLC and Aurora Overseas Advisors, II, LDC (the “Ultimate General Partners”), (iv) any limited partners of the Limited Partnerships or any limited partners of the General Partners, provided that such limited partner gives a proxy to, or otherwise agrees that it will vote in a manner consistent with, the Limited Partnerships (except to the extent otherwise required by ERISA or other applicable law) or the General Partners, (v) any managing director or employee of Aurora Management Partners LLC, provided that such managing director or employee gives a proxy to, or otherwise agrees that he or she will vote in a manner consistent with the Limited Partnerships (except to the extent otherwise required by ERISA or other applicable law) or the General Partners, (vi) any member of the Advisory Board of Aurora Management Partners LLC, provided that such member gives a proxy to, or otherwise agrees that he or she will vote in a manner consistent with, the Limited Partnerships (except to the extent otherwise required by ERISA or other applicable law) or the General Partners, (vii) any Affiliate of Aurora Management Partners LLC, provided that such Affiliate gives a proxy to, or otherwise agrees that it will vote in a manner consistent with, the Limited Partnerships or the General Partners, and (viii) any investment fund or other entity controlled by or under common control with, any one or more of the Ultimate General Partners or Aurora Management Partners LLC or the principals that control any one or more of the Ultimate General Partners or Aurora Management Partners LLC; provided that each Person set forth in clauses (iv) through (viii) shall only constitute an Aurora Group Investor so long as the entity to which it is required to give a proxy to or otherwise vote consistently with continues to own Capital Stock in Parent.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer.

“Average Daily Excess Availability” means the average daily Excess Availability for the immediately preceding Fiscal Quarter.

“Banking Services Agreement” means each and any of the following bank services provided to any Credit Party by any Lender Counterparty pursuant to a Banking Services Agreement including: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1%.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Blocked Account” means any Deposit Account subject to a Blocked Account Agreement.

“Blocked Account Agreement” means an account control agreement on terms reasonably satisfactory to the Collateral Agent.

“Blocked Account Bank” means each bank with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

“Beneficiary” means each Agent, Issuing Bank, Lender and Lender Counterparty.

“Borrower” means the Borrower Representative, DD Finance, Fischer and any Additional Co-Borrower that may become party hereto.

“Borrowing Base” means at any time, an amount equal to the lesser of:

(a) the sum of, without duplication:

(i)             the face amount of Eligible Accounts of Borrowers multiplied by the advance rate of 85%, plus

(ii)          the lesser of (A) the advance rate of 70% of the Cost of Eligible Inventory of Borrowers, or (B) the advance rate of 85% of the product of the Net Recovery Cost Percentage multiplied by the Cost of Eligible Inventory of Borrowers, plus

(iii)       the balance of Cash in Deposit Accounts subject to a Blocked Account Agreement; minus

(iv)      effective immediately upon notification thereof to Borrower Representative by the Collateral Agent or the Administrative Agent, any Reserves established from time to time by the Collateral Agent or the Administrative Agent in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment;

The Borrowing Base at any time shall (i) be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Collateral Agent and the Administrative Agent with such adjustments as Administrative Agent or Collateral Agent deem appropriate in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment to assure that the Borrowing Base is calculated in accordance with the terms of this Agreement and (ii) be computed no less than monthly; provided that the Borrower Representative may compute the Borrowing Base more frequently (but in no event, absent consent from the Collateral Agent, more frequently than weekly), which Borrowing Base shall become effective upon delivery of a Borrowing Base Certificate to the Administrative Agent and the Collateral Agent; and

(b) the maximum amount of secured Indebtedness under the Credit Agreement (as defined in the Senior Note Indenture) that is permitted by Sections 4.7 and 4.8 of the Senior Note Indenture.

The Administrative Agent or the Collateral Agent may, in good faith and in the exercise of their respective reasonable (from the perspective of a secured asset-based lender) business judgment adjust Reserves.

“Borrowing Base Certificate” means an Officers’ Certificate from Borrower Representative, substantially in the form of (or in such other form as may, from time to time, be mutually agreed upon by Borrower Representative, Collateral Agent and Administrative Agent), and containing the information prescribed by Exhibit L, delivered to the Administrative Agent and the Collateral Agent setting forth Borrower Representative’s calculation of the Borrowing Base.

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of New York or Wisconsin or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term “Business Day” shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Cash” means money, currency or a credit balance in any demand or deposit account.

“Cash Equivalents” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit, time deposits or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s.

“Certificate re Non-Bank Status” means a certificate substantially in the form of Exhibit F.

“Change of Control” means, at any time, (i) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than Sponsor beneficially owns, directly or indirectly, more than 35%, on a fully diluted basis, of the outstanding Capital Stock (measured only by voting power) of Holdings entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors (or similar governing body) of Holdings, unless Sponsor beneficially owns and controls, on a fully diluted basis, more of the outstanding Capital Stock (measured only by voting power) of Holdings entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors (or similar governing body) of Holdings than any other Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act); or (ii) Holdings shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interests in the Capital Stock of Company.

“Change in Law” has the meaning assigned to that term in Section 2.18(a).

“Closing Date” means May 21, 2007.

“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Access Agreement” shall mean a Collateral Access Agreement, substantially in the form of Exhibit M, or such other form as may reasonably be acceptable to the Administrative Agent and Collateral Agent.

“Collateral Agent” has the meaning assigned to that term in the preamble hereto.

“Collateral Documents” means the Pledge and Security Agreement, the Mortgages, the Blocked Account Agreements, the Intercreditor Agreement and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Lenders, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations (or to perfect any Liens so granted).

“Collection Account” has the meaning assigned to such term in Section 5.15(a).

“Commitment” means any Revolving Loan Commitment.

“Company” has the meaning assigned to that term in the preamble hereto.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Consolidated Adjusted EBITDA” means, for any period, an amount determined for Company and its Subsidiaries on a consolidated basis equal to the total of (a) Consolidated Net Income, plus (b) the sum, without duplication, of each of the following to the extent deducted in the calculation of Consolidated Net Income for such period (i) Consolidated Interest Expense and non-Cash interest expense, (ii) provisions for taxes based on income, (iii) total depreciation expense, (iv) total amortization expense (including amortization of goodwill, other intangibles, and financing fees and expenses), (v) non-cash impairment charges, (vi) non-cash expenses resulting from the grant of stock and stock options and other compensation to management personnel of Company and its Subsidiaries pursuant to a written incentive plan or agreement, (vii) other non-Cash items that are unusual or otherwise non-recurring items, (viii) expenses or fees under the Management Services Agreement, as in effect on December 16, 2004 including any payments made under the Management Services Agreement and comprising all or any portion of the Qualifying IPO Payment, (ix) any extraordinary losses and non-recurring charges during any period (including severance, relocation costs, one-time compensation charges and losses or charges associated with Interest Rate Agreements), (x) restructuring charges or reserves (including costs related to closure of Facilities), (xi) any transaction costs incurred in connection with the issuance of Securities or any refinancing transaction, in each case whether or not such transaction is consummated (xii) any fees and expensed related to any Permitted Acquisitions and (xiii) fees, expenses and other transaction costs incurred by Company and its Subsidiaries during such period in connection with the transactions contemplated by the First Amendment, the Second Amendment to Term Loan Facility and the Qualifying IPO plus (c) solely for the purpose of determining compliance with the financial covenant set forth in Section 6.8(a), and not for any other purpose, the Financial Performance Covenant Cure Amount, minus (d) the sum, without duplication, of (i) non-Cash items increasing Consolidated Net Income for such period that are unusual or otherwise non-recurring items, (ii) cash payments made during such period reducing reserves or liabilities for accruals made in prior periods but only to the extent such reserves or accruals were added back to “Consolidated Adjusted EBITDA” in a prior period pursuant to clause (b)(vii) or (b)(viii) above, and (iii) Restricted Payments made during such period to Holdings pursuant to Section 6.5(c)(i) (other than any such Restricted Payments made to Holdings pursuant to Section 6.5(c)(i) for the purpose of paying fees, expenses and other transaction costs paid in cash during such period in connection with the transactions contemplated by the First Amendment, the Second Amendment to Term Loan Facility and the Qualifying IPO).

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of Company and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of Company and its Subsidiaries, but excluding expenditures constituting the purchase price for Permitted Acquisitions and amounts constituting Net Asset Sale Proceeds and Net Insurance/Condemnation Proceeds which are reinvested in the business of Company and its Subsidiaries in accordance with Section 2.13(a) or Section 2.13(b), respectively, by Company and its Subsidiaries during such period.

“Consolidated Coverage Ratio” on any date of determination (the “Transaction Date”) means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated Adjusted EBITDA for the Test Period to (b) the aggregate Consolidated Fixed Charges during the Test Period; provided, that for purposes of such calculation: (1) Permitted Acquisitions which occurred during the Test Period or subsequent to the Test Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Test Period, (2) transactions giving rise to the need to calculate the Consolidated Coverage Ratio and the application of the proceeds therefrom (except as otherwise provided in this definition) shall be assumed to have occurred on the first day of the Test Period, (3) the incurrence of any Indebtedness (including the issuance of any Disqualified Capital Stock) during the Test Period or subsequent to the Test Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) (other than ordinary working capital borrowings) shall be assumed to have occurred on the first day of the Test Period, (4) the permanent repayment of any Indebtedness (including the redemption of any Disqualified Capital Stock) during the Test Period or subsequent to the Test Period and on or prior to the Transaction Date (other than ordinary working capital borrowings) shall be assumed to have occurred on the first day of the Test Period, (5) the Consolidated Fixed Charges attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Test Period to the Transaction Date had been the applicable rate for the entire period, unless Company or any of its Subsidiaries is a party to a Hedge Agreement (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used, and (6) amounts attributable to operations or businesses permanently discontinued or disposed of prior to the Transaction Date, shall be excluded, except, in the case of a determination of Consolidated Fixed Charges, only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to Consolidated Fixed Charges subsequent to the Transaction Date.

“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of the amounts determined for Company and its Subsidiaries on a consolidated basis equal to (i) Consolidated Interest Expense for such period, (ii) scheduled payments for such period of principal on Consolidated Total Debt, (iii) Consolidated Capital Expenditures for such period other than those financed with secured Indebtedness permitted by Sections 6.1 and 6.2 or made or incurred pursuant to Section 6.8(b)(ii), (iv) the portion of taxes based on income actually paid in cash during such period by Company or any of its Subsidiaries whether for such period or any other period and (v) Restricted Payments permitted under Section 6.5(c)(iii) and which are paid in cash during such period.

“Consolidated Interest Expense” means, for any period, (i) total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) payable in cash of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in Section 2.10(d) payable on or before the Closing Date and amounts with respect to the termination of Interest Rate Agreements entered into within 90 days of the Closing Date, minus (ii) the aggregate amount of interest income of Company and its Subsidiaries during such period paid in cash.

“Consolidated Net Income” means, for any period, (i) the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (ii) (a) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person’s assets are acquired by Company or any of its Subsidiaries, (c) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net extraordinary losses.

“Consolidated Secured Debt” means, as at any date of determination, the Consolidated Total Debt of Company and its Subsidiaries determined on a consolidated basis (and without duplication) in accordance with GAAP that is secured by Liens on any of the assets of the Company or any of its Subsidiaries.

“Consolidated Total Debt” means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, that the amount of revolving Indebtedness to be included at the date of determination shall be equal to the average of the balances of such revolving Indebtedness as of the end of each of the prior four calendar quarters (except that with respect to the first four calendar quarters after the Closing Date, the amount of revolving Indebtedness to be included shall be based on the average of the quarter end balances from the Closing Date through the date of determination).

“Contractual Obligation” means, as applied to any Person, any provision of any indenture, mortgage, deed of trust, or other contract, undertaking, agreement or other instrument to which that Person is a party or to which such Person or any of its properties is subject.

“Contributing Guarantors” has the meaning assigned to that term in Section 7.2.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Cost” means, as determined by Collateral Agent in good faith, with respect to Inventory, the lower of (a) landed cost computed on a first-in first-out basis in accordance with GAAP or (b) market value; provided, that for purposes of the calculation of the Borrowing Base, (i) the Cost of the Inventory shall not include: (A) the portion of the cost of Inventory equal to the profit earned by any Affiliate on the sale thereof to any Credit Party or (B) write-ups or write-downs in cost with respect to currency exchange rates, and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent Inventory Appraisal which has been received and approved by Collateral Agent in its reasonable discretion.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Credit Party pursuant to Section 5.10.

“Credit Date” means the date of a Credit Extension.

“Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, any documents or certificates executed by Borrower Representative in favor of Issuing Bank relating to Letters of Credit, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent, Issuing Bank or any Lender in connection herewith.

“Credit Extension” means the making of a Loan or the issuing of a Letter of Credit.

“Credit Party” means each Person (other than any Agent, Issuing Bank or any Lender or any other representative thereof) from time to time party to a Credit Document.

“Cumulative Interest Expense”  means the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (A) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capital Leases and Attributable Indebtedness) of the Company and its Subsidiaries during such period, including (I) amortization of debt issuance costs, original issue discount, debt discounts or premium and other financing fees and expenses and non-cash interest payments or accruals on any Indebtedness, (II) the interest portion of all deferred payment obligations of the Company and its Subsidiaries, and (III) all commissions, discounts and other fees and charges owed by the Company and its Subsidiaries with respect to bankers’ acceptances and letters of credit financings and Hedge Agreements, in each case to the extent attributable to such period, and (B) the amount of all cash dividends paid by the Company or any of its Subsidiaries in respect of preferred stock (other than by Subsidiaries of the Company to the Company or its wholly owned Subsidiaries).

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Holdings’ and its Subsidiaries’ operations and not for speculative purposes.

“Current Twelve-Month Period” has the meaning assigned to such term in Section 8.3.

“DD Finance” has the meaning assigned to that term in the preamble.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.

“Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates:  (i) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of Section 2.12 or Section 2.13 or by a combination thereof) and (b) such Defaulting Lender shall have delivered to Company and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments, and (iii) the date on which Company, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing.

“Defaulting Lender” has the meaning assigned to that term in Section 2.21.

“Defaulted Loan” has the meaning assigned to that term in Section 2.21.

“Deposit Account” means each checking or other demand deposit account maintained by any of the Credit Parties other than any Excluded Deposit Accounts.  All funds in each Deposit Account shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agents and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in any Deposit Account.

“Disqualified Capital Stock” means with respect to any Person, (a) Capital Stock of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased including at the option of the holder thereof by such Person or any of its Subsidiaries, in whole or in part, on or prior to 91 days following the Maturity Date and (b) any Capital Stock of any Subsidiary of such Person other than any common equity with no preferences, privileges, and no redemption or repayment provisions.  Notwithstanding the foregoing, any Capital Stock of the Company, DD Finance or Fisher that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the Company, DD Finance or Fischer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Capital Stock if the terms of such Capital Stock provide that the Company, DD Finance or Fisher may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the prepayment of the Loans as are required by this Agreement.

“Documentation Agent” has the meaning assigned to that term in the preamble hereto.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Eligible Accounts” has the meaning assigned to such term in Section 2.11(a).

“Eligible Assignee” means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and Sponsor and any fund or account affiliated with Sponsor (provided that, none of the Ares Limited Partnership, the Limited Partnerships, and to the extent holding any Capital Stock in Holdings, any other Ares Group Investor or Aurora Group Investor, shall be deemed to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents) and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses; provided, no Affiliate of Holdings (other than any existing Lender, Affiliate of such Lender, Sponsor or any fund or account affiliated with Sponsor) shall be an Eligible Assignee.

“Eligible Inventory” has the meaning assigned to such term in Section 2.11(b).

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates.

“Environmental Claim” means any investigation, written notice, written notice of violation, written claim, action, suit, proceeding, demand, abatement order or other written order or written directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, land use or the protection of the environment, in any manner applicable to Holdings or any of its Subsidiaries or any Facility.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person on or after the date of the closing of the transactions contemplated by the Purchase Agreement, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043(c) of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Holdings, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan; (vi) the imposition, or the occurrence of any events or condition that could reasonably be expected to result in the imposition, of liability on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the occurrence of an act or omission which could give rise to the imposition on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan (which fines, penalties, taxes or related charges, for purposes of Section 4.18, shall be material); (viii) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan or the assets thereof, or against Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (ix) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (x) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

“Eurodollar Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Excess Availability” means, at any time, (a) the lesser of (i) the aggregate Revolving Loan Commitments of all of the Lenders and (ii) the Borrowing Base on the date of determination less (b) all outstanding Loans and Letter of Credit Usage.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Deposit Accounts” means, collectively, (a) Deposit Accounts established solely for the purpose of funding payroll and trust accounts and funded solely with amounts necessary to cover then outstanding payroll liabilities and amounts required to be retained in such trust accounts, as well as minimum balance requirements; (b) Deposit Accounts with amounts on deposit that, when aggregated with the amounts on deposit in all other Deposit Accounts for which a Control Agreement has not been obtained (other than those specified in clause (a) and (c)), do not at any time exceed $4,000,000; (c) Deposit Accounts, with amounts on deposit which in the aggregate that do not at any time exceed $1,000,000, held at a financial institution that is not, for United Stated federal income tax purposes (i) an individual who is a citizen or resident of the United States or (ii) a corporation, partnership or other entity treated as a corporation or partnership created or organized in or under the laws of the United States, or any political subdivision thereof; (d) zero balance disbursement accounts; and (e) Deposit Accounts, with amounts on deposit which in the aggregate do not at any time exceed $500,000, the sole proceeds of which are funds received by a Loan Party from credit card sales; provided that, in each of the foregoing cases, if reasonably requested by the Collateral Agent or the

Administrative Agent, the Borrower Representative shall provide such Agent with periodic updates of the account numbers and names of all financial institutions where such Deposit Accounts are maintained.

“Existing Credit Agreement” means the Amended and Restated Credit and Guaranty Agreement dated as of December 16, 2004, by and among Holdings, the Borrower Representative, certain subsidiaries of the Borrower Representative as guarantors and Credit Suisse as administrative agent, as previously amended, restated, amended and restated, supplemental or modified prior to the Closing Date.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Fair Share” has the meaning assigned to that term in Section 7.2.

“Fair Share Contribution Amount” has the meaning assigned to that term in Section 7.2.

“Federal Funds Effective Rate” means for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by Administrative Agent.

“Financial Performance Covenant” has the meaning assigned to such term in Section 8.3.

“Financial Performance Covenant Cure Amount” has the meaning assigned to such term in Section 8.3.

“Financial Performance Covenant Cure Notice” has the meaning assigned to such term in Section 8.3.

“Financial Performance Covenant Cure Right” has the meaning assigned to such term in Section 8.3.

“Financial Plan” has the meaning assigned to that term in Section 5.1(i).

“First Amendment” means Amendment No. 1 to Credit and Guaranty Agreement, dated as of April 16, 2010 among Holdings, the Company, Fisher, DD Finance and the Lenders party thereto.

“First Amendment Effective Date” means the date on which the First Amendment became effective in accordance with its terms.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries ending on December 31 of each calendar year.

“Fisher” has the meaning assigned to that term in the preamble.

“Fixed Charge Coverage Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit O.

“Fixed Charge Coverage Ratio” means the ratio of (i) the aggregate amount of Consolidated Adjusted EBITDA for the Test Period, to (ii) the aggregate Consolidated Fixed Charges during the Test Period.

“Flood Hazard Property” means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of the Lenders, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funding Default” has the meaning assigned to that term in Section 2.21.

“Funding Guarantors” has the meaning assigned to that term in Section 7.2.

“Funding Notice” means a notice substantially in the form of Exhibit A-1.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Grantor” has the meaning assigned to that term in the Pledge and Security Agreement.

“Guaranteed Obligations” has the meaning assigned to that term in Section 7.1.

“Guarantor” means each of (i) Holdings (ii) each Domestic Subsidiary of Holdings (other than any Domestic Subsidiary that is a Borrower) (iii) to the extent no adverse tax consequences to Company would result therefrom, each Foreign Subsidiary of Holdings.

“Guarantor Subsidiary” means each Guarantor other than Holdings.

“Guaranty” means the guaranty of each Guarantor set forth in Section 7.

“Hazardous Materials” means any chemical, material, waste or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority.

“Hazardous Materials Activity” means any past, current or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, presence, Release, threatened Release, discharge, placement, generation, transportation, processing, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means an Interest Rate Agreement or a Currency Agreement entered into with a Lender Counterparty.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Holdings” has the meaning assigned to that term in the preamble hereto.

“Holdings Equity Proceeds” means the proceeds of any sale of Capital Stock (other than Disqualified Capital Stock) of Holdings following the First Amendment Effective Date (and excluding any proceeds of the Qualifying IPO), in each case, only to the extent that (i) such proceeds are held by Holdings in the form of cash or Cash Equivalents, (ii) such proceeds are not contributed by Holdings to the Company or any Subsidiary and (iii) the Restricted Payment Amount is not increased in respect of such proceeds.

“Increased-Cost Lenders” has the meaning assigned to that term in Section 2.22.

“Indebtedness” as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money (excluding accounts payable which are classified as current liabilities in accordance with GAAP and accrued expenses in each case incurred in the ordinary course of business); (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA or with respect to earn-outs incurred and paid when due in connection with Permitted Acquisitions), which purchase price is due more than six months from the date of incurrence of the obligation in respect thereof; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefore, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; (x) all net payment obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes; (xi) the principal balance outstanding under any synthetic lease, tax retention lease, off-balance sheet loan or similar off-balance sheet financing product; and (xii) the indebtedness of any partnership or Joint Venture in which such Person is a general partner or a joint venturer except to the extent that the terms of such indebtedness provide that such indebtedness is nonrecourse to such Person.

“Indemnified Liabilities” has the meaning assigned to that term in Section 10.3(a).

“Indemnitee” has the meaning assigned to that term in Section 10.3(a).

“Intellectual Property” means all patents, trademarks, service marks, tradenames, domain names, trade secrets, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries.

“Intercreditor Agreement” shall mean the Intercreditor Agreement in the form of Exhibit N.

“Interest Payment Date” means with respect to (i) any Base Rate Loan, the last Business Day in each of March, June, September and December of each year through the final maturity date of such Loan; and (ii) any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” means, in connection with a Eurodollar Rate Loan, an interest period of one-, two-, three- or six-months, as selected by Borrower Representative in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c), of this definition, end on the last Business Day of a calendar month; and (c) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Holdings’ and its Subsidiaries’ operations and not for speculative purposes.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Inventory” shall mean all “inventory,” as such term is defined in the UCC as in effect on the date hereof in the State of New York, wherever located, in which any Person now or hereafter has rights.

“Inventory Appraisal” shall mean (a) on the Closing Date and thereafter until any subsequent inventory appraisal is completed and delivered pursuant to Section 5.6(b) hereof, the inventory appraisal prepared by Hilco Appraisal Services, LLC dated April 19, 2007 and (b) thereafter, the most recent inventory appraisal conducted by an independent appraisal firm satisfactory to the Collateral Agent and the Administrative Agent and delivered pursuant to Section 5.6(b) hereof.

“Investment” means (i) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (including any Subsidiary of Holdings); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Holdings from any Person other than Company or any Guarantor Subsidiary, of any Capital Stock of such Subsidiary; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Holdings or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto minus the amount of any return of capital with respect to such Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Investment Conditions” means (i) the Consolidated Coverage Ratio is not less than 2.0 to 1.0 and (ii) the Leverage Ratio is not greater than 5.0 to 1.0.

“Issuance Notice” means an Issuance Notice substantially in the form of Exhibit A-3.

“Issuing Bank” means (i) Credit Suisse as Issuing Bank hereunder, together with its permitted successors and assigns in such capacity and (ii) any other Lender that is a commercial bank acceptable to Company and Administrative Agent.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Lender” has the meaning assigned to that term in the preamble hereto, and shall include any other Person that becomes a party hereto pursuant to an Assignment Agreement.

“Lender Counterparty” means each Lender or any Affiliate of a Lender counterparty to a Hedge Agreement or Banking Service Agreement (including any Person who is a Lender (and any Affiliate thereof) as of the Closing Date but subsequently, whether before or after entering into a Hedge Agreement or Banking Service Agreement, ceases to be a Lender).

“Letter of Credit” means a commercial or standby letter of credit issued or to be issued by Issuing Bank pursuant to this Agreement.

“Letter of Credit Sublimit” means the lesser of (i) $5,000,000 and (ii) the aggregate unused amount of the Revolving Loan Commitments then in effect.

“Letter of Credit Usage” means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding, and (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Bank and not theretofore reimbursed by or on behalf of Company.

“Leverage Ratio” means the ratio as of the date of determination of (i) Consolidated Total Debt, less unrestricted Cash and Cash Equivalents of Company and its Subsidiaries as of such day in excess of $1,000,000, the contents of which are in a Blocked Account, to (ii) Consolidated Adjusted EBITDA for the Test Period most recently ended.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Liquidity Event” means Excess Availability of the Borrowers is less than $6.0 million.

“Liquidity Event Cure” has the meaning assigned to such term in Section 8.2.

“Liquidity Event Cure Amount” has the meaning assigned to such term in Section 8.2.

“Liquidity Event Cure Notice” has the meaning assigned to such term in Section 8.2.

“Liquidity Event Cure Right” has the meaning assigned to such term in Section 8.2.

“Loan” means a Revolving Loan and a Swing Line Loan.

“Management Services Agreement” means the Amended and Restated Management Services Agreement dated April 12, 2004 between Holdings and Sponsor, as it may be amended, supplemented or otherwise modified from time to time.

“Margin Stock” has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means a material adverse effect upon (i) the business, operations, properties, assets or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole; (ii) the ability of any Credit Party to perform its Obligations; (iii) the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Document.

“Maturity Date” means May 21, 2012.

“Maximum Restricted Payment Amount” means, for any four Fiscal Quarter period, (1) $24,000,000, if Consolidated Adjusted EBITDA is greater than or equal to $30,000,000 and less than or equal to $40,000,000 for the Test Period, (2) $12,000,000, if Consolidated Adjusted EBITDA is greater than or equal to $27,000,000 but less than $30,000,000 for the Test Period, (3) $8,000,000, if Consolidated Adjusted EBITDA is greater than or equal to $25,000,000 but less than $27,000,000 for the Test Period, and (4) $0, if Consolidated Adjusted EBITDA is less than $25,000,000 for the Test Period.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgage” means a Mortgage substantially in the form of Exhibit J, as it may be amended, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Holdings or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including, without limitation, (a) income taxes estimated in good faith by the seller thereof to be payable by the seller as a result of any gain recognized in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (c) brokerage fees and legal expenses incurred directly attributable to such Asset Sale; and (d) any reserves required to be established by the seller thereof in accordance with GAAP against liabilities reasonably anticipated and directly attributable to the Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under indemnification obligations associated with such Asset Sale.

“Net Insurance/Condemnation Proceeds” means an amount equal to:  (i) any Cash payments or proceeds received by Holdings or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of Holdings or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by Holdings or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes estimated in good faith by the seller thereof to be payable as a result of any gain recognized in connection therewith.

“Net Recovery Cost Percentage” means the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the recovery on the aggregate amount of the Inventory at such time on a “net orderly liquidation value” basis as set forth in the most recent Inventory Appraisal received by Collateral Agent in accordance with Section 5.6(b), net of operating expenses, liquidation expenses and commissions reasonably anticipated in the disposition of such assets, and (b) the denominator of which is the original Cost of the aggregate amount of the Inventory subject to appraisal.

“Non-US Lender” has the meaning assigned to that term in Section 2.19(c).

“Note” means a Term Note, a Revolving Loan Note or a Swing Line Note.

“Notice” means a Funding Notice, an Issuance Notice, or a Conversion/Continuation Notice.

“Obligations” means all obligations of every nature of each Credit Party from time to time owed to the Agents (including former Agents), the Lenders, Issuing Bank or any of them, or to any Lender Counterparties, under any Credit Document or Hedge Agreement or with respect to any Banking Services Agreement (including, without limitation, with respect to a Hedge Agreement or Banking Services Agreement, obligations owed thereunder to any person who was a Lender or an Affiliate of a Lender at the time such Hedge Agreement or Banking Services Agreement was entered into or initiated, as the case may be), whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Hedge Agreements or Banking Services Agreements, fees, expenses, indemnification or otherwise.

“Obligee Guarantor” has the meaning assigned to that term in Section 7.7.

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended.  In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Perfection Deliverables” means, with respect to any Credit Party, or any Person that becomes a Credit Party pursuant to Section 5.10 and to the extent required to be delivered under such Section:

(i)        evidence satisfactory to Collateral Agent of the compliance by such Credit Party of its obligations under the Pledge and Security Agreement and the other Collateral Documents (including, without limitation, its obligations (A) to execute and deliver (x) UCC financing statements, (y) originals of securities, instruments and chattel paper and (z) any agreements governing deposit and/or securities accounts as provided therein, and (B) to file intellectual property security agreements with the United States Patent and Trademark Office and the United States Copyright Office);

(ii)          (A) to the extent required to be delivered by the Collateral Agent, the results of searches, by Persons satisfactory to Collateral Agent, of all effective UCC financing statements (or equivalent filings), fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of such Credit Party, and of filings with the United States Patent and Trademark Office and the United States Copyright Office, together with copies of all such filings disclosed by such searches, and (B) UCC termination statements (or similar documents), releases to be filed with the United States Patent and Trademark Office and the United States Copyright Office, and other filings duly executed by all applicable Persons for filing in all applicable jurisdictions and offices as may be necessary to terminate any effective UCC financing statements (or equivalent filings) and other filings disclosed in such searches (other than any such financing statements in respect of Permitted Liens);

(iii)       to the extent required to be delivered by the Collateral Agent, opinions of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) with respect to the creation and perfection of the security interests in favor of Collateral Agent in the Collateral of such Credit Party and such other matters as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent; and

(iv)      evidence that such Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including without limitation, any intercompany notes evidencing Indebtedness permitted to be incurred pursuant to Section 6.1(b)) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent.

“Performance Level” means, as of the date of determination, Performance Level I or Performance Level II, as identified by reference to Average Daily Excess Availability in effect on such date as set forth below:

Performance Level	Average Daily Excess Availability

Level I	Average Daily Excess Availability is greater than $25,000,000

Level II	Average Daily Excess Availability is less than or equal to $25,000,000

For purposes of this definition, Average Daily Excess Availability shall be determined on the basis of the most recent Compliance Certificate delivered pursuant to Section 5.1(d) hereof and any change in the Performance Level shall be effective one Business Day after the date on which Administrative Agent receives such certificate; provided, that until Holdings has delivered to Administrative Agent such certificate pursuant to Section 5.1(d) hereof in respect of Fiscal Year 2007, Average Daily Excess Availability shall be deemed to be at Level II; provided, further, that for so long as Holdings has not delivered such Compliance Certificate when due pursuant to Section 5.1(d) hereof Average Daily Excess Availability shall be deemed to be at Level II until such certificate is delivered to Administrative Agent.

“Periodic Dividend Amount” means (x) $16,000,000 minus (y) the sum of the aggregate amount of Restricted Payments made pursuant to Section 6.5(d)(i) during the Fiscal Quarter in which the subject Restricted Payment is to be paid and the three Fiscal Quarters most recently ended.

“Permitted Acquisition” means any acquisition by Company or any of its wholly-owned Guarantor Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person; provided, that: (i) immediately prior to, and after giving effect thereto, no Liquidity Event or Default or Event of Default shall have occurred and be continuing or would result therefrom; (ii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations; (iii) in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such Securities in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of Company in connection with such acquisition shall be owned not less than 80% by Company or a Guarantor Subsidiary thereof, and Company shall have taken, or caused to be taken, each of the actions (and within the time periods) set forth in Sections 5.10 and/or 5.11, as applicable; (iv) any Person or assets or division as acquired in accordance herewith shall be in same business or lines of business in which Company and/or its Subsidiaries are engaged as of the Closing Date or any business reasonably related thereto; and (v) each such Permitted Acquisition shall be effectuated pursuant to the terms of a consensual merger or stock purchase agreement or other consensual acquisition agreement between the Company or the applicable Subsidiary and the applicable seller or Person being so acquired .

“Permitted Cure Security” means Capital Stock of Holdings that is not Disqualified Capital Stock.

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Permitted Refinancing” means, with respect to any Indebtedness, extensions, renewals, refinancings or replacements of such Indebtedness provided that such extensions, renewals, refinancings or replacements (i) are on terms and conditions (including the terms and conditions of any guarantees of or other credit support for such Indebtedness) not materially less favorable taken as a whole to Company and its Subsidiaries, the Agents or the Lenders than the terms and conditions of the Indebtedness being extended, renewed, refinanced or replaced, (ii) do not add as an obligor any Person that would not have been an obligor under the Indebtedness being extended, renewed replaced or refinanced, (iii) do not result in a greater principal amount or shorter remaining average life to maturity than the Indebtedness being extended, renewed replaced or refinanced and (iv) are not effected at any time when a Default or Event of Default has occurred and is continuing or would result therefrom.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Phase I Report” means, with respect to any Facility, a report that (i) conforms to the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process, E 1527, (ii) was conducted no more than six months prior to the date such report is required to be delivered hereunder, by one or more environmental consulting firms reasonably satisfactory to Administrative Agent, (iii) includes an assessment of asbestos-containing materials at such Facility, (iv) is accompanied by (a) an estimate of the reasonable worst-case cost of investigating and remediating any Hazardous Materials Activity identified in the Phase I Report as giving rise to an actual or potential material violation of any Environmental Law or as presenting a material risk of giving rise to a material Environmental Claim, and (b) a current compliance audit setting forth an assessment of Holdings’, its Subsidiaries’ and such Facility’s current and past compliance with Environmental Laws and an estimate of the cost of rectifying any non-compliance with current Environmental Laws identified therein and the cost of compliance with reasonably anticipated future Environmental Laws identified therein.

“Pledge and Security Agreement” means the Pledge and Security Agreement dated as of the Closing Date by Borrowers and each Guarantor, substantially in the form of Exhibit I, as it may be amended, supplemented or otherwise modified from time to time.

“Prime Rate” means the rate of interest per annum announced from time to time by Credit Suisse as its prime commercial lending rate in effect at its principal office in New York City.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  Credit Suisse or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Office” means, for each of Administrative Agent, Swing Line Lender and Issuing Bank, such Person’s “Principal Office” as set forth on Appendix B, or such other office as such Person may from time to time designate in writing to Borrower Representative, Administrative Agent and each Lender.

“Projections” has the meaning assigned to that term in Section 4.8.

“Pro Rata Share” means: with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender by (b) the aggregate Revolving Exposure of all Lenders.  For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of the Revolving Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Revolving Exposure of all Lenders.

“Qualifying IPO” means the consummation of the first underwritten public offering of the Capital Stock (other than Disqualified Capital Stock) of Holdings following the Closing Date pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act.

“Qualifying IPO Payment” means, concurrent with the closing of a Qualifying IPO, the one-time payment to Sponsor in connection with the termination of the Management Services Agreement in an aggregate amount not to exceed $6,000,000.

“Qualifying Preferred Stock Redemption” means, concurrent with the closing of a Qualifying IPO, the payment of $1,000 to Aurora Equity Partners II L.P. and $1,000 to Ares Limited Partnership in respect of the redemption of the one share of Series B Preferred Stock and Series C Preferred Stock held by Aurora Equity Partners II L.P. and the Ares Limited Partnership, respectively.

“Qualifying Senior Notes Redemption” means, concurrent with the closing of a Qualifying IPO, the Company and DD Finance (i) have given irrevocable and unconditional notice of redemption for all of the outstanding Senior Notes, (ii) have timely and irrevocably deposited or caused to be deposited with the trustee under the Senior Notes Indenture proceeds of a Qualifying IPO,  proceeds of Additional Term Loans (as defined in the Term Loan Facility), Cash and/or proceeds of Revolving Loans sufficient to pay and discharge the entire indebtedness (including all principal, premium, if any, and accrued interest) on all outstanding Senior Notes and (iii) have satisfied all other conditions precedent to the discharge of the Senior Notes Indenture set forth in Section 8.8 of the Senior Notes Indenture.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

“Real Estate Asset Deliverables” means, with respect to any Real Estate Asset acquired by any Credit Party, or held by any Person that becomes a Credit Party, and to the extent required to be delivered pursuant to Section 5.11:

(i)        fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering such Real Estate Asset;

(ii)                      at the request of the Collateral Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in each state in which such Real Estate Asset is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other matters as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent;

(iii)                   at the request of the Collateral Agent, (a) ALTA mortgagee title insurance policies or unconditional commitments therefore issued by one or more title companies reasonably satisfactory to Collateral Agent with respect to such Real Estate Asset, in amounts satisfactory to the Collateral Agent with respect to such Real Estate Asset, together with a title report issued by a title company with respect thereto (each, a “Title Policy”) and dated as of a recent date prior to the date which such Real Estate Asset is acquired or such Person becomes a Credit Party, as the case may be, and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Collateral Agent and (b) evidence satisfactory to Collateral Agent that such Credit Party has paid to the title company or to the appropriate governmental authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for such Real Estate Asset in the appropriate real estate records;

(iv)                  evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to Collateral Agent; and

(v)                     at the request of the Collateral Agent, ALTA surveys of such Real Estate Asset, certified to Collateral Agent and dated as of a recent date which such Real Estate Asset is acquired or such Person becomes a Credit Party, as the case may be.

“Refunded Swing Line Loans” has the meaning assigned to that term in Section 2.2(b)(iv).

“Register” has the meaning assigned to that term in Section 2.6(b).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Reimbursement Date” has the meaning assigned to that term in Section 2.3(d).

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund or similar investment vehicle that invests in commercial loans and that is managed or advised by (i) the Lender, (ii) an Affiliate of Lender or (iii) the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Lender Assignment” has the meaning assigned to that term in Section 10.6(c).

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Replacement Lender” has the meaning assigned to that term in Section 2.22.

“Requisite Lenders” means one or more Lenders having or holding Revolving Exposure and representing more than 50% of the sum of the aggregate Revolving Exposure of all Lenders.

“Reserves” shall mean reserves established against the Borrowing Base that the Collateral Agent or Administrative Agent may, in good faith and in the exercise of its respective reasonable (from the perspective of a secured asset-based lender) business judgment, establish from time to time (including, without limitation, (i) reserves for rent at locations leased by any Borrower for which no Collateral Access Agreement is in effect, (ii) reserves for consignee’s, warehousemen’s and bailee’s charges at consignor, warehouse and bailee locations for which Collateral Access Agreements, bailee waivers or mortgagor waivers, as appropriate, have not been obtained and at which Inventory is located, (iii) reserves for customs charges and shipping charges related to any Inventory in transit, (iv) reserves for obligations under Hedge Agreements, (v) reserves for contingent liabilities of any Credit Party, (vi) reserves for uninsured losses of any Credit Party, (vii) reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation,(viii) reserves for taxes, fees, assessments, and other governmental charges) and (ix) reserves for obligations under Banking Services Agreements.

“Restricted Payment” means (i) any dividend or other distribution (including, for the avoidance of doubt, any payment pursuant to Section 6.5(d)), direct or indirect, on account of any shares of any class of stock (or of any other Capital Stock) of Holdings or Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock (or of any other Capital Stock) of Holdings or Company now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock (or of any other Capital Stock) of Holdings or Company now or hereafter outstanding; (iv) management or similar fees payable to Sponsor or any of its Affiliates and (v) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Indebtedness permitted pursuant to Sections 6.1(b), 6.1(e) (in respect of Indebtedness incurred under Sections 6.1(b), 6.1(k) (to the extent constituting subordinated Indebtedness) or 6.1(m)), 6.1(k) (to the extent constituting subordinated Indebtedness) or 6.1(m).  Notwithstanding anything to the contrary contained herein, (i) the redemption of the Senior Notes pursuant to the Qualifying Senior Notes Redemption shall not be treated as a Restricted Payment for any purpose hereunder, (ii) the Qualifying IPO Payment shall not be treated as a Restricted Payment for any purpose hereunder, and (iii) the redemption by Holdings of any preferred stock of Holdings pursuant to a Qualifying Preferred Stock Redemption shall not be treated as a Restricted Payment for any purpose hereunder.

“Restricted Payment Amount” means, as of any date of determination, an amount set forth on the Restricted Payment Certificate delivered to the Administrative Agent no later than 10:00 a.m. (New York City time) at least 3 Business Days in advance of the payment date of the transaction giving rise to a determination of the Restricted Payment Amount (which can be less than zero), equal to (a) the difference (but not less than zero) between (i) Restricted Payment EBITDA and (ii) the product of 2.0 multiplied by Cumulative Interest Expense (determined, in each case, for the period commencing on the first day of the first full Fiscal Quarter after the Closing Date through and including the last full Fiscal Quarter (taken as one accounting period) preceding such date of determination), plus (b) 100% of the aggregate net cash proceeds received by the Company from a capital contribution or sale of Capital Stock to Holdings after the Closing Date, plus (c) except in each case, in order to avoid duplication, to the extent any such payment or proceeds have been included in the calculation of Restricted Payment EBITDA, an amount equal to the net amounts received in respect of Investments made under Section 6.7(l) or 6.7(m) in any Person resulting from cash distributions on or cash repayments of any Investments, including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or other transfers of assets, in each case to Company, DD Finance, Fisher or any of their respective Subsidiaries or from the net cash proceeds from the sale of any such Investment, not to exceed, in each case, the amount of Investments previously made by Company, DD Finance, Fisher or any of their respective Subsidiaries in such Person, less the cost of disposition (and excluding Investments in Subsidiaries), minus (d) the sum of (i) the aggregate amount of Restricted Payments made pursuant to Sections 6.5(a)(ii) (other than to the Company or a wholly-owned Subsidiary Guarantor) and 6.5(c)(iv); and (ii) (without duplication) amounts applied or utilized pursuant to Section 6.5(d)(i), Section 6.5(f), Section 6.7(l) or Section 6.7(m) or Section 6.16(d).  For purposes of this definition, (i) the amount of any payment or Investment made or returned hereunder, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the board of directors of the Company (or similar governing body) for such payments or Investments with a value in excess of $1.0 million, and otherwise by an executive officer of the Company at the time made or returned, as applicable, (ii) interest with respect to Capital Leases shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capital Lease in accordance with GAAP and (iii) interest expense attributable to any Indebtedness represented by the guarantee by the Company or any of its Subsidiaries of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.  Notwithstanding anything to the contrary contained herein, (i) the redemption of the Senior Notes pursuant to the Qualifying Senior Notes Redemption shall not reduce the Restricted Payment Amount for any purpose hereunder, (ii) the Qualifying IPO Payment shall not reduce the Restricted Payment Amount for any purpose hereunder, (iii) the proceeds of a Qualifying IPO shall not increase the Restricted Payment Amount for any purpose hereunder, and (iv) the redemption of preferred stock of Holdings pursuant to the Qualifying Preferred Stock Redemption shall not reduce the Restricted Payment Amount for any purpose hereunder.

“Restricted Payment Certificate” means a Restricted Payment Certificate substantially in the form of Exhibit K.

“Restricted Payment EBITDA” means, for any period and without duplication, (a) Consolidated Adjusted EBITDA for such period, plus (b) the sum of each of the following to the extent deducted in the calculation of Consolidated Net Income for such period, (i) all losses which are non-recurring, (ii) interest attributable to Attributable Indebtedness, and (iii) the amount of all dividends accrued or payable (whether or not in cash) by the Company or any of its Subsidiaries in respect of preferred stock (other than (A) dividends on Capital Stock (other than Disqualified Capital Stock) of the Company or such Subsidiary payable solely in Capital Stock (other than Disqualified Capital Stock) of the Company or such Subsidiary, as applicable, and (B) dividends by Subsidiaries of the Company to the Company or its wholly-owned Subsidiaries), plus (c) the aggregate amount of interest income of the Company and its Subsidiaries during such period paid in cash to the extent reducing Consolidated Adjusted EBITDA minus (d) all gains which are non-recurring (including any gain from the issuance or sale of any Capital Stock) to the extent included in the calculation of Consolidated Net Income for such period.

“Revolving Loan Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and Swing Line Loans hereunder and “Revolving Loan Commitments” means such commitments of all Lenders in the aggregate.  The amount of each Lender’s Revolving Loan Commitment, if any, is set forth on Appendix A-2 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.  The aggregate amount of the Revolving Loan Commitments as of the Closing Date is $60,000,000.

“Revolving Loan Commitment Period” means the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date.

“Revolving Loan Commitment Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the date the Revolving Loan Commitments are permanently reduced to zero pursuant to Section 2.12(b) or 2.13, and (iii) the date of the termination of the Revolving Loan Commitments pursuant to Section 8.1.

“Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, that Lender’s Revolving Commitment, and (ii) after the termination of the Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit), (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders), and (e) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans.

“Revolving Loan” means a Loan made by a Lender to Company pursuant to Section 2.1(a).

“Revolving Loan Note” means a promissory note in the form of Exhibit B-1, as it may be amended, supplemented or otherwise modified from time to time.

“RP Conditions” means (i) the sum of (x) the aggregate amount of Cash of the Borrowers in Deposit Accounts subject to a Blocked Account Agreement and (y) Excess Availability is at least $12,000,000; provided, that Excess Availability will be calculated without giving effect to any Cash, and (ii) the Leverage Ratio is less than 6.0 to 1.0.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

“Second Amendment to Term Loan Facility” means Amendment No. 2 to Term Loan Facility, dated as of April 16, 2010 among the Company and the lenders party thereto.

“Second Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

“Secured Debt Ratio” means the ratio as of the date of determination of (i) Consolidated Secured Debt, less unrestricted Cash and Cash Equivalents of the Company and its Subsidiaries in excess of $1,000,000, the contents of which are in a Blocked Account, as of such date, to (ii) Consolidated Adjusted EBITDA for the Test Period most recently ended.

“Secured Parties” has the meaning assigned to that term in the Pledge and Security Agreement.

“Section 6.5(d) Certificate” means a certificate of an Authorized Officer (i) certifying that the conditions to the making of a Restricted Payment set forth in Section 6.5(d)(i) have been satisfied and (ii) designating the portion of such Restricted Payment made in reliance upon (x) the Periodic Dividend Amount and (y) the Restricted Payment Amount.  Any such designation made pursuant to clause (ii) of the preceding sentence shall be permanent.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Senior Notes” means the Senior Notes issued pursuant to the Senior Notes Indenture.

“Senior Notes Indenture” means that certain Indenture dated as of December 16, 2004, by and among the Company, DD Finance and U.S. Bank National Association, as Indenture Trustee, governing the Company’s 7 ¾% Senior Notes due 2012.

“Solvency Certificate” means a Solvency Certificate of the chief financial officer of Holdings and each Borrower substantially in the form of Exhibit G.

“Solvent” means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (B) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Sponsor” means, collectively, the Aurora Group Investors, the Ares Group Investors and the Affiliates (without giving effect to clause (i) of the last sentence of the definition of such term) of Aurora Management Partners LLC or Ares Management LLC.

“Subject Transaction” has the meaning assigned to that term in Section 6.8(c)(i).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Swing Line Lender” means Credit Suisse in its capacity as Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

“Swing Line Loan” means a Loan made by Swing Line Lender to Company pursuant to Section 2.3.

“Swing Line Note” means a promissory note in the form of Exhibit B-2, as it may be amended, supplemented or otherwise modified from time to time.

“Swing Line Sublimit” means the lesser of (i) $5,000,000, and (ii) the aggregate unused amount of Revolving Loan Commitments then in effect.

“Tax” means, with respect to any Person, any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, however, solely for purposes of Sections 2.18 and 2.19, the foregoing shall not include (a) taxes imposed on or measured by such Person’s overall net income (however denominated), and franchise taxes imposed on such Person (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such Person is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which Company is located and (c) in the case of a Non-US Lender, any withholding tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party hereto (or designates a new lending office) or is attributable to such Lender’s failure (other than as a result of a Change in Law) to comply with Section 2.19(c), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Company with respect to such withholding tax pursuant to Section 2.19(a) or Section 2.19(b).

“Term Loan Collateral Agent” means Credit Suisse as collateral agent under the Term Loan Facility.

“Term Loan Document” all documents, instruments or agreements executed and delivered by Holdings or any of its subsidiaries for the benefit of any agent or lender in connection with the Term Loan Facility.

“Term Loan Facility” means the $85.0 million senior secured term loan pursuant to the term loan agreement dated as of the Closing Date among Holdings, the Company, certain subsidiary guarantors, the lenders party thereto and Credit Suisse as administrative agent and collateral agent, as it may be amended, modified, refinanced or replaced from time to time, including amendments increasing the principal amount of term loans available thereunder.

“Term Priority Collateral” has the meaning assigned to that term in the Intercreditor Agreement.

“Terminated Lender” has the meaning assigned to that term in Section 2.22.

“Test Period” means, at any time, the four Fiscal Quarters last ended (in each case taken as one accounting period) for which financial statements are required to have been delivered, pursuant to Section 5.1(b).

“Title Policy” has the meaning assigned to that term in the definition of “Real Estate Asset Deliverables.”

“Total Utilization of Revolving Loan Commitments” means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied), (ii) the aggregate principal amount of all outstanding Swing Line Loans, and (iii) the Letter of Credit Usage.

“Type of Loan” means (i) with respect to Revolving Loans, a Base Rate Loan or a Eurodollar Rate Loan, and (ii) with respect to Swing Line Loans, a Base Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Utilization Rate” means (a) the average of the daily difference between (1) the Revolving Loan Commitments, and (2) the sum of (x) the aggregate principal amount of outstanding Revolving Loans (excluding any outstanding Swing Line Loans) plus (y) the Letter of Credit Usage, divided by (b) the Revolving Loan Commitments.

1.2                               Accounting Terms.  Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.  Financial statements and other information required to be delivered by Holdings to Lenders pursuant to Section 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable).  Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the most recent financial statements referred to in Section 4.7; provided that, solely for purposes of calculating the Restricted Payment Amount, the terms used in, or otherwise relating to, the definition of

“Restricted Payment Amount” shall, except as otherwise expressly provided herein, have the meanings assigned to them in conformity with GAAP as in effect from time to time.

1.3                               Interpretation, etc.  Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.  References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided.  The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2.                       LOANS AND LETTERS OF CREDIT

2.1                               Revolving Loans.

(a)                                  Revolving Loan Commitments.  During the Revolving Loan Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Revolving Loans to Borrower Representative in an aggregate principal amount at any time outstanding that will not (subject to the provisions of Section 9.9) result in such Lender’s Revolving Exposure exceeding the lesser of (i) such Lender’s Revolving Loan Commitment and (ii) such Lender’s Pro Rata Share multiplied by the Borrowing Base.  Subject to the other terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed during the Revolving Loan Commitment Period.  Each Lender’s Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than such date.

(b)                                 Borrowing Mechanics for Revolving Loans.

(i)                       Except pursuant to 2.3(d), Revolving Loans that are Base Rate Loans shall be made in an aggregate minimum amount of $2,000,000 and integral multiples of $500,000 in excess of that amount, and Revolving Loans that are Eurodollar Rate Loans shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $500,000 in excess of that amount.

(ii)                    Whenever Borrower Representative desires that Lenders make Revolving Loans, Borrower Representative shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than 10:00 a.m. (New York City time) at least three (3) Business Days in advance of the proposed Credit Date in the case of a Eurodollar Rate Loan, and at least one (1) Business Day in advance of the proposed Credit Date in the case of a Revolving Loan that is a Base Rate Loan.  Except as otherwise provided herein, a Funding Notice for a Revolving Loan that is a Eurodollar Rate Loan shall be irrevocable, and Company shall be bound to make a borrowing in accordance therewith.

(iii)                 Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, together with the applicable Type of Loan, shall be provided by Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness.

(iv)                Each Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office.  Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Revolving Loans available to Borrower Representative on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Administrative Agent from Lenders to be credited to such account as may be designated in such Funding Notice.

(c)                                  Appointment of Borrower Representative.  Each Borrower hereby irrevocably appoints and constitutes Borrower Representative as its agent to request and receive Loans and Letters of Credit pursuant to this Agreement in the name or on behalf of such Borrower.  The Administrative Agent and Lenders may disburse the Loans to such bank account of Borrower Representative or a Borrower or otherwise make such Loans to a Borrower and provide such Letters of Credit to a Borrower as Borrower Representative may designate or direct, without notice to any other Borrower or Guarantor.  Borrower Representative hereby accepts the appointment by Borrowers to act as the agent of Borrowers and agrees to ensure that the disbursement of any Loans to a Borrower requested by or paid to or for the account of such Borrower, or the issuance of any Letter of Credit for a Borrower hereunder, shall be paid to or for the account of such Borrower.  Each Borrower hereby irrevocably appoints and constitutes Borrower Representative as its agent to receive statements on account and all other notices from the Agents and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents.  Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower by Borrower Representative shall be deemed for all purposes to have been made by such Borrower, as the case may be, and shall be binding upon and enforceable against such Borrower to the same extent as if made directly by such Borrower.  No purported termination of the appointment of Borrower Representative as agent as aforesaid shall be effective, except after ten (10) days’ prior written notice to Administrative Agent and Collateral Agent.

2.2                               Swing Line Loans.

(a)                                  Swing Line Loans Commitments.  During the Revolving Loan Commitment Period, subject to the terms and conditions hereof, Swing Line Lender hereby agrees to make Swing Line Loans to Borrower Representative in the aggregate amount up to but not exceeding the Swing Line Sublimit; provided, that after giving effect to the making of any Swing Line Loan, in no event shall the Total Utilization of Revolving Loan Commitments exceed the lesser of (i) the Revolving Loan Commitments then in effect and (ii) the Borrowing Base.  Subject to the other terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.2 may be repaid and reborrowed during the Revolving Loan Commitment Period.   Swing Line Lender’s Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans and the Revolving Loan Commitments shall be paid in full no later than such date.

(b)                                 Borrowing Mechanics for Swing Line Loans.

(i)                       Swing Line Loans shall be made in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount.

(ii)                    Whenever Borrower Representative desires that Swing Line Lender make a Swing Line Loan, Borrower Representative shall deliver to Administrative Agent a Funding Notice no later than 12:00 p.m. (New York City time) on the proposed Credit Date.

(iii)                 Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Swing Line Lender shall make the proceeds of  Swing Line Loans available to Borrower Representative on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Swing Line Loans received by Administrative Agent from Swing Line Lender to be credited to such account as may be designated in such Funding Notice.

(iv)                With respect to any Swing Line Loans which have not been voluntarily prepaid by Borrower Representative pursuant to Section 2.12, Swing Line Lender may at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Borrower Representative), no later than 11:00 a.m. (New York City time) at least one Business Day in advance of the proposed Credit Date, a notice (which shall be deemed to be a Funding Notice given by Borrower Representative) requesting that each Lender holding a Revolving Loan Commitment make Revolving Loans that are Base Rate Loans to Borrower Representative on such Credit Date in an amount equal to the amount of such Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date such notice is given which Swing Line Lender requests Lenders to prepay.  Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by the Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Borrower Representative) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, Swing Line Lender’s Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender to Borrower Representative, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender’s outstanding Revolving Loans to Borrower Representative and shall be due under the Revolving Loan Note issued by Borrower Representative to Swing Line Lender.  Borrower Representative hereby authorizes Administrative Agent and Swing Line Lender to charge Borrower Representative’s accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent of the proceeds of such Revolving Loans made by Lenders, including the Revolving Loans deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans.  If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Borrower Representative from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 2.16.

(v)                   If for any reason Revolving Loans are not made pursuant to Section 2.2(b)(iv) in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by Swing Line Lender, each Lender holding a Revolving Loan Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans, and in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon.  Upon one Business Day’s notice from Swing Line Lender to Administrative Agent and each Lender, each Lender holding a Revolving Loan Commitment shall deliver to Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Principal Office of Swing Line Lender. In order to evidence such participation each Lender holding a Revolving Loan Commitment agrees to enter into a participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender.  In the event any Lender holding a Revolving Loan Commitment fails to make available to Swing Line Lender the amount of such Lender’s participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon for three (3) Business Days at the rate customarily used by Swing Line Lender for the correction of errors among banks and thereafter at the Base Rate, as applicable.

(vi)                Notwithstanding anything contained herein to the contrary, (1) each Lender’s obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender’s obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, any Credit Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of a Default or Event of Default or the failure of any condition set forth in Section 3.2 to be satisfied; (C) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Credit Party; (D) any breach of this Agreement or any other Credit Document by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Lender are subject to the condition that Swing

Line Lender believed in good faith that all conditions under Section 3.2 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made, or the satisfaction of any such condition not satisfied had been waived by the Requisite Lenders prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made; and (2) Swing Line Lender shall not be obligated to make any Swing Line Loans (A) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default or (B) at a time when a Funding Default exists unless Swing Line Lender has entered into arrangements satisfactory to it and Borrower Representative to eliminate Swing Line Lender’s risk with respect to the Defaulting Lender’s participation in such Swing Ling Loan, including by cash collateralizing such Defaulting Lender’s Pro Rata Share of the outstanding Swing Line Loans.

2.3                               Issuance of Letters of Credit and Purchase of Participations Therein.

(a)                                  Letters of Credit.  During the Revolving Loan Commitment Period, subject to the terms and conditions hereof, Issuing Bank agrees to issue Letters of Credit for the account of Borrower Representative in the aggregate amount up to but not exceeding the Letter of Credit Sublimit; provided, (i) each Letter of Credit shall be denominated in Dollars; (ii) the stated amount of each Letter of Credit shall not be less than $50,000 or such lesser amount as is acceptable to Issuing Bank; (iii) after giving effect to such issuance, in no event shall the Total Utilization of Revolving Loan Commitments exceed the lesser of (A) the Revolving Loan Commitments then in effect and (B) the Borrowing Base; (iv) after giving effect to such issuance, in no event shall the Letter of Credit Usage exceed the Letter of Credit Sublimit then in effect; and (v) in no event shall any Letter of Credit be issued later than thirty (30) days prior to the Revolving Loan Commitment Termination Date or have an expiration date later than the earlier of five (5) Business Days prior to the Revolving Loan Commitment Termination Date and the date which is one year from the date of issuance of such standby Letter of Credit.  Subject to the foregoing, upon the request of Borrower Representative, Issuing Bank will issue a Letter of Credit that automatically will be extended for one or more successive periods not to exceed one year each, unless Issuing Bank elects not to extend for any such additional period; provided, Issuing Bank shall not extend any such Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing at the time Issuing Bank must elect to allow such extension; provided, further, in the event a Funding Default exists, Issuing Bank shall not be required to issue any Letter of Credit unless Issuing Bank has entered into arrangements satisfactory to it and Borrower Representative to eliminate Issuing Bank’s risk with respect to the participation in Letters of Credit of the Defaulting Lender, including by cash collateralizing such Defaulting Lender’s Pro Rata Share of the Letter of Credit Usage.

(b)                                 Notice of Issuance.  Whenever Borrower Representative desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent an Issuance Notice no later than 12:00 p.m. (New York City time) at least five (5) Business Days, or in each case such shorter period as may be agreed to by Issuing Bank in any particular instance, in advance of the proposed date of issuance.  Upon satisfaction or waiver of the conditions set forth in Section 3.2, Issuing Bank shall issue the requested Letter of Credit only in accordance with Issuing Bank’s standard operating procedures.  Upon the issuance of any Letter of Credit or amendment or modification to a Letter of Credit, Issuing Bank shall promptly notify each Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit or amendment or modification to a Letter of Credit and the amount of such Lender’s respective participation in such Letter of Credit pursuant to Section 2.3(e).

(c)                                  Responsibility of Issuing Bank With Respect to Requests for Drawings and Payments.  In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.  As between Borrower Representative and Issuing Bank, Borrower Representative assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Bank, by the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuing Bank, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority; none of the above shall affect or impair, or prevent the vesting of, any of Issuing Bank’s rights or powers hereunder.  Without limiting the foregoing and in furtherance thereof, any action taken or omitted by Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not give rise to any liability on the part of Issuing Bank to Borrower Representative.  Notwithstanding anything to the contrary contained in this Section 2.4(c), Borrower Representative shall retain any and all rights it may have against Issuing Bank for any liability arising out of the gross negligence or willful misconduct of Issuing Bank.

(d)                                 Reimbursement by Borrower Representative of Amounts Drawn or Paid Under Letters of Credit.  In the event Issuing Bank has determined to honor a drawing under a Letter of Credit, it shall immediately notify Borrower Representative and Administrative Agent, and Borrower Representative shall reimburse Issuing Bank on or before the Business Day immediately following the date on which such drawing is honored (the “Reimbursement Date”) in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided, anything contained herein to the contrary notwithstanding, (i) unless Borrower Representative shall have notified Administrative Agent and Issuing Bank prior to 10:00 a.m. (New York City time) on the date such drawing is honored that Borrower Representative intends to reimburse Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Borrower Representative shall be deemed to have given a timely Funding Notice to Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing, and (ii) subject to satisfaction or waiver of the conditions specified in Section 3.2, Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse Issuing Bank for the amount of such honored drawing; and provided further, if for any reason proceeds of Revolving Loans are not received by Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, Borrower Representative shall reimburse Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received.  Nothing in this Section 2.3(d) shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth herein, and Borrower Representative shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.4(d).

(e)                                  Lenders’ Purchase of Participations in Letters of Credit.  Immediately upon the issuance of each Letter of Credit, each Lender having a Revolving Loan Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender’s Pro Rata Share (with respect to the Revolving Loan Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder.  In the event that Borrower Representative shall fail for any reason to reimburse Issuing Bank as provided in Section 2.3(d), Issuing Bank shall promptly notify each Lender of the unreimbursed amount of such honored drawing and of such Lender’s respective participation therein based on such Lender’s Pro Rata Share of the Revolving Loan Commitments.  Each Lender shall make available to Administrative Agent for Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of Administrative Agent specified in such notice, not later than 12:00 p.m. (New York City time) on the first business day (under the laws of the jurisdiction in which such office of Issuing Bank is located) after the date notified by Administrative Agent.  In the event that any Lender fails to make available to Administrative Agent for Issuing Bank on such business day the amount of such Lender’s participation in such Letter of Credit as provided in this Section 2.3(e), Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon for three (3) Business Days at the rate customarily used by Issuing Bank for the correction of errors among banks and thereafter at the Base Rate.  Nothing in this Section 2.3(e) shall be deemed to prejudice the right of any Lender to recover from Issuing Bank any amounts made available by such Lender to Issuing Bank pursuant to this Section in the event that it is determined that the payment with respect to a Letter of Credit in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of Issuing Bank as determined by a final non-appealable judgment of a court of competent jurisdiction.  In the event Issuing Bank shall have been reimbursed by other Lenders pursuant to this Section 2.3(e) for all or any portion of any drawing honored by Issuing Bank under a Letter of Credit, such Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under this Section 2.3(e) with respect to such honored drawing such Lender’s Pro Rata Share of all payments subsequently received by Issuing Bank from Borrower Representative in reimbursement of such honored drawing when such payments are received.  Any such distribution shall be made to a Lender at its primary address set forth below its name on Appendix B or at such other address as such Lender may request.

(f)                                    Obligations Absolute.  The obligation of Borrower Representative to reimburse Issuing Bank for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to Section 2.3(d) and the obligations of Lenders under Section 2.3(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense or other right which Borrower Representative or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Bank, Lender or any other Person or, in the case of a Lender, against Borrower Representative, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower Representative or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings or any of its Subsidiaries; (vi) any breach hereof or any other Credit Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (viii) the fact that an Event of Default or a Default shall have occurred and be continuing; provided, in each case, that payment by Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of Issuing Bank under the circumstances in question as determined by a final non-appealable judgment of a court of competent jurisdiction.

(g)                                 Indemnification.  Without duplication of any obligation of Borrower Representative under Section 10.2 or 10.3, in addition to amounts payable as provided herein, Borrower Representative hereby agrees to protect, indemnify, pay and save harmless Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Issuing Bank, other than as a result of (1) the gross negligence or willful misconduct of Issuing Bank as determined by a final non-appealable judgment of a court of competent jurisdiction or (2) the wrongful dishonor by Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it as determined by a final non-appealable judgment of a court of competent jurisdiction, or (ii) the failure of Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act.

2.4                               Pro Rata Shares; Availability of Funds.

(a)                                  Pro Rata Shares.  All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Revolving Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(b)                                 Availability of Funds.  Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower Representative a corresponding amount on such Credit Date.  If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Base Rate.  If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Borrower Representative and Borrower Representative shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate applicable to such Loan.  Nothing in this Section 2.4(b) shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Loan Commitments hereunder or to prejudice any rights that Borrower Representative may have against any Lender as a result of any default by such Lender hereunder.

2.5                               Use of Proceeds.  The proceeds of Revolving Loans drawn on the Closing Date shall be used to repay outstanding obligations under the Existing Credit Agreement and pay transaction expenses.  The proceeds of the Revolving Loans, Swing Line Loans and Letters of

Credit drawn after the Closing Date shall be applied by Borrower Representative for general corporate purposes (including payments of any dividends permitted under this Agreement) of Holdings and its Subsidiaries.  No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

2.6                               Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a)                                  Lenders’ Evidence of Debt.  Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrower Representative to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof.  Any such recordation shall be conclusive and binding on Borrower Representative, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Loan Commitments or Borrower Representative’s Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b)                                 Register.  Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Revolving Loan Commitments and Loans of each Lender from time to time (the “Register”).  In the case of a Related Lender Assignment described in Section 10.6(e) that is not reflected in the Register, the assigning Lender shall maintain a comparable register, which shall be made available for inspection by Administrative Agent at any reasonable time and from time to time upon reasonable prior notice to such Lender.  The Register shall be available for inspection by Borrower Representative or any Lender at any reasonable time and from time to time upon reasonable prior notice.  Administrative Agent shall record in the Register the Revolving Loan Commitments and the Loans, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Borrower Representative and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Loan Commitments or Borrower Representative’s Obligations in respect of any Loan.  Borrower Representative hereby designates Credit Suisse to serve as Borrower Representative’s agent solely for purposes of maintaining the Register as provided in this Section 2.6, and Borrower Representative hereby agrees that, to the extent Credit Suisse serves in such capacity, Credit Suisse and its officers, directors, employees, agents and affiliates shall constitute “Indemnitees.”

(c)                                  Notes.  If so requested by any Lender by written notice to Borrower Representative at least two (2) Business Days prior to the Closing Date, or at any time thereafter, the Borrowers shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6, other than an assignee party to a Related Lender Assignment described in Section 10.6(c)(i)) on the Date (or, if such notice is delivered after the Closing Date, promptly after Borrower

Representative’s receipt of such notice) a Note or Notes to evidence such Lender’s Revolving Loan or Swing Line Loan, as the case may be.

2.7                               Interest on Loans.

(a)                                  Except as otherwise set forth herein, each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i)             if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

(ii)          if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin; and

(iii)       in the case of Swing Line Loans, at the Base Rate plus the Applicable Margin.

(b)                                 The basis for determining the rate of interest with respect to any Loan (except a Swing Line Loan which can be made and maintained as Base Rate Loans only), and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Borrower Representative and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be.  If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

(c)                                  In connection with Eurodollar Rate Loans there shall be no more than ten (10) Interest Periods outstanding at any time.  In the event Borrower Representative fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan).  In the event Borrower Representative fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Borrower Representative shall be deemed to have selected an Interest Period of one month.  As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower Representative and each Lender.

(d)                                 Interest payable pursuant to Section 2.7(a) shall be computed (i) in the case of Base Rate Loans at times when the Base Rate is based on the Prime Rate on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, and Base Rate Loans at times when the Base Rate is based on the Federal Funds Effective Rate, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues.  In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e)                                  Except as otherwise set forth herein, interest on each Loan shall be payable in arrears on and to (i) each Interest Payment Date applicable to such Loan; (ii) upon any prepayment of such Loan that is a Eurodollar Rate Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity, including final maturity.

(f)                                    Borrower Representative agrees to pay to Issuing Bank, with respect to drawings honored under any Letter of Credit, interest on the amount paid by Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of Borrower Representative at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, and (ii) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans.

(g)                                 Interest payable pursuant to Section 2.7(f) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.  Promptly upon receipt by Issuing Bank of any payment of interest pursuant to Section 2.7(f), Issuing Bank shall distribute to each Lender, out of the interest received by Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit.  In the event Issuing Bank shall have been reimbursed by Lenders for all or any portion of such honored drawing, Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.3(e) with respect to such honored drawing such Lender’s Pro Rata Share of any interest received by Issuing Bank in respect of that portion of such honored drawing so reimbursed by Lenders for the period from the date on which Issuing Bank was so reimbursed by Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Borrower Representative.

2.8                               Conversion/Continuation.

(a)                                  Subject to Section 2.17 and so long as no Default or Event of Default shall have occurred and then be continuing, Borrower Representative shall have the option:

(i)             to convert at any time all or any part of any Revolving Loan equal to $2,000,000 and integral multiples of $500,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Borrower Representative shall pay all amounts due under Section 2.17 in connection with any such conversion; or

(ii)          upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Revolving Loan equal to $2,000,000 and integral multiples of $500,000 in excess of that amount as a Eurodollar Rate Loan.

(b)                                 Borrower Representative shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three (3) Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan).  Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable, and Borrower Representative shall be bound to effect a conversion or continuation in accordance therewith.

2.9                               Default Interest.  Upon the occurrence and during the continuance of an Event of Default under Sections 8.1(a), 8.1(f) or 8.1(g), the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans.  Payment or acceptance of the increased rates of interest provided for in this Section 2.9 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent, Collateral Agent or any Lender.

2.10                        Fees.

(a)                                  Borrower Representative agrees to pay to Lenders having Revolving Exposure:

(i)             (A) if the Utilization Rate for the applicable Fiscal Quarter is less than or equal to 0.333, a commitment fee equal to 0.375% times the average of the daily difference between (1) the Revolving Loan Commitments, and (2) the sum of (x) the aggregate principal amount of outstanding Revolving Loans (but not any outstanding Swing Line Loans) plus (y) the Letter of Credit Usage and (B) if the Utilization Rate for the applicable Fiscal Quarter is greater than 0.333, a commitment fee equal to 0.250% times the average of the daily difference between (1) the Revolving Loan Commitments, and (2) the sum of (x) the aggregate principal amount of outstanding Revolving Loans (but not any outstanding Swing Line Loans) plus (y) the Letter of Credit Usage; and

(ii)          letter of credit fees equal to (1) the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans (plus 2% during all times the rate of interest on the principal of the Loans is increased pursuant to Section 2.9), times (2) the average aggregate daily maximum amount available to be drawn under all such Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).

All fees referred to in this Section 2.10(a) shall be paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

(b)                                 Borrower Representative agrees to pay directly to Issuing Bank, for its own account, the following fees:

(i)             a fronting fee equal to 0.125%, per annum, times the average aggregate daily maximum amount available to be drawn under all Letters of Credit (determined as of the close of business on any date of determination); and

(ii)          such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

(c)                                  All fees referred to in Section 2.10(a) and 2.10(b)(i) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on the last Business Day in each of March, June, September and December of each year during the Revolving Loan Commitment Period, commencing on June 30, 2007, and on the Revolving Loan Commitment Termination Date.

(d)                                 In addition to any of the foregoing fees, Borrowers agree to pay to Arranger and Agents such other fees and other payments in the amounts and at the times separately agreed upon.

2.11                        Determination of Borrowing Base.

(a)                                  Eligible Accounts.  On any date of determination of the Borrowing Base, all of the Accounts owned by any Borrower, as applicable, and reflected in the most recent Borrowing Base Certificate delivered by the Borrower Representative to the Collateral Agent and the Administrative Agent, shall be “Eligible Accounts” for the purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies.  Eligible Accounts shall not include any of the following Accounts:

(i)             any Account in which the Collateral Agent, on behalf of the Secured Parties, does not have a valid perfected First Priority Lien;

(ii)          any Account that is not owned by a Credit Party;

(iii)       any Account due from an Account Debtor that is not domiciled in the United States or Canada and (if not a natural person) organized under the laws of the United States or Canada or any political subdivision thereof;

(iv)                any Account that is payable in any currency other than Dollars;

(v)                   any Account that does not arise from the sale of goods or the performance of services by such Credit Party in the ordinary course of its business;

(vi)                any Account that does not comply with all applicable legal requirements, including, without limitation, all laws, rules, regulations and orders of any Governmental Authority;

(vii)             any Account which is owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit the applicable Borrower to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Borrower (at the time the Account was created and at all times thereafter) (i) has qualified to do business in such jurisdiction and such qualification enables Borrower to seek judicial recourse in such jurisdiction, (ii) had filed and has filed and maintained effective  such report with the appropriate office or agency of  in such  jurisdictions, as applicable, or (iii) was and has continued to be exempt from filing such report and has provided the Collateral Agent with satisfactory evidence thereof;

(viii)          any Account (a) upon which the right of a Borrower, as applicable, to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever unless such condition is satisfied or (b) as to which such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial or administrative process or (c) that represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to a Borrower’s or any Guarantor’s, as applicable, completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(ix)                  to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account, it being understood that the amount of any such defense, counterclaim, setoff or dispute shall be disclosed to the Collateral Agent and that the remaining balance of the Account shall be eligible;

(x)                     [RESERVED]

(xi)                  any Account with respect to which an invoice or other electronic transmission constituting a request for payment, reasonably acceptable to the Collateral Agent in form and substance, has not been sent on a timely basis to the applicable Account Debtor according to the normal invoicing and timing procedures of a Borrower, as applicable;

(xii)               any Account that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party;

(xiii)            to the extent Holdings or any Subsidiary is liable for goods sold or services rendered by the applicable Account Debtor to any Credit Party or any Subsidiary of a Credit Party but only to the extent of the potential offset;

(xiv)           any Account that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

(xv)              any Account that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

(1)                      that portion of any Account that is more than sixty (60) days past due according to its original terms of sale or which has been written off or designated as uncollectible by such Borrower (and, for the avoidance of doubt, the remainder of any such Account shall not be in default for purposes hereof unless all Accounts of the applicable Account Debtor are ineligible pursuant to clause (xvi) below); or

(2)                      the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors, has become insolvent, admits in writing its inability to pay its bills as they become due or fails to pay its debts generally as they come due; or

(3)                      a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors; or

(4)                      the payment terms (at inception or as modified from time to time) of any Account are not reasonably satisfactory to the Administrative Agent or Collateral Agent (it being understood that Borrowers’ customary terms as of the Closing Date are satisfactory to the Administrative Agent and the Collateral Agent);

(xvi)           any Account that is the obligation of an Account Debtor (other than an individual) if 50% or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in clause (xv) above;

(xvii)        any Account as to which any of the representations or warranties in the Loan Documents are untrue;

(xviii)     to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

(xix)             to the extent (A) the Accounts owing from such Account Debtor and its Affiliates to the Borrowers exceeds 20% of the aggregate of all Eligible Accounts or (B) exceeds any credit limit established by the Collateral Agent, in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment, following prior notice of such limit by the Collateral Agent to the Borrower Representative;

(xx)                that portion of any Account (1) in respect of which there has been, or should have been, established by a Borrower or any Guarantor a contra account, whether in respect of contractual allowances with respect to such Account, audit adjustment, anticipated discounts or otherwise or (2) which is due from an Account Debtor to whom any Credit Party owes a trade payable, but only to the extent of such trade payable;

(xxi)             any Account on which the Account Debtor is a Governmental Authority, unless a Credit Party, as applicable, has assigned its rights to payment of such Account to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended, in the case of a federal Governmental Authority, and pursuant to applicable law, if any, in the case of any other Governmental Authority, and such assignment has been accepted and acknowledged by the appropriate government officers; or

(xxii)          any Account which is due from an Account Debtor that has been structured as note payable or has been restructured as a note payable.

(b)                                 Eligible Inventory.  For purposes of this Agreement, “Eligible Inventory” shall mean any marketable raw materials and unsold finished Inventory of the Borrowers held for sale in the ordinary course, but shall exclude any Inventory to which any of the exclusionary criteria set forth below applies.  Eligible Inventory shall not include any Inventory of any Borrower that:

(i)                       the Collateral Agent, on behalf of Secured Parties, does not have a valid, perfected First Priority Lien on such Inventory;

(ii)                    (1) is stored at a leased location where the aggregate value of Inventory exceeds $250,000 unless the Collateral Agent has given its prior consent thereto or unless either (x) a Collateral Access Agreement has been delivered to the Collateral Agent, or (y) Reserves reasonably satisfactory to the Collateral Agent have been established with respect thereto or (2) is stored with a bailee or warehouseman where the aggregate value of Inventory exceeds $250,000 unless either (x) an acknowledged bailee waiver letter which is in form and substance satisfactory to the Collateral Agent and the Administrative Agent has been received by the Collateral Agent or (y) Reserves reasonably satisfactory to the Collateral Agent have been established with respect thereto, or (3) is located at an owned location subject to a mortgage in favor of a lender other than the Collateral Agent (but excluding any mortgage in favor of the Term Loan Collateral Agent so long as such location is also subject to a mortgage in favor of the Collateral Agent) where the aggregate value of Inventory exceeds $250,000 unless either (x) mortgagee waiver which is in form and substance satisfactory to the Collateral Agent and the Administrative Agent has been delivered to the Collateral Agent or (y) Reserves reasonably satisfactory to the Collateral Agent have been established with respect thereto;

(iii)                 is placed on consignment, unless a valid consignment agreement which is reasonably satisfactory to Collateral Agent is in place with respect to such Inventory and such consignment has been perfected under the relevant UCC;

(iv)                is covered by a negotiable document of title, unless such document has been delivered to the Collateral Agent with all necessary endorsements, free and clear of all Liens except those in favor of the Collateral Agent and the Lenders and landlords, carriers, bailees and warehousemen if clause (ii) above has been complied with;

(v)                   has been returned by a customer due to a claimed defect or is to be returned to suppliers;

(vi)                is, in the Collateral Agent’s reasonable (from the perspective of a secured asset-based lender) business judgment, slow moving, used, obsolete, unsalable, discontinued, shopworn, seconds, damaged or unfit for sale at prices at least approximating cost, or unacceptable due to age, type, category and/or quantity;

(vii)             consists of display items, samples or packing or shipping materials, manufacturing supplies, work-in process Inventory or replacement parts;

(viii)          is not of a type held for sale in the ordinary course of any Credit Party’s business;

(ix)                  is not located in the United States or Canada or is in transit;

(x)                     which is being processed off-site by a third party;

(xi)                  for which any seller has asserted reclamation rights;

(xii)               breaches any of the covenants, representations or warranties pertaining to Inventory set forth in the Credit Documents;

(xiii)            consists of Hazardous Material or goods that can be transported or sold only with licenses that are not readily available;

(xiv)           is not covered by casualty insurance maintained as required by Section 5.5; or

(xv)              is subject to any licensing arrangement the effect of which would be to limit the ability of Collateral Agent, or any person selling the Inventory on behalf of Collateral Agent, to sell such Inventory in enforcement of the Collateral Agent’s Liens, without further consent or payment to the licensor or other.

2.12                        Voluntary Prepayments/Commitment Reductions.

(a)                                  Voluntary Prepayments.

(i)                       Any time and from time to time:

(1)                      with respect to Base Rate Loans, Borrower Representative may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $2,000,000 and integral multiples of $500,000 in excess of that amount;

(2)                      with respect to Eurodollar Rate Loans, Borrower Representative may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $2,000,000 and integral multiples of $500,000 in excess of that amount; and

(3)                      with respect to Swing Line Loans, Borrower Representative may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000, and in integral multiples of $500,000 in excess of that amount.

(ii)                    All such prepayments shall be made:

(1)                      upon not less than one (1) Business Day’s prior written or telephonic notice in the case of Base Rate Loans;

(2)                      upon not less than three (3) Business Days’ prior written or telephonic notice in the case of Eurodollar Rate Loans; and

(3)                      upon written or telephonic notice on the date of prepayment, in the case of Swing Line Loans;

in each case given to Administrative Agent or Swing Line Lender, as the case may be, by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly notify each Lender) or Swing Line Lender, as the case may be.  Upon the giving of any such notice (which notice shall be irrevocable), the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.  Any such voluntary prepayment shall be applied as specified in Section 2.14(a).

(b)                                 Voluntary Commitment Reductions.

(i)                       Borrower Representative may, upon not less than three (3) Business Days’ prior written or telephonic notice confirmed in writing to Administrative Agent (and Administrative Agent will promptly notify each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $10,000,000 and integral multiples of $1,000,000 in excess of that amount.

(ii)                    Borrower Representative’s notice to Administrative Agent (which notice shall be irrevocable) shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Borrower Representative’s notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share thereof.

2.13                        Mandatory Prepayments.

(a)                                  In the event of the termination of all the Revolving Loan Commitments, Borrowers shall, on the date of such termination, repay or prepay all its outstanding Revolving Borrowings and all outstanding Swingline Loans and replace all outstanding Letters of Credit or cash collateralize all outstanding Letters of Credit.

(b)                                 In the event that the sum of all Lenders’ Revolving Exposures exceeds the lesser of the Revolving Loan Commitments and the Borrowing Base, in each case, then in effect, Borrowers shall, without notice or demand, immediately first, repay or prepay Revolving Borrowings, and second, cash collateralize outstanding Letters of Credit, in each case, in an aggregate amount sufficient to eliminate such excess; provided, however, that (notwithstanding anything to the contrary in this clause (b)) if the sum of all Lenders’ Revolving Exposures exceeds the Borrowing Base then in effect as a direct result of the establishment of a Reserve or credit limit (pursuant to Section 2.11(a)(xix)(B)) by Collateral Agent or Administrative Agent, as applicable, for which Borrower Representative did not have at least 5 days prior notice, Borrowers shall, without notice or demand, within 5 days of the occurrence of such excess, first, repay or prepay Revolving Borrowings, and second, cash collateralize outstanding Letters of Credit, in each case, in an aggregate amount sufficient to eliminate such excess.

(c)                                  In the event that the aggregate Letter of Credit Usage exceeds the Letter of Credit Sublimit then in effect, Borrower shall, without notice or demand, immediately cash collateralize outstanding Letters of Credit, in each case, in an aggregate amount sufficient to eliminate such excess.

(d)                                 In the event an Account Control Event has occurred and is continuing (as contemplated by Section 5.15), the Credit Parties shall pay all proceeds of Collateral into the Collection Account, for application in accordance with Section 2.15(b).

2.14                        Application of Prepayments/Reductions.

(a)                                  Application of Voluntary Prepayments.  Any prepayment of any Loan pursuant to Section 2.12(a) shall be applied as specified by Borrower Representative in the applicable notice of prepayment; provided, in the event Borrower Representative fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:

first, to repay outstanding Swing Line Loans to the full extent thereof (without a corresponding reduction of the Revolving Loan Commitments by the amount of such prepayment);

second, to repay outstanding Revolving Loans to the full extent thereof (without a corresponding reduction of the Revolving Loan Commitments by the amount of such repayment);

third, to prepay outstanding reimbursement obligations with respect to Letters of Credit (without a corresponding reduction of the Revolving Loan Commitments by the amount of such prepayment); and

fourth, to cash collateralize Letters of Credit (without a corresponding reduction of the Revolving Loan Commitments by the amount of such cash collateralization);

(b)                                 Application of Mandatory Prepayments.  Any amount required to be paid pursuant to Section 2.13 shall be applied as follows:

first, to prepay outstanding Swing Line Loans to the full extent thereof (without a corresponding reduction of the Revolving Loan Commitments by the amount of such prepayment);

second, to prepay the Revolving Loans to the full extent thereof (without a corresponding reduction of the Revolving Loan Commitments by the amount of such prepayment);

third, to prepay outstanding reimbursement obligations with respect to Letters of Credit (without a corresponding reduction of the Revolving Loan Commitments by the amount of such prepayment); and

fourth, to cash collateralize Letters of Credit (without a corresponding reduction of the Revolving Loan Commitments by the amount of such cash collateralization);

(c)                                  Application of Prepayments of Loans to Base Rate Loans and Eurodollar Rate Loans.  Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower Representative pursuant to Section 2.17(c).

2.15                        General Provisions Regarding Payments.

(a)                                  All payments by Borrower Representative of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 p.m. (New York City time) on the date due at Administrative Agent’s Principal Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower Representative on the next succeeding Business Day, at Administrative Agent’s sole discretion.

(b)                                 All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid.

(c)                                  Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.

(d)                                 Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e)                                  Subject to the provisos set forth in the definition of “Interest Period,” whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Loan Commitment fees hereunder.

(f)                                    Administrative Agent, at its sole discretion, shall deem any payment by or on behalf of Borrower Representative hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment.  Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day.  Administrative Agent shall give prompt telephonic notice to Borrower Representative and each applicable Lender (confirmed in writing) if any payment is non-conforming.  Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a).  Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.9 from the date such amount was due and payable until the date such amount is paid in full.

(g)                                 If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 7.2 of the Pledge and Security Agreement.

2.16                        Ratable Sharing.  Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower Representative or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest.  Borrower Representative expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may, so long as an Event of Default has occurred and is continuing, exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by Borrower Representative to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

2.17                        Making or Maintaining Eurodollar Rate Loans.

(a)                                  Inability to Determine Applicable Interest Rate.  In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower Representative and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Borrower Representative and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Borrower Representative with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrower Representative.

(b)                                 Illegality or Impracticability of Eurodollar Rate Loans.  In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower Representative and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrower Representative and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender).  Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Borrower Representative pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender’s obligation to maintain its outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination.  Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Borrower Representative pursuant to a Funding Notice or a Conversion/Continuation Notice, Borrower Representative shall have the option, subject to the provisions of Section 2.17(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender).  Except as provided in the immediately preceding sentence, nothing in this Section 2.17(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

(c)                                  Compensation for Breakage or Non-Commencement of Interest Periods.  Borrower Representative shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to Lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Borrower Representative.

(d)                                 Booking of Eurodollar Rate Loans.  Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e)                                  Assumptions Concerning Funding of Eurodollar Rate Loans.  Calculation of all amounts payable to a Lender under this Section 2.17 and under Section 2.18 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.17 and under Section 2.18.

2.18                        Increased Costs; Capital Adequacy.

(a)                                  Compensation For Increased Costs and Taxes.  Subject to the provisions of Section 2.20 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.18(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the Closing Date, or compliance by such Lender with any guideline, request or directive issued or made after the Closing Date by any central bank, other Governmental Authority or quasi-governmental authority (whether or not having the force of law) (any such event, a “Change in Law”): (i) subjects such Lender (or its applicable lending office) to any additional Tax with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower Representative shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder.  Such Lender shall deliver to Borrower Representative (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.18(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b)                                 Capital Adequacy Adjustment.  In the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.18(b)) shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Revolving Loan Commitments or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five (5) Business Days after receipt by Borrower Representative from such Lender of the statement referred to in the next sentence, Borrower Representative shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Borrower Representative (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.18(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.19                        Taxes; Withholding, etc.

(a)                                  Payments to Be Free and Clear.  All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

(b)                                 Withholding of Taxes.  If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender (which term shall include Issuing Bank for purposes of this Section 2.19(b)) under any of the Credit Documents: (i) Borrower Representative shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrower Representative becomes aware of it; (ii)

Borrower Representative shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty (30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Borrower Representative shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

(c)                                  Evidence of Exemption From U.S. Withholding Tax.  Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non-US Lender”) shall deliver to Administrative Agent for transmission to Borrower Representative, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrower Representative or Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower Representative to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form W-8ECI pursuant to clause (i) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower Representative to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents.  Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.19(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Borrower Representative two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN (or any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower Representative to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Borrower Representative of its inability to deliver any such forms, certificates or other evidence.  Borrower Representative shall not be required to pay any additional amount to any Non-US Lender under Section 2.19(b)(iii) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence referred to in the second sentence of this Section 2.19(c), or (2) to notify Administrative Agent and Borrower Representative of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the first sentence of this Section 2.19(c) on the Closing Date, or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.19(c) shall relieve Borrower Representative of its obligation to pay any additional amounts pursuant this Section 2.19 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

2.20                        Obligation to Mitigate.  Each Lender (which term shall include Issuing Bank for purposes of this Section 2.20) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.17, 2.18 or 2.19, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.17, 2.18 or 2.19 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Loan Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Loan Commitments, Loans or Letters of Credit or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.20 unless Borrower Representative agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described in clause (i) above.  A certificate as to the amount of any such expenses payable by Borrower Representative pursuant to this Section

2.20 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower Representative (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.21                        Defaulting Lenders.  Anything contained herein to the contrary notwithstanding, in the event that any Lender, other than at the direction or request of any regulatory agency or authority, defaults (a “Defaulting Lender”) in its obligation to fund (a “Funding Default”) any Revolving Loan or its portion of any unreimbursed payment under Section 2.2(b)(iv) or 2.3(e) (in each case, a “Defaulted Loan”), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents; (b) to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Revolving Loans shall, if Borrower Representative so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Exposure of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Revolving Loans shall, if Borrower Representative so directs at the time of making such mandatory prepayment, be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Borrower Representative shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); (c) such Defaulting Lender’s Revolving Loan Commitment and outstanding Revolving Loans and such Defaulting Lender’s Pro Rata Share of the Letter of Credit Usage shall be excluded for purposes of calculating the Revolving Loan Commitment fee payable to Lenders in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Revolving Loan Commitment fee pursuant to Section 2.10 with respect to such Defaulting Lender’s Revolving Loan Commitment in respect of any Default Period with respect to such Defaulting Lender; and (d) the Total Utilization of Revolving Loan Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender.  No Revolving Loan Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.21, performance by Borrower Representative of its obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.21.  The rights and remedies against a Defaulting Lender under this Section 2.21 are in addition to other rights and remedies which Borrower Representative may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

2.22                        Removal or Replacement of a Lender.  Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) shall give notice to Borrower Representative that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.17, 2.18 or 2.19, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five (5) Business Days after Borrower Representative’s request for such withdrawal; or (b) (i) any Lender shall become a Defaulting Lender, (ii) the Default Period for such Defaulting Lender shall remain in effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five (5) Business Days after Borrower Representative’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Borrower Representative may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, or Administrative Agent may, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Loan Commitments, if any, in full to one or more Eligible Assignees satisfactory to Administrative Agent (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.10; (2) on the date of such assignment, Borrower Representative shall pay any amounts payable to such Terminated Lender pursuant to Section 2.17(c), 2.18 or 2.19, or otherwise as if it were a prepayment; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided, Borrower Representative may not make such election with respect to any Terminated Lender that is also an Issuing Bank unless, prior to the effectiveness of such election, Borrower Representative shall have caused each outstanding Letter of Credit issued thereby to be cancelled.  Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Revolving Loan Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

SECTION 3.                           CONDITIONS PRECEDENT

3.1                               Closing Date.  The obligation of any Lender to make a Credit Extension Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:

(a)                                  Credit Documents.  Administrative Agent shall have received (i) sufficient copies of this Agreement, executed and delivered by each applicable Credit Party, the Agents and Lenders having Revolving Loan Commitments hereunder and, (ii) Notes, if any, requested by any Lender pursuant to Section 2.6(c) in connection with its Revolving Loan Commitments, executed and delivered by the Borrowers.

(b)                                 Organizational Documents; Incumbency.  Administrative Agent shall have received (i) copies of each Organizational Document for each Credit Party, certified as of a recent date prior to the Closing Date by the appropriate governmental official or, as applicable, by an officer of such Credit Party; (ii) signature and incumbency certificates of the officers of each Credit Party executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and (v) such other documents as Administrative Agent may reasonably request.

(c)                                  Governmental Authorizations and Consents.

(i)             Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated under this Agreement and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent.

(ii)          Each of the Lenders shall have received, at least five (5) Business Days in advance of the Closing Date, all documentation and other information required by Governmental Authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including, without limitation, as required by the Uniting and Strengthening America by Providing Appropriate

Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001.

(d)                                 ABL Priority Collateral.  The Administrative Agent shall be satisfied with the valid perfected First Priority security interest in favor of Collateral Agent, for the benefit of Secured Parties, in the ABL Priority Collateral.

(e)                                  Term Priority Collateral.  The Administrative Agent shall be satisfied with the valid perfected Second Priority security interest in favor of Collateral Agent, for the benefit of Secured Parties, in the Term Priority Collateral of each Credit Party.

(f)                                    Opinion of Counsel to Credit Parties.  Lenders and their respective counsel shall have received originally executed copies of the favorable written opinion of Gibson, Dunn & Crutcher LLP, counsel for Credit Parties, in form and substance satisfactory to the Administrative Agent, dated as of the Closing Date (and each Credit Party hereby instructs such counsel to deliver such opinion to Agents and Lenders).

(g)                                 Fees.  Borrower Representative shall have paid to Arranger and Agents the fees and other amounts payable on the Closing Date referred to in Section 2.10(d).

(h)                                 Solvency Certificate.  On the Closing Date, Administrative Agent shall have received a Solvency Certificate dated as of the Closing Date and addressed to Administrative Agent and Lenders, in form, scope and substance satisfactory to Administrative Agent, with appropriate attachments and demonstrating that after giving effect to the transactions contemplated by the Credit Documents and the Term Loan Documents, each Borrower is and will be, and Holdings and its Subsidiaries (on a consolidated basis) are and will be Solvent.

(i)                                     No Litigation.  There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the opinion of Administrative Agent, singly or in the aggregate, could reasonably be expected to restrain, prevent or impose materially burdensome conditions on the transactions contemplated by this Agreement or the other Credit Documents.

(j)                                     No Material Adverse Effect.  Since December 31, 2006, there shall not have occurred a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole.

(k)                                  Existing Credit Agreement Prepayments.  The Administrative Agent shall be satisfied that, concurrently with the borrowing of the Revolving Loans on the Closing Date, the Existing Credit Agreement will be terminated, all Liens securing obligations under the

Existing Agreement will be released, and all obligations under the Existing Credit Agreement repaid in full.

(l)                                     Completion of Proceedings.  All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

(m)                               Term Loan Facility.  Borrower Representative shall have entered into the Term Loan Facility and the Term Loan Documents shall be satisfactory to the Administrative Agent.

(n)                                 Inventory Appraisal.  The Inventory Appraisal and a written report regarding the results of a commercial finance examination of the Borrowers shall be satisfactory to the Collateral Agent.

(o)                                 Closing Date Borrowing Base Certificate.  The Administrative Agent and the Collateral Agent shall have received a Borrowing Base Certificate dated the Closing Date, relating to the month most recently ended at least 5 days prior to the Closing Date and executed by the chief financial officer of the Borrower Representative and demonstrating Excess Availability of at least $15,000,000 after giving effect to the Revolving Loans to be made on the Closing Date.

(p)                                 Blocked Account Agreement.  Enter into a Blocked Account Agreement with respect to each Deposit Account of any Credit Party.

(q)                                 Closing Date Certificate.  The Administrative Agent shall have received a certificate signed by the chief financial officer of the Borrower Representative dated the Closing Date, certifying (A) that the conditions specified in Section 3.1(a) have been satisfied, (B) that the representations and warranties contained in Section 4 are true and correct and (C) that no event shall have occurred and be continuing or would result from the consummation of the Credit Extensions on the Closing Date that would constitute an Event of Default or a Default.

Each Lender, by delivering its signature page to this Agreement on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved on the Closing Date.

3.2                               Conditions to Each Credit Extension.

(a)                                  Conditions Precedent.  The obligation of each Lender to make any Loan, or Issuing Bank to issue any Letter of Credit, on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

(i)             Administrative Agent shall have received a fully executed and delivered Funding Notice or Issuance Notice, as the case may be;

(ii)          after making the Credit Extensions requested on such Credit Date, the Total Utilization of Revolving Loan Commitments shall not exceed the Revolving Loan Commitments then in effect;

(iii)       as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

(iv)      as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default; and

(v)         on or before the date of issuance of any Letter of Credit, Administrative Agent shall have received all other information required by the applicable Issuance Notice, and such other documents or information as Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit.

(b)                                 Notices.  Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent.  In lieu of delivering a Notice, Borrower Representative may give Administrative Agent telephonic notice by the required time of any proposed borrowing, conversion/continuation or issuance of a Letter of Credit, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the applicable date of borrowing, continuation/conversion or issuance.  Neither Administrative Agent nor any Lender shall incur any liability to Borrower Representative in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Borrower Representative or for otherwise acting in good faith.

SECTION 4.                            REPRESENTATIONS AND WARRANTIES

In order to induce Lenders and Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Lender and Issuing Bank, on the Closing Date and on each Credit Date, that the following statements are true and correct:

4.1                               Organization; Requisite Power and Authority; Qualification.  Each of Holdings and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1 (subject to such changes as are permitted by Section 6.9), (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

4.2                               Capital Stock and Ownership.  The Capital Stock of each of Holdings and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable.  Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Holdings or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Holdings or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Holdings or any of its Subsidiaries of any additional membership interests or other Capital Stock of Holdings or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Holdings or any of its Subsidiaries.  Schedule 4.2 correctly sets forth the ownership interest of Holdings and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date.

4.3                               Due Authorization.  The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

4.4                               No Conflict.  The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, any of the Organizational Documents of Holdings or any of its Subsidiaries; (b) violate any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries except to the extent such violation could not be reasonably expected to have a Material Adverse Effect; (c) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries except to the extent such violation could not reasonably be expected to have a Material Adverse Effect; (d) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties); or (e) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

4.5                               Governmental Consents.  The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except to the extent obtained on or before the Closing Date, and except for filings and recordings with respect to the Collateral made or to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date.

4.6                               Binding Obligation.  Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.7                               Financial Condition.  Holdings has heretofore delivered to Administrative Agent (a) the audited consolidated balance sheet of Company and its Subsidiaries for the Fiscal Years ended December 31, 2004, December 31, 2005 and December 31, 2006, and the related audited consolidated statements of income, stockholders’ equity and cash flows of each of such companies for each such Fiscal Year then ended, together with all related notes and schedules thereto, and (b) the unaudited consolidated balance sheet of Company and its Subsidiaries for the three-month period ended March 30, 2007 and the related unaudited consolidated statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for such three-month period then ended, together with all related notes and schedules thereto.  All such statements of Company and its Subsidiaries were prepared in conformity with GAAP and fairly present, in all material respects, the financial position of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows of the entities described therein for each of the periods then ended, subject, in the case of such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnotes.  As of the Closing Date, neither Company nor any of its

Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries taken as a whole.

4.8                               Projections.  On and as of the Closing Date, the projections of Holdings and its Subsidiaries for (x) the period Fiscal Year 2007 through and including Fiscal Year 2013 and (y) the Fiscal Quarters beginning with the second Fiscal Quarter of 2007 through and including the fourth Fiscal Quarter of 2008 (collectively, the “Projections”) previously delivered to Administrative Agent and the Lenders are based on good faith estimates and assumptions made by the management of Holdings, it being recognized, however, that projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from the projected results and that the differences may be material.

4.9                               No Material Adverse Change.  Since December 31, 2006, except as set forth in Schedule 4.9, no event, circumstance or change has occurred that has caused or evidences, or could reasonably be expected to cause, either in any case or in the aggregate, a Material Adverse Effect.

4.10                        No Restricted Payments.  Neither Holdings nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Payment or agreed to do so except as permitted pursuant to Section 6.5.

4.11                        Litigation; Adverse Facts.  Except as set forth in Schedule 4.11 hereto, there are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect.  Neither Holdings nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.12                        Payment of Taxes.  Except as otherwise permitted under Section 5.3, all tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable.  Neither Holdings nor any of its Subsidiaries knows of any proposed tax assessment against Holdings or any of its Subsidiaries other than those which are being actively contested by Holdings or such Subsidiary in good faith and by appropriate proceedings and for which reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.13                        Properties.

(a)                                  Title.  Each of Holdings and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the most recent financial statements delivered to the Administrative Agent, in each case except for assets disposed of (x) since the date of such financial statements and prior to the Closing Date in the ordinary course of business or (y) as otherwise permitted under Section 6.9 and except for such defects that neither individually nor in the aggregate could reasonably be expected to have a Material Adverse Effect.  Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

(b)                                 Real Estate.  As of the Closing Date, Schedule 4.13 contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof), if any, affecting each Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment.  Each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Holdings does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

(c)                                  Intellectual Property.  Company and its Subsidiaries own or have the valid right to use all material Intellectual Property, and all Intellectual Property is free and clear of any and all Liens other than Liens securing the Obligations and Liens permitted pursuant to Section 6.2(i).  Any registrations in respect of the Intellectual Property are in full force and effect and are valid and enforceable. The conduct of the business of Company and its Subsidiaries as currently conducted, and as currently contemplated to be conducted, including, but not limited to, all products, processes or services, made, offered or sold by Company and its Subsidiaries, does not and will not infringe upon, violate, misappropriate or dilute any intellectual property of any third party which infringement, violation, misappropriation or dilution could reasonably be expected to have a Material Adverse Effect. To the knowledge of Holdings, Company or any of its Subsidiaries, no third party is infringing upon or misappropriating, violating or otherwise diluting any Intellectual Property where such infringement, misappropriation, violation or dilution could reasonably be expected to have a Material Adverse Effect.  Neither Holdings, Company nor any of its Subsidiaries is enjoined from using any material Intellectual Property, and except as could reasonably be expected to have a Material Adverse Effect, there is no pending or, to the knowledge of Holdings, Company or any of its Subsidiaries, threatened claim or litigation contesting (i) any right of Company or any of its Subsidiaries to own or use any Intellectual Property, or (ii) the validity or enforceability of any Intellectual Property.

4.14                        Environmental Matters.  Except as set forth in Schedule 4.14 hereto: (i) neither Holdings nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect; (ii) as of the Closing Date, or except as otherwise reported to the Administrative Agent after the Closing Date, neither Holdings nor any of its Subsidiaries has received within the last ten (10) years any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604), or any comparable state law; (iii) there are and, to each of Holdings’ and its Subsidiaries’ knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which would reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries, which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect; and (iv) neither Holdings nor any of its Subsidiaries nor, to any Credit Party’s knowledge, any predecessor of Holdings or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Holdings’ or any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent, which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.  Notwithstanding anything to the contrary in this Section 4.14, compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect and no event or condition has occurred or is occurring with respect to Holdings or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity, including, without limitation, any matter included in Schedule 4.14, which individually or in the aggregate has had, or would reasonably be expected to have, a Material Adverse Effect.

4.15                        No Defaults.  Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations or covenants contained in (i) any of its Contractual Obligations (other than the Credit Documents and the Term Loan Documents), and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect and (ii) any Credit Document and any Term Loan Document.

4.16                        Governmental Regulation.  Neither Holdings nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

Neither Holdings nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.17                        Margin Regulations.  Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  Neither the making of the Loans nor the pledge of the Collateral pursuant to the Collateral Documents, violates Regulation T, U or X of the Board of Governors of the Federal Reserve System.  No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of said Board of Governors.

4.18                        Employee Matters.  Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect.  Except as set forth in Schedule 4.18, there is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries, or to the best knowledge of Holdings and Company, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or to the best knowledge of Holdings and Company, threatened against any of them, and the hours worked by and payments made to employees of Holdings or any of its Subsidiaries have not violated the Fair Labor Standards Act or any other law dealing with such matters, (b) no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries, and (c) to the best knowledge of Holdings and Company, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the best knowledge of Holdings and Company, no union organization activity that is taking place; which in each case in clause (a), (b) or (c) above (including, without limitation, any matter included in Schedule 4.18), could either individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

4.19                        Employee Benefit Plans.  Holdings, each of its Subsidiaries and each of their respective ERISA Affiliates are in material compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan in all material respects.  Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which reasonably would be expected to cause such Employee Benefit Plan to lose its qualified status.  No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or reasonably is expected to be incurred by Holdings, any of its Subsidiaries or any of their ERISA Affiliates.  Except as set forth in Schedule 4.19 (and except for changes in matters identified in Schedule 4.19 that are not, individually or in the aggregate, material), no ERISA Event has occurred or is reasonably expected to occur.  Except as set forth in Schedule 4.19, and except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates.  Except as set forth in Schedule 4.19 (and except for changes in matters identified in Schedule 4.19 that are not, individually or in the aggregate, material), the present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by Holdings, any of its Subsidiaries or any of their ERISA Affiliates, (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan.  Neither Holdings, its Subsidiaries nor their respective ERISA Affiliates maintains, contributes to or is required to contribute to any Multiemployer Plan.

4.20                        Certain Fees.  Except as otherwise disclosed in writing to Administrative Agent and Arranger, no broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders, Agents and Arranger against, and agrees that it will hold Lenders, Agents and Arranger harmless from, any claim, demand or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

4.21                        Solvency.  Each Borrower is, and Holdings and its Subsidiaries (on a consolidated basis), are, and, upon the incurrence of any Obligation by any Credit Party on any date on which this representation and warranty is made, will be, Solvent.

4.22                        Collateral.

(a)                                  Collateral Documents. The security interests created in favor of Collateral Agent under the Collateral Documents constitute, as security for the obligations purported to be secured thereby, a legal, valid and enforceable security interest in all of the Collateral referred to therein in favor of Collateral Agent for the benefit of the Lenders.  The security interests in and Liens upon the Collateral described in the Collateral Documents are valid and perfected First Priority or Second Priority Liens (in accordance with the priorities set forth in the Intercreditor Agreement) to the extent such security interests and Liens can be perfected by such filings and recordations.  No consents, filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests purported to be created by any of the Collateral Documents, other than (i) such as have been obtained and which remain in full force and effect, (ii) the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Collateral Agent, and (iii) with respect to such items of Collateral as to which this Agreement or the Collateral Documents do not require any consent, filing or recordation.

(b)                                 Absence of Third Party Filings.  Except such as may have been filed in favor of Collateral Agent as contemplated by Section 4.23(a) above and except as set forth on Schedule 4.22 annexed hereto or, after the Closing Date, as may have been filed with respect to a Lien permitted by Section 6.2, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing with respect to a Lien covering all or any part of the Collateral is on file with the United States Patent and Trademark Office or United States Copyright Office or any other Governmental Authority.

4.23                        Disclosure.  No representation or warranty of Holdings and its Subsidiaries contained in any Credit Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated hereby or thereby contains any untrue statement of a material fact or omits (when taken as a whole) to state a material fact (known to Holdings or Company, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.  Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings or Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.  There is no fact known to Holdings or Company (other than matters of a general economic nature) that, individually or in the aggregate, has had, or could reasonably be expected to result in, a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

4.24                        Deposit Accounts

Annexed hereto as Schedule 4.24 is a list of all Deposit Accounts maintained by the Credit Parties as of the Closing Date, which Schedule includes, with respect to each deposit account (i) the name and address of the depository; (ii) the account number(s) maintained with such depository; and (iii) a contact person at such depository.

SECTION 5.                            AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that so long as any Commitment is in effect and until payment in full of all Obligations and cancellation or expiration of all Letters of Credit,

each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

5.1                               Financial Statements and Other Reports.  Holdings will deliver to Administrative Agent and Collateral Agent for each Lender:

(a)                                  [RESERVED];

(b)                                 Quarterly Financial Statements.  Within two (2) Business Days after the date on which Holdings files or is required to file its Form 10-Q under the Exchange Act (but without giving effect to any extension pursuant to Rule 12b-25 under the Exchange Act (or any successor rule) or otherwise) (or, if Holdings is not required to file a Form 10-Q under the Exchange Act, within fifty (50) days after the end of each of the first three Fiscal Quarters of each Fiscal Year (commencing with the Fiscal Quarter ending June 30, 2007)), (i) the consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated (and with respect to statements of income, consolidating) statements of income and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all prepared in accordance with GAAP and in reasonable detail and certified by the chief financial officer, senior vice president-finance, treasurer or controller of Company or Holdings that they fairly present, in all material respects, the consolidated financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and the absence of footnotes, and (ii) a narrative report describing the financial condition and results of operations of Holdings and its Subsidiaries for such Fiscal Quarter in form and substance reasonably satisfactory to Administrative Agent;

(c)                                  Annual Financial Statements.  Within two (2) Business Days after the date on which the Holdings files or is required to file its Form 10-K under the Exchange Act (but without giving effect to any extension pursuant to Rule 12b-25 under the Exchange Act (or any successor rule) or otherwise) (or, if Holdings is not required to file a Form 10-K under the Exchange Act, within one hundred (100) days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2007)), (i) the consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholder’s equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all prepared in accordance with GAAP and in reasonable detail and certified by the chief financial officer, senior vice president-finance, treasurer or controller of Company or Holdings that they fairly present, in all material respects, the consolidated financial condition of

Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, and (ii) a narrative report describing the financial condition and results of operations of Holdings and its Subsidiaries in form and substance reasonably satisfactory to Administrative Agent; (iii) with respect to such consolidated financial statements a report thereon of independent certified public accountants of recognized national standing selected by Holdings, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating (1) that their audit examination has included a review of the terms of the Credit Documents, and (2) whether, in connection therewith, any condition or event that constitutes a Default or an Event of Default under Section 6.8 or otherwise with respect to accounting matters has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof;

(d)                                 Compliance Certificate.  Together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to Sections 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate;

(e)                                  Statements of Reconciliation after Change in Accounting Principles.  If, as a result of any change in accounting principles and policies from those used in the preparation of the financial statements referred to in Section 4.7, the consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to Section 5.1(b) or 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance reasonably satisfactory to Administrative Agent;

(f)                                    Notice of Default, etc.  Promptly upon, and in any event within five (5) days after, any officer of Holdings or any of its Subsidiaries obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Holdings or any of its Subsidiaries with respect thereto; (ii) that any Person has given any notice to Holdings or any of its Subsidiaries or taken any other action with respect to any claimed default or event or condition of the type referred to in Section 8.1(b); (iii) of the occurrence of any event or change that has caused or evidences or would reasonably be expected to have, either in any case or in the aggregate, a Material Adverse Effect; or (iv) the occurrence of a Liquidity Event, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Holdings or the applicable Subsidiary has taken, is taking and proposes to take with respect thereto;

(g)                                 Notice of Litigation.  Promptly upon, and in any event within five (5) days after, any officer of Holdings or any of its Subsidiaries obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Company to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Holdings or any of its Subsidiaries to enable Lenders and their counsel to evaluate such matters;

(h)                                 ERISA.  (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan and (2) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

(i)                                     Financial Plan.  As soon as practicable and in any event no later than the 90 days after the beginning of each Fiscal Year, a monthly consolidated and consolidating plan and financial forecast for such Fiscal Year (a “Financial Plan”), including a forecasted consolidated balance sheet and forecasted consolidated and consolidating statements of income and consolidated statement of cash flows of Holdings and its Subsidiaries for such Fiscal Year, together with pro forma Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based;

(j)                                     Insurance Report.  As soon as practicable and in any event by the last day of each calendar year, a report in form and substance reasonably satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Holdings and its Subsidiaries and all material insurance coverage planned to be maintained by Holdings and its Subsidiaries in the immediately succeeding calendar year;

(k)                                  Accountants’ Reports.  Promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Holdings or Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Holdings and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

(l)                                     Fixed Charge Coverage Compliance Certificate.  A Fixed Charge Coverage Compliance Certificate relating to the Minimum Fixed Charge Coverage Ratio for the most recently ended four Fiscal Quarter period for which financial statements are required to have been delivered hereunder, (i) within two Business Days after the occurrence of any Liquidity Event (A) for which a Liquidity Event Cure Notice has not been properly delivered as required by Section 8.2 within ten (10) (or, if applicable, fifteen (15)) days after the occurrence of such Liquidity Event, (B) for which a Liquidity Event Cure Notice was properly delivered and a Liquidity Event Cure did not occur in accordance with Section 8.2 or (C) for which no Liquidity Event Cure Notice is available and (ii) on the fifteenth day of each calendar month after such Liquidity Event occurred (but only if such Liquidity Event exists on such date);

(m)                               Environmental Reports and Audits.  As soon as practicable following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, with respect to environmental matters at any Facility or which relate to any environmental liabilities of Holdings or its Subsidiaries which, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(n)                                 Other Information.  (A) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings to holders of its Indebtedness or to holders of its public equity securities or by any Subsidiary of Holdings to its security holders other than Holdings or another Subsidiary of Holdings, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (iii) all press releases and other statements made available generally by Holdings or any of its Subsidiaries to the public concerning material developments in the business of Holdings or any of its Subsidiaries, and (B) such other information and data with respect to Holdings or any of its Subsidiaries (including, without limitation, financial statements with respect to Holdings and its Subsidiaries) as from time to time may be reasonably requested by Administrative Agent or any Lender;

(o)                                 Borrowing Base Certificate.  (i) No later than the 15th day of each calendar month, a certificate in the form of Exhibit L (a “Borrowing Base Certificate”) showing the Borrowing Base as of the close of business on the immediately preceding calendar month, each Borrowing Base Certificate to be certified as complete and correct in all material respects on behalf of the Borrowers by the chief financial officer of the Borrower Representative, provided that if an Event of Default has occurred and is continuing, at Administrative Agent’s or Collateral Agent’s request, such Borrowing Base Certificate shall be furnished more frequently than monthly, at intervals to be determined in Administrative Agent’s and Collateral Agent’s  collective discretion (but in no case more frequently than weekly); and provided further that if a

Liquidity Event has occurred and is continuing or existed within the preceding 30 days, the Borrowing Base shall be computed weekly and Holdings shall deliver the Borrowing Base Certificate to the Administrative Agent and the Collateral Agent no later than three Business Days following the end of each week;

(p)                                 Collateral Reports.

(i)             No later than the 15th day of each calendar month, and at such other times as may be requested by the Collateral Agent, as of the period then ended:

(1)                      a detailed aging of the Accounts of the Borrowers (A) including all invoices aged by due date (with an explanation of the terms offered) and (B) reconciled to the Borrowing Base Certificate delivered as of such date prepared in a manner reasonably acceptable to the Administrative Agent and Collateral Agent, together with a summary specifying the name, address, and balance due for each Account Debtor;

(2)                      a schedule detailing the Inventory of the Borrowers, in form reasonably satisfactory to the Collateral Agent, (A) by location (showing Inventory in transit, any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by class (raw material and finished goods), by product type, and by volume on hand, which Inventory shall be valued at the lower of Cost or market and adjusted for Reserves as the Collateral Agent has previously indicated to the Borrower Representative, (B) including a report of any variances or other results of Inventory counts performed by the Borrowers since the last Inventory schedule delivered pursuant to this Section 5.1(p)(i), and (C) reconciled to the Borrowing Base Certificate delivered as of such date;

(3)                      a worksheet of calculations prepared by the Borrower Representative to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion;

(4)                      a reconciliation of the Accounts and Inventory of the Borrowers between the amounts shown in the Borrowers’ general ledger and financial statements and the reports delivered pursuant to clauses (1) and (2) above;

(5)                      a reconciliation of the loan balance per the Borrowers’ general ledger to the loan balance under this Agreement; and

(6)                      as of the month then ended, a schedule and aging of the Borrowers’ accounts payable.

(ii)          reasonably promptly upon a request by the Administrative Agent or Collateral Agent in  their good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment:

(1)                      copies of invoices in connection with the invoices issued by the Borrowers in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto; and

(2)                      copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory purchased by any Borrowers.

(q)                                 during such times, if any, as Borrowing Base Certificates are deliverable on a weekly basis pursuant to clause (o) above, as soon as available but in any event within three Business Days after the end of each calendar week and at such other times as may be requested by the Collateral Agent, as of the period then ended, a rollforward of the Borrowers sales journal, cash receipts journal (identifying trade and non-trade cash receipts) and debit memo/credit memo journal.

5.2                               Existence.  Except as otherwise permitted under Section 6.9, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect (i) its existence and (ii) all rights and franchises, licenses and permits material to the business of Holdings and its Subsidiaries (on a consolidated basis).

5.3                               Payment of Taxes and Claims.  Each Credit Party will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable which, if unpaid, might become a Lien upon any of its properties or assets; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor.  No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings or any of its Subsidiaries).

5.4                               Maintenance of Properties.  Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties owned by Holdings, Company or its Subsidiaries or used or useful in the business of Company and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

5.5                               Insurance.  Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons.  Without limiting the generality of the foregoing, each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses.  Each such policy of insurance shall (i) name the Administrative Agent, the Collateral Agent and the Lenders as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names the Collateral Agent, on behalf of Lenders as the loss payee thereunder and provides for at least thirty (30) days’ prior written notice to Collateral Agent of any modification or cancellation of such policy.

5.6                               Inspections; Appraisals; and Inventories.

(a)                                  Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent, Collateral Agent or any Lender (and, in the case of any Lender, accompanied by Administrative Agent or Collateral Agent) to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect the Collateral, or otherwise to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their properties, assets, affairs, finances and accounts with its and their officers and independent public accountants (it being understood that, prior to the occurrence and continuance of an Event of Default, (x) any such discussions or meetings shall be limited to Administrative Agent and Collateral Agent and (y) in the case of discussions or meetings with the independent public accountants, only if Company has been given the opportunity to participate in such discussions or meetings), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

(b)                                 Upon the request of the Administrative Agent or the Collateral Agent not more frequently than once per year after reasonable prior notice, permit the Collateral Agent or professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Collateral Agent to conduct Inventory Appraisals and commercial finance examinations, including, without limitation, of (i) the Borrowers’ practices in the computation of the Borrowing Base, and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves.  Subject to the following sentences, the Credit Parties shall pay the reasonable fees and expenses of the Collateral Agent or such professionals with respect to such evaluations and appraisals.  Without limiting the foregoing, during any period in which Excess Availability has been less than $12.0 million for five (5) consecutive days, the Credit Parties acknowledge that the Administrative Agent and Collateral Agent may undertake, in the aggregate, up to two (2) inventory appraisals and two (2) commercial finance examinations each Fiscal Year, at the Credit Parties’ expense.  Notwithstanding the foregoing, the Collateral Agent may cause additional Inventory Appraisals and commercial finance examinations to be undertaken as it in its discretion deems necessary or appropriate, at the expense of the Lenders, or if an Event of Default or Liquidity Event shall have occurred and be continuing, at the expense of the Credit Parties.

(c)                                  Upon the request of the Collateral Agent after reasonable prior notice, cause at least one (1) physical inventory at each of the Credit Parties’ locations to be undertaken in each twelve (12) month period conducted by such inventory takers as are satisfactory to the Collateral Agent and following such methodology as is consistent with the methodology used in the immediately preceding inventory or as otherwise may be reasonably acceptable to the Collateral Agent.  The Borrower Representative, within thirty (30) days following the completion of such inventory, shall provide the Collateral Agent with a reconciliation of the results of such inventory (as well as of any other physical inventory undertaken by a Credit Party).

(d)                                 Prior to the effectiveness of any person becoming an Additional Co-Borrower hereunder, an Inventory Appraisal, a written report regarding the results of a commercial finance examination and/or appraisal in respect of any Real Estate Assets owned by such proposed Additional Co-Borrower, in each case, conducted by an independent appraisal firm reasonably acceptable to the Collateral Agent.

5.7                               Lenders Meetings.  Holdings and Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each calendar year to be held at Company’s corporate offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

5.8                               Compliance with Laws.  Each Credit Party will comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.9                               Environmental.

(a)                                  Environmental Disclosure.  Each Credit Party will, and will cause each of its Subsidiaries to, deliver to Administrative Agent and Lenders:

(i)             as soon as practicable following receipt thereof, copies of all material environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Holdings or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims; provided, however, that this Section 5.9(a)(i) shall not apply to communications covered by valid claims of attorney client privilege or to attorney work product generated by legal counsel to Holdings or any of its Subsidiaries;

(ii)          promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (2) any remedial action taken by Holdings or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (3) Holdings or any of its Subsidiaries’ discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(iii)       as soon as practicable following the sending or receipt thereof by Holdings or any of its Subsidiaries, a copy of any and all written communications to or from any Governmental Authority or any Person bringing an Environmental Claim against Holdings or any of its Subsidiaries with respect to: (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any Release required to be reported to any Governmental Authority, and (3) any written request for information from any Governmental Authority stating such Governmental Authority is investigating whether Holdings or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity; and

(iv)      with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.9(a).

(b)                                 Hazardous Materials Activities, Etc.  Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.10                        Subsidiaries.  In the event that any Person becomes a Domestic Subsidiary of Company, Company shall (a) promptly, and in any event within ten (10) days, cause such Domestic Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all Perfection Deliverables and such documents, instruments, agreements, opinions and certificates as are similar to those described in Sections 3.1(b) and 3.1(f), and any other actions required by the Pledge and Security Agreement.  In the event that any Person becomes a Foreign Subsidiary of Company, and the ownership interests of such Foreign Subsidiary are owned by Company or by any Domestic Subsidiary thereof, Company shall, or shall cause such Domestic Subsidiary to, promptly, and in any event within ten (10) days, deliver all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.1(b), and Company shall take, or shall cause such Domestic Subsidiary to take, all of the actions referred to in clause (i) of the definition of “Perfection Deliverables” necessary to grant and to perfect a First Priority or Second Priority Lien (in accordance with the priorities set forth in the Intercreditor Agreement) in favor of Collateral Agent, for the benefit of Secured Parties, under the Pledge and Security Agreement in 66% of such ownership interests.

With respect to each such Subsidiary, Company shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Company, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Company; provided, such written notice upon Administrative Agent’s approval of the contents therein shall be deemed to supplement Schedule 4.1 and 4.2 for all purposes hereof.  Notwithstanding anything to the contrary in this Section 5.10, the requirements of this Section 5.10 shall not apply to any property or Subsidiary created or acquired after the Closing Date, as to which the Collateral Agent has determined in its sole discretion that the collateral value thereof is insufficient to justify the difficulty, time and/or expense of obtaining a perfected security interest therein.  The Collateral Agent is hereby authorized by the Lenders to enter into such amendments to the Collateral Documents as the Collateral Agent deems necessary to effectuate the provisions of this Section 5.10.

5.11                        Additional Real Estate Assets.  In the event that any Credit Party acquires, or any Person that becomes a Credit Party holds, a Real Estate Asset that is (a) a fee interest with a fair market value equal to or greater than $500,000 or (b) a leasehold interest with a value that Administrative Agent in its sole discretion, after consultation with Company, determines is material, and such interest has not otherwise been made subject to a perfected First Priority or Second Priority Lien (in accordance with the priorities set forth in the Intercreditor Agreement) of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then such Credit Party shall, promptly, and in any event within ten (10) days of such Credit Party acquiring such Real Estate Asset or such Person becoming a Credit Party, take all such actions and execute and deliver, or cause to be executed and delivered, all Real Estate Asset Deliverables and Perfection Deliverables with respect to each such Real Estate Asset to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority or Second Priority Lien (in accordance with the priorities set forth in the Intercreditor Agreement) in such Real Estate Assets, and reports and other information reasonably satisfactory to Administrative Agent regarding environmental matters (including, without limitation, a Phase I Report) with respect to such Real Estate Assets.  In addition to the foregoing, Company shall, at the request of Requisite Lenders, deliver, from time to time (but, prior to the occurrence and during the continuance of a Default or Event of Default, not more than once every two calendar years), to Administrative Agent such appraisals of Real Estate Assets with respect to which Collateral Agent has been granted a Lien.  Notwithstanding anything to the contrary in this Section 5.11, the requirements of this Section 5.11 shall not apply to any Real Estate Asset acquired after the Closing Date, as to which the Collateral Agent has determined in its sole discretion that the collateral value thereof is insufficient to justify the difficulty, time and/or expense of obtaining a perfected security interest therein.  The Collateral Agent is hereby authorized by the Lenders to enter into such amendments to the Collateral Documents as the Collateral Agent deems necessary to effectuate the provisions of this Section 5.11.

5.12                        [Reserved].

5.13                        Further Assurances.  At any time or from time to time upon the request of Administrative Agent or Collateral Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents.  In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of Holdings, and its Subsidiaries and all of the outstanding Capital Stock of Company and its Subsidiaries (in each case subject to limitations contained in the Credit Documents with respect to Foreign Subsidiaries).

5.14                        ERISA.  Neither Holdings, its Subsidiaries or their respective ERISA Affiliates shall establish, maintain, contribute to, or become required to contribute to any Multiemployer Plan.

5.15                        Cash Management

(a)                                  The Credit Parties shall deliver, or cause to be delivered, to Collateral Agent a Blocked Account Agreement duly authorized, executed and delivered by each bank where a Deposit Account for the benefit of any Credit Party is maintained.  Each Borrower shall further execute and deliver, and shall cause each Guarantor to execute and deliver, such agreements and documents as Collateral Agent may reasonably require in connection with such Blocked Accounts and such Blocked Account Agreements.  Other than Excluded Deposit Accounts, no Credit Party shall establish any Deposit Accounts after the Closing Date, unless such Borrower or Guarantor (as applicable) has complied in full with the provisions of this Section 5.15(a) with respect to such Deposit Accounts.  Each Blocked Account Agreement shall require, after notice from the Collateral Agent to a Blocked Account Bank (which the Collateral Agent agrees will only be given after the occurrence of an Account Control Event) (and until the Collateral Agent notifies such Blocked Account Bank to the contrary (which the Collateral Agent agrees will be given promptly after the written request of the Borrower Representative if such Account Control Event has terminated), the ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to the collection account maintained by the Collateral Agent at JPMorgan Chase Bank, N.A. (the “Collection Account”), of all cash receipts and collections, including, without limitation, the following:

(i)             all available cash receipts from the sale of Inventory and other assets;

(ii)          all proceeds of collections of Accounts;

(iii)       all Net Asset Sale Proceeds and Net Insurance/Condemnation Proceeds, and all other cash payments received by a Credit Party from any Person or from any source or on account of any sale or other transaction or event;

(iv)      the then contents of each Deposit Account;

(v)         the then entire ledger balance of each Blocked Account; and

(vi)      the net proceeds of all credit card charges.

(b)                                 The Collection Account shall at all times be in the name, and under the sole dominion and control of the Collateral Agent.  The Credit Parties hereby acknowledge and agree that (i) the Credit Parties have no right of withdrawal from the Collection Account, (ii) the funds on deposit in the Collection Account shall at all times be collateral security for all of the Obligations and (iii) the funds on deposit in the Collection Account shall be applied as provided in this Agreement.  In the event that, notwithstanding the provisions of this Section 5.15, any Credit Party receives or otherwise has dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by such Credit Party for the Collateral Agent, shall not be commingled with any of such Credit Party’s other funds or deposited in any account of such Credit Party and shall, not later than the Business Day after receipt thereof, be deposited into the Collection Account or dealt with in such other fashion as such Credit Party may be instructed by the Collateral Agent.

SECTION 6.                            NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations and cancellation or expiration of all Letters of Credit, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1                               Indebtedness.  Each of Holdings and Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a)                                  the Obligations;

(b)                                 Company may become and remain liable with respect to Indebtedness to any of its wholly-owned Guarantor Subsidiaries, and any wholly-owned Guarantor Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any other wholly-owned Guarantor Subsidiary of Company; provided, (i) all such Indebtedness under this subclause (b) shall be (x) evidenced by promissory notes and all such notes shall be subject to a First Priority or Second Priority Lien (in accordance with the priorities set forth in the

Intercreditor Agreement) pursuant to the Pledge and Security Agreement and (y) unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case, is reasonably satisfactory to Administrative Agent, and (ii) any payment by any such Subsidiary under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;

(c)                                  [RESERVED];

(d)                                 Indebtedness of Company and its Subsidiaries arising in respect of netting services or overdraft protections with deposit accounts; provided, that such Indebtedness is extinguished within three (3) Business Days of its incurrence;

(e)                                  guaranties by Company of Indebtedness of a Guarantor Subsidiary or guaranties by a Subsidiary of Company of Indebtedness of Company or a Guarantor Subsidiary with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1;

(f)                                    Indebtedness of Company and its Subsidiaries existing on the Closing Date and described in Schedule 6.1, but not any extensions, renewals, refinancings or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not materially less favorable (taken as a whole) to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced or (B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced;

(g)                                 purchase money Indebtedness of Company and its Subsidiaries and Capital Leases (other than in connection with sale-leaseback transactions) of Company and its Subsidiaries, in each case incurred in the ordinary course of business to provide all or a portion of the purchase price or cost of construction of an asset or an improvement of an asset not constituting part of the Collateral; provided, that (A) such Indebtedness when incurred shall not exceed the purchase price or cost of improvement or construction of such asset, (B) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, (C) such Indebtedness shall be secured only by the asset acquired, constructed or improved in connection with the incurrence of such Indebtedness and (D) the aggregate principal amount of all such Indebtedness shall not exceed $7,500,000 at any time outstanding;

(h)           other Indebtedness of Company and its Subsidiaries, which is unsecured, in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

(i)            Indebtedness of Company under any Interest Rate Agreement or Currency Agreement entered into for hedging purposes and in form and substance reasonably satisfactory to the Administrative Agent;

(j)            Indebtedness evidenced by the Term Loan Documents in an aggregate amount not to exceed an amount equal to $125.0 million less the amount of all mandatory or scheduled payments thereon incurred pursuant to the Term Loan Facility and any Permitted Refinancing thereof;

(k)           additional senior unsecured or subordinated unsecured Indebtedness, the terms and conditions of which (i) shall provide for a maturity date at least one year after the Maturity Date hereunder and with no scheduled amortization or other scheduled payments of principal prior to such date, and (ii) shall otherwise be reasonably satisfactory to Administrative Agent; provided, that (A) after giving pro forma effect to the incurrence of such Indebtedness (and, if applicable, giving pro forma effect to any Subject Transaction pursuant to Section 6.8(c)), (1) the Leverage Ratio is not greater than 4.0 to 1.0 or (2) the Consolidated Coverage Ratio is at least 2.0 to 1.0 and (B) no Default or Event of Default has occurred or is continuing at the time of incurrence or would result therefrom;

(l)            Indebtedness of a Person existing at the time such Person becomes a Subsidiary of Company following the Closing Date, which Indebtedness is in existence at the time such Person becomes a Subsidiary and is not created in connection with or in contemplation of such Person becoming a Subsidiary; provided that the aggregate principal amount of all such Indebtedness in the aggregate shall not exceed $5,000,000 at any time outstanding;

(m)          Indebtedness of Holdings which is unsecured and subordinated to the Obligations in a manner satisfactory to Administrative Agent and which is issued in connection with the redemption or replacement of any preferred Capital Stock of Holdings, in principal amount not to exceed the amount of such preferred Capital Stock being redeemed or replaced, the terms and conditions of which (i) shall provide for a maturity date at least one year after the Maturity Date hereunder, with no scheduled amortization of principal or mandatory prepayments prior to such date, (ii) no scheduled or mandatory cash interest payments prior to such date, except to the extent Holdings has sufficient cash therefor and (iii) shall otherwise be satisfactory to Administrative Agent;

(n)           Capital Leases of Company entered into in connection with sale-leaseback transactions permitted by Section 6.3; provided, that (A) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing and (B) such Indebtedness shall be secured only by the facility which is the subject of such Capital Lease; and

(o)           additional secured Indebtedness, the terms and conditions of which (i) shall provide for a maturity date at least one year after the Maturity Date hereunder and with no scheduled amortization of principal prior to such date, (ii) unless reasonably satisfactory to the Administrative Agent pursuant to clause (iii) below, shall be no more restrictive (without taking into account fees or interest rates), taken as a whole, than those set forth in the Term Loan Documents as in effect on the Closing Date, and (iii) shall otherwise be reasonably satisfactory to Administrative Agent; provided, that (A) after giving pro forma effect to the incurrence of such Indebtedness (and, if applicable, giving pro forma effect to any Subject Transaction pursuant to Section 6.8(c)), the Secured Debt Ratio is less than 2.5 to 1.0 and (B) no Default or Event of Default has occurred or is continuing at the time of incurrence or would result therefrom.

Liens.  Each of Holdings and Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings, Company or any such Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except:

(a)           Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;

(b)           Liens imposed by law for Taxes that are not yet required to be paid pursuant to Section 5.3;

(c)           statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five (5) days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d)           deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e)           easements, rights-of-way, restrictions, encroachments, minor defects or irregularities in title and other similar charges, in each case which do not and will not interfere in any material respect with the use or value thereof;

(f)            any interest or title of a lessor or sublessor under any operating or true lease of real estate entered into by Company or its Subsidiaries in the ordinary course of its business covering only the assets so leased;

(g)           purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(h)           any attachment or judgment Lien not constituting an Event of Default under Section 8.1(h);

(i)            non-exclusive licenses of Intellectual Property granted by Company or any of its Subsidiaries in the ordinary course of business consistent with past practice and not interfering in any respect with the ordinary conduct of the business of Company or such Subsidiary;

(j)            bankers liens and rights of set-off with respect to customary depositary arrangements entered into in the ordinary course of business of Company and its Subsidiaries;

(k)           Liens granted by Company or its Subsidiaries existing on the Closing Date and described in Schedule 6.2; provided, that (A) no such Lien shall at any time be extended to cover property or assets other than the property or assets subject thereto on the Closing Date and (B) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded, replaced or refinanced except as otherwise permitted by Section 6.1(f);

(l)            Liens securing (i) Indebtedness permitted pursuant to Section 6.1(g), provided, any such Lien shall encumber only the asset acquired, constructed or improved with the proceeds of such Indebtedness and (ii) Indebtedness permitted pursuant to Section 6.1(n), provided any such Lien shall encumber only the facility with is the subject of such Capital Lease;

(m)          Liens securing Indebtedness permitted under Section 6.1(l); provided that such Liens are of a type described in Section 6.2(l)(i) and are not created in contemplation of or in connection with such Person becoming a Subsidiary, such Liens will not apply to any other property of Holdings or any of its Subsidiaries, and such Liens will secure only those obligations secured by such Liens on the date such Person becomes a Subsidiary; and

(n)           Liens securing Indebtedness permitted under Section 6.1(j) or 6.1(o).

Sales and Leasebacks.  Each of Holdings and Company shall not, and shall not permit any of its Subsidiaries to directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which Holdings or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Holdings or any of its Subsidiaries) or (b) which Holdings or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Holdings or any of its Subsidiaries) in connection with such lease; provided that Company and its Subsidiaries may (i) become and remain liable as lessee, guarantor or other surety with respect to any such lease which is a Capital Lease permitted pursuant to Section 6.1(g), and (ii) so long as no Default or Event of Default has occurred or is continuing or shall be caused thereby, sale-leaseback transactions in respect of any manufacturing Facilities owned by Company as of the Closing Date; provided, further, that (A) the material terms and conditions of such sale-leaseback transaction (including any Capital Lease in connection with such transaction) shall be reasonably satisfactory to the Administrative Agent, (B) Collateral Agent is granted a valid First Priority or Second Priority Lien (in accordance with priorities set forth in the Intercreditor Agreement) in Company’s leasehold interest in connection with such transaction, (C) the lessor (or lenders under any Capital Lease) in connection with such transaction shall agree to provide Collateral Agent access to the Collateral located at such facility pursuant to an agreement reasonably satisfactory to Administrative Agent and the Collateral Agent (the terms of which shall include subordination and non-disturbance provisions with respect to any such Collateral, and other terms as may be reasonably required by Administrative Agent or the Collateral Agent), (D) the amount of consideration payable to Company or its Subsidiaries (and the aggregate principal amount of Indebtedness in respect of any Capital Leases) in any such transaction shall not exceed the fair market value of any such facility (determined in good faith by the board of directors of Company (or similar governing body)), and shall not exceed $30,000,000 in the aggregate and (E) the Net Asset Sale Proceeds with respect to any such Capital Lease shall be applied to repay indebtedness under the Term Loan Facility if and to the extent required thereunder.

No Further Negative Pledges.  Except (i) pursuant to this Agreement, (ii) pursuant to the terms of Indebtedness permitted under Section 6.1(h), 6.1(j), 6.1(k) or 6.1(o), (iii) with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale, (iv) pursuant to customary non-assignment or no-subletting clauses in leases, licenses or contracts entered into in the ordinary course of business, which restrict only the assignment of such lease, license or contract, as applicable, or (v) in connection with purchase money financing or Capital Leases permitted under Section 6.1(g), 6.1(l) or 6.1(n) (in each case provided the prohibition applies only to the asset being acquired or constructed, or which is the subject of such Capital Lease), each of Holdings and Company shall not, and shall not permit any of its Subsidiaries to, enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

Restricted Payments.  Each of Holdings and Company shall not, and shall not permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Payment except that:

(a)           Subsidiaries of Company may make Restricted Payments (i) to Company or to any parent entity of such Subsidiary which is a wholly-owned Guarantor Subsidiary and (ii) so long as no Liquidity Event or Default or Event of Default has occurred and is then continuing, on a pro rata basis to the equity holders of any other Guarantor Subsidiary;

(b)           (i) so long as no Liquidity Event or Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Company and its Subsidiaries may make prepayments and regularly scheduled payments of principal and interest in respect of any Indebtedness permitted under Sections 6.1(b), (ii) Company and its Subsidiaries may make scheduled payments and mandatory prepayments of principal, and regularly scheduled payments of interest in respect of and, so long as no Liquidity Event or Default or Event of Default shall have occurred and be continuing, voluntary repayments of, any Indebtedness permitted under Section 6.1(h), (iii) Company and its Subsidiaries may make mandatory prepayments and regularly scheduled payments of principal and interest in respect of any Indebtedness permitted under Section 6.1(k) (to the extent constituting subordinated Indebtedness) or 6.1(n), but only to the extent such payments are permitted by the terms, and subordination provisions (if any) applicable to, such Indebtedness, and (iv) Company and its Subsidiaries may make payments in respect of guarantees permitted under Section 6.1(e) to the extent the Indebtedness guaranteed thereby is permitted to be paid under this Section 6.5 (in each case under the foregoing subclauses (i), (ii) and (iii) in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Indebtedness as issued);

(c)           Company may make Restricted Payments to Holdings to the extent reasonably necessary to permit Holdings (in each case so long as Holdings applies the amount of any such Restricted Payment for such purpose within five (5) days of receipt of such amount) (i) to pay general administrative and corporate overhead costs and expenses (including, without limitation, expenses arising by virtue of Holdings’ status as a public company (including fees and expenses related to filings with the Securities and Exchange Commission, roadshow expenses, printing expenses and fees and expenses of attorneys and auditors)), (ii) so long as no Default or Event of Default, in each case, in respect of Section 8.1(a), 8.1(f) or 8.1(g) shall have occurred and be continuing or shall be caused thereby, to pay the fees and expenses to Sponsor required to be paid under the Management Services Agreement, as in effect on December 16,

2004 or after giving effect to any amendment, restatement or other modification thereto in accordance with Section 6.15(a) hereof, (iii) to discharge the consolidated tax liabilities of Holdings and its Subsidiaries and (iv) so long as no Liquidity Event or Default or Event of Default shall have occurred and be continuing or shall be caused thereby, to allow Holdings to repurchase shares of, or options to purchase shares of, Capital Stock of Holdings from employees, officers or directors of Holdings, Company or any Subsidiaries thereof in any aggregate amount not to exceed $1,000,000 in any calendar year or $5,000,000 in the aggregate since the Closing Date;

(d)           (i) Company may make Restricted Payments to Holdings in an aggregate amount not to exceed the Restricted Payment Amount (measured on the date of such Restricted Payment); provided that, notwithstanding the foregoing, in any four Fiscal Quarter period, the Company may make Restricted Payments to Holdings in an amount not to exceed the Periodic Dividend Amount; provided further, that, in any case, any Restricted Payment under this Section 6.5(d)(i) may only be made so long as (w) no Liquidity Event or Default or Event of Default has occurred or is continuing or shall be caused thereby after giving effect to such Restricted Payment, (x) after giving effect to such Restricted Payment, Holdings and its Subsidiaries shall have satisfied the RP Conditions, (y) to the extent Consolidated Adjusted EBITDA for the Test Period most recently ended prior to such Restricted Payment is less than or equal to $40,000,000, after giving effect to such Restricted Payment, the total amount of Restricted Payments made pursuant to this Section 6.5(d)(i) during the Fiscal Quarter in which the subject Restricted Payment is to be paid and the three Fiscal Quarters most recently ended does not exceed any applicable Maximum Restricted Payment Amount, and (z) a Section 6.5(d) Certificate has been delivered; and (ii) Holdings may make Restricted Payments in an amount equal to the actual amount of Restricted Payments made by Company to Holdings pursuant to Section 6.5(d)(i) that have not previously been distributed by Holdings, so long as no Liquidity Event or Default or Event of Default shall have occurred and be continuing or shall be caused thereby; provided, however, that notwithstanding anything to the contrary contained in this Section 6.5(d), this Section 6.5(d)(ii) shall not prohibit the payment of any dividend within 60 days after the date of declaration of such dividend if such dividend was permitted under this Section 6.5(d)(ii) on the date of declaration;

(e)           (i) so long as no Default or Event of Default, in each case, in respect of Sections 8.1(a), 8.1(f) or 8.1(g) shall have occurred and be continuing or shall be caused thereby, Holdings may make Restricted Payments to Sponsor to the extent of Restricted Payments received by Holdings from Company pursuant to Sections 6.5(c)(ii) and (ii) so long as no Liquidity Event or Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Holdings may make Restricted Payments (x) as described in Section 6.5(c)(iv) and (y) in respect of Indebtedness permitted by Section 6.1(m) and in connection with the redemption or replacement of any preferred Capital Stock of Holdings described in Section 6.1(m);

(f)            additional Restricted Payments in an aggregate amount not to exceed at any time outstanding $10,000,000 (minus any Investments made pursuant to Section 6.7(l)), if no

Liquidity Event or Default or Event of Default has occurred or is continuing or would result therefrom; provided that any Restricted Payment made pursuant to this Section 6.5(f) may not subsequently be characterized as a Restricted Payment made pursuant to any other provision of this Agreement; and

(g)           if no Default or Event of Default has occurred or is continuing or would result therefrom, additional Restricted Payments in an aggregate amount not to exceed $25,000,000, which Restricted Payments are funded exclusively by Holdings Equity Proceeds that have not been applied to any other purpose; provided that any Restricted Payment made pursuant this Section 6.5(g) may not subsequently be characterized as a Restricted Payment made pursuant to any other provision of this Agreement.

Restrictions on Subsidiary Distributions.  Each of Holdings and Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Company to (a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by Company or by any other Subsidiary of Company, (b) repay or prepay any Indebtedness owed by such Subsidiary to Company or to any other Subsidiary of Company, (c) make loans or advances to Company or to any other Subsidiary of Company, or (d) transfer any of its property or assets to Company or to any other Subsidiary of Company other than restrictions (i) existing under this Agreement or the Term Loan Documents (as in effect on the Closing Date), (ii) in agreements evidencing Indebtedness permitted by Sections 6.1(g) and 6.1(l) that impose restrictions on the property so acquired, (iii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, Joint Venture agreements and similar agreements entered into in the ordinary course of business, (iv) restrictions in agreements evidencing Indebtedness secured by Liens permitted by Section 6.2(m) that impose restrictions on the property securing such Indebtedness, (v) customary restrictions on assets that are the subject of an Asset Sale permitted by Section 6.9 or a Capital Lease permitted by Section 6.1(n) and (vi) in agreements evidencing Indebtedness permitted by Section 6.1(h) or 6.1(k), in each case, so long as such restrictions are not more restrictive, taken as a whole, than the restrictions set forth in this Agreement.

Investments.  Each of Holdings and Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except:

(a)           Investments in Cash and Cash Equivalents;

(b)           Investments by Holdings in Company;

(c)           Investments made by Company or any of its Subsidiaries in Subsidiary Guarantors which are wholly-owned Subsidiaries of Company;

(d)           Investments received by Company or any of its Subsidiaries in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers or suppliers of such Person, in each case in the ordinary course of business;

(e)           accounts receivable arising, and trade credit granted, in the ordinary course of business of Company and its Subsidiaries, and any Securities received by Company or any of its Subsidiaries in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss, and any prepayments and other credits to suppliers made in the ordinary course of business;

(f)            intercompany loans to the extent permitted under Section 6.1(b);

(g)           Consolidated Capital Expenditures by Company or any of its Subsidiaries permitted by Section 6.8(b);

(h)           loans and advances by Company or any of its Subsidiaries to employees of Company and its Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $2,000,000 at any time outstanding;

(i)            Investments by Company or any of its Subsidiaries made in connection with Permitted Acquisitions permitted pursuant to Section 6.9(d);

(j)            Investments by Company or any of its Subsidiaries constituting non-Cash consideration received by Company and its Subsidiaries in connection with permitted Asset Sales pursuant to subsection 6.9(c);

(k)           Company and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date and described in Schedule 6.7;

(l)            other Investments by Company or any of its Subsidiaries in an aggregate amount not to exceed at any time outstanding $10,000,000 (minus any Restricted Payments made pursuant to Section 6.5(f)), if no Liquidity Event or Default or Event of Default has occurred or is continuing or would result therefrom; and

(m)          additional Investments by Company or any of its Subsidiaries in an aggregate amount not to exceed the Restricted Payment Amount so long as (i) no Liquidity

Event or Default or Event of Default has occurred or is continuing or shall be caused thereby after giving effect to such Investment and (ii) after giving effect to such Investment, Company and its Subsidiaries shall have satisfied the Investment Conditions.

Notwithstanding the foregoing, in no event shall any Credit Party make any Investment which results in or facilitates in any manner any Restricted Payment not otherwise permitted under the terms of Section 6.5.

Financial Covenants.

(a)           Minimum Fixed Charge Coverage Ratio.  Upon the occurrence and during the continuance of a Liquidity Event, Company shall not permit the Fixed Charge Coverage Ratio for any Test Period for which a Fixed Charge Coverage Compliance Certificate is required to be delivered to be less than 1.0 to 1.0.

(b)           Maximum Consolidated Capital Expenditures.  Holdings and Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, except that Company and any Guarantor Subsidiary may make or incur Consolidated Capital Expenditures (i) during any calendar year in an aggregate amount not in excess of (A) $10,000,000 plus (B) the unused portion of Consolidated Capital Expenditures permitted to be made or incurred in the immediately preceding calendar year (it being understood that the amount under this subclause (B) shall not exceed the lesser of such unused portion and $10,000,000) and (ii) associated with the consolidation of Facilities and costs associated with the acquiring and/or the development and construction of one new manufacturing facility in an aggregate amount not to exceed $15,000,000.

(c)           Certain Calculations.

(i)             With respect to any period during which a Permitted Acquisition or an Asset Sale has occurred (each, a “Subject Transaction”), for purposes of determining compliance with the financial covenants set forth in this Section 6.8 and the Leverage Ratio calculation in Section 6.1(k), Consolidated Adjusted EBITDA and the components of Consolidated Fixed Charges, as applicable, shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Securities and Exchange Commission, which would include cost savings resulting from head count reduction, closure of Facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer of Company) using the historical audited financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Holdings and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period.

(ii)          With respect to any period commencing prior to the Closing Date, for purposes of determining compliance with the financial covenants set forth in this Section 6.8, Consolidated Adjusted EBITDA shall be calculated with respect to the portion of such period prior to the Closing Date based on the historical Consolidated Adjusted EBITDA of the Company during such time, Consolidated Capital Expenditures shall be calculated with respect to the portion of such period prior to the Closing Date based on the historical Consolidated Capital Expenditures of the Company during such time, and the other components of Consolidated Fixed Charges (other than Consolidated Interest Expense) shall be calculated with respect to the portion of such period prior to the Closing Date on a pro forma basis as if the Closing Date occurred on the first day of such period.

(iii)       With respect to any period commencing prior to the Closing Date, for purposes of determining compliance with the financial covenants set forth in this Section 6.8, Consolidated Interest Expense shall be calculated with respect to the portion of such period prior to the Closing Date on a pro forma basis as if the Closing Date occurred on the first day of such period (and assuming that the Indebtedness incurred on the Closing Date was incurred on the first day of such period and, such Indebtedness bears interest during the portion of such period prior to the Closing Date at the weighted average of the interest rates applicable to outstanding Indebtedness during the portion of such period on and after the Closing Date and that no Indebtedness was repaid during the portion of such period prior to the Closing Date).

Fundamental Changes; Asset Dispositions; Acquisitions.  Each of Holdings and Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise the business, or all or substantially all of the property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a)           any Subsidiary of Holdings may be merged with or into Company or with or into any wholly-owned Guarantor Subsidiary of Company, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Guarantor Subsidiary of Company; provided, in the case of such a merger, Company or such wholly-owned Guarantor Subsidiary of Company, as applicable shall be the continuing or surviving Person;;

(b)           sales or other dispositions of assets that do not constitute Asset Sales;

(c)           Asset Sales, the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds) (i) do not exceed $5,000,000 in the aggregate in any calendar year and (ii) when aggregated with the proceeds of all other Asset Sales, do not exceed $15,000,000 in the aggregate from the Closing Date to the date of determination; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (and in respect of a transaction of greater than $2,500,000, as determined in good faith by the board of directors of Company (or similar governing body)), (2) no less than 80% thereof shall be paid in Cash, and (3) the Net Asset Sale Proceeds thereof shall be applied in accordance with the Term Loan Facility (to the extent required thereby);

(d)           Permitted Acquisitions, the consideration for which constitutes either (i) common Capital Stock of Holdings or (ii) (x) no more than $20,000,000 in the aggregate in any calendar year unless (and subject to clause (y) below) before and after giving effect to any such Permitted Acquisitions the Fixed Charge Coverage Ratio is at least 1.0 to 1.0 for the four Fiscal Quarter period most recently ended, calculated to give effect to such Permitted Acquisition in accordance with Section 6.8(c) as if such Permitted Acquisition occurred on the first day of such four Fiscal Quarter period, as demonstrated in a Fixed Charge Coverage Compliance Certificate delivered to the Administrative Agent prior to such Permitted Acquisition, and (y) no more than $60,000,000 in the aggregate from the Closing Date;

(e)           Investments made in accordance with Section 6.7; and

(f)            sale and leaseback transactions permitted pursuant to Section 6.3.

Disposal of Subsidiary Interests.  Each of Holdings and Company shall not, and shall not permit any of its Subsidiaries to (a) directly or indirectly issue, sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law or (b) permit any of its Subsidiaries directly or indirectly to issue, sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except (i) Company may issue Capital Stock to Holdings, (ii) Subsidiaries may issue Capital Stock to Company or to a Guarantor Subsidiary of Company (subject to the restrictions on such disposition otherwise imposed under Section 6.9) or to qualify directors if required by applicable law and (iii) Company or any Subsidiary may sell or otherwise dispose of the Capital Stock of its Subsidiaries in an Asset Sale permitted by Section 6.9.

Fiscal Year.  Each of Holdings and Company shall not, and shall not permit any of its Subsidiaries to, change its Fiscal Year-end from December 31; provided, that the Fiscal Year-end of Holdings and its Subsidiaries may be changed to the end of any Fiscal Quarter with the prior written consent of, and following receipt of any information requested by, Administrative Agent (including, without limitation, reconciliation statements for the immediately preceding three years described in Section 5.1(e)).

Transactions with Shareholders and Affiliates.  Each of Holdings and Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service or the making of any loan) with any holder of 10% or more of any class of Capital Stock of Holdings or any of its Subsidiaries or with any Affiliate of Holdings or of any such holder, on terms that are less favorable to Holdings or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction expressly permitted under this Agreement; (b) reasonable and customary fees paid to, and customary indemnification of, members of the board of directors (or similar governing body) of Holdings and its Subsidiaries; (c) compensation arrangements for officers and other employees of Holdings and its Subsidiaries entered into in the ordinary course of business; (d) transactions described in Schedule 6.12; and (e) any transaction between Credit Parties.

Conduct of Business.  From and after the Closing Date, each of Holdings and Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

Permitted Activities of Holdings.  Holdings shall not (a) incur, directly or indirectly, any Indebtedness other than the Indebtedness (i) under the Credit Documents, (ii) under the the Term Loan Documents and (iii) permitted by Section 6.1(m); (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under the Collateral Documents to which it is a party; (c) engage in any business or activity or own any assets other than (i) holding 100% of the Capital Stock of Company; (ii) performing its obligations and activities incidental thereto under the Credit Documents, and to the extent not inconsistent therewith, the Term Loan Documents; (iii) making Restricted Payments to the extent permitted by Section 6.5 of this Agreement and Section 6.5 of the Term Loan Facility; (iv) making Investments to the extent permitted by Section 6.7 of this Agreement and Section 6.7 of the Term Loan Facility; (v) issuances of its Capital Stock; (vi) conducting activities arising by virtue of its status as a public company, including without limitation, compliance with its reporting obligations and other requirements applicable to public companies; and (vii) retaining Cash in a deposit account subject to a Blocked Account Agreement in the amount of any Restricted Payments received from the Company pursuant to Section 6.5(d)(i); (d) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; (e) sell or otherwise dispose of any Capital Stock of any of its Subsidiaries; (f) create or acquire any Subsidiary or make or own any Investment in any Person other than Company; or (g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

Amendments or Waivers of Certain Agreements.

(a)           Each of Holdings and Company shall not, and shall not permit any of its Subsidiaries to, terminate or agree to any amendment, restatement, supplement or other modification to, or waiver of, any of its rights under any Term Loan Document, any Organizational Document or the Management Services Agreement, or make any payment consistent with an amendment thereof or change thereto (which amendment or other modification, in the case of (i) an Organizational Document or any Term Loan Document, is adverse in any material respect to the rights or interests of the Lenders (provided that with respect to any termination, amendment, restatement, supplement or other modification to, or waiver of any Term Loan Document, none of the following amendments shall be deemed adverse for purposes of this clause (i):  (A) payment of customary fees in connection with any amendment or waiver, or (B) any amendment implementing incremental or additional loans and/or commitments under the Term Loan Documents to the extent the Indebtedness in respect thereof is permitted under Section 6.1) and (ii) the Management Services Agreement, involves the imposition of additional fees or any increase in fees payable thereunder (other than as set forth in this Section 6.15) or is adverse in any respect to the rights or interests of the Lenders), without in each case obtaining the prior written consent of Requisite Lenders to such amendment, restatement, supplement or other modification or waiver.  Each of Holdings and Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Indebtedness permitted to be incurred under Section 6.1 which is subordinated to the Obligations, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on or fees in respect of such Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such

Indebtedness (or a trustee or other representative on their behalf) which would be adverse to Holdings or Company, any of their Subsidiaries, or Lenders.  Notwithstanding the foregoing, this Section 6.15 shall not apply to any amendment to the Management Services Agreement, or the termination thereof, executed or made in connection with a Qualifying IPO; provided, that the payments made in connection therewith shall not exceed the Qualifying IPO Payment.

Limitation on Payments Relating to Other Debt.  Each of Holdings and Company shall not, and shall not permit any of its Subsidiaries through any manner or means or through any other Person to, directly or indirectly, declare, order, make or offer to make, any prepayment, repurchase or redemption of, or otherwise defease, the Indebtedness permitted to be incurred under Section 6.1(k) (such Indebtedness, “Other Debt”), or segregate funds for any such prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a “Derivatives Counterparty”) obligating Holdings, the Company or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of Other Debt, other than (a) any prepayment, repurchase or redemption of Other Debt pursuant to a Permitted Refinancing thereof and (b) prepayments, repurchases or redemptions of Other Debt in an aggregate amount not to exceed the Restricted Payment Amount so long as (i) no Default or Event of Default has occurred or is continuing or shall be caused thereby after giving effect to such payment and (ii) after giving effect to such payment, the Company and its Subsidiaries shall have satisfied the Investment Conditions.  Notwithstanding anything to the contrary contained in this Agreement, the Credit Parties are permitted to redeem the Senior Notes pursuant to the Qualifying Senior Notes Redemption.  Notwithstanding anything to the contrary contained in this Agreement, Holdings is permitted to prepay, repurchase or redeem Other Debt utilizing Holdings Equity Proceeds that have not been applied to any other purpose, if no Default or Event of Default has occurred or is continuing or would result therefrom; provided that any prepayment, repurchase or redemption or Other Debt pursuant to this sentence may not subsequently be characterized as having been made pursuant to any other provision of this Agreement.

SECTION 7.         GUARANTY

Guaranty of the Obligations.  Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

Contribution by Guarantors.  All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty.  Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its

Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date.  “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed.  “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor.  “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2.  The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor.  The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder.  Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

Payment by Guarantors.  Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Company’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

Liability of Guarantors Absolute.  Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations.  In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a)           this Guaranty is a guaranty of payment when due and not of collectability.  This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b)           Administrative Agent may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence and continuance of such Event of Default;

(c)           the obligations of each Guarantor hereunder are independent of the obligations of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions;

(d)           payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid.  Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e)           any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement or Banking Services Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents, the Hedge Agreements or the Banking Services Agreements; and

(f)            this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce an agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents, the Hedge Agreements or Banking Services Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements, Banking Services Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement, such Banking Services Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or Banking Services Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

Waivers by Guarantors.  Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or Banking Services Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

Guarantors’ Rights of Subrogation, Contribution, etc.  Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Loan Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor hereby waives and agrees not to assert any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary.  In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Loan Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2.  Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor.  If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

Subordination of Other Obligations.  Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

Continuing Guaranty.  This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full and the Revolving Loan Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled.  Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

Authority of Guarantors or Company.  It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

Financial Condition of Company.  Any Credit Extension may be made to Company or continued from time to time, and any Hedge Agreements or Banking Services Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Hedge Agreement or Banking Services Agreement is entered into, as the case may be.  No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Company.  Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Credit Documents the Hedge Agreements and the Banking Services Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations.  Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

Bankruptcy, etc.  So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Company or any other Guarantor.  The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or any other Guarantor or by any defense which Company or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)           Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guaranteed Obligations.  Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c)           In the event that all or any portion of the Guaranteed Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

Discharge of Guaranty Upon Sale of Guarantor.  If all of the Capital Stock of any Guarantor (other than Holdings) or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

SECTION 8.        EVENTS OF DEFAULT; LIQUIDITY EVENTS; CURE RIGHTS

8.1          Events of Default.  If any one or more of the following conditions or events shall occur:

(a)           Failure to Make Payments When Due.  Failure by Company to pay (i) when due any principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) when due any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit; or (iii) any interest on any Loan or any fee or any other amount due hereunder within five (5) days after the date due; or

(b)           Default in Other Agreements.  (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an individual principal amount of $5,000,000 or more or with an aggregate principal amount of $10,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other term of (1) one or more items of such Indebtedness or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, or any other event or circumstance shall occur, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default or event or circumstance is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be, or to require an offer to purchase or redeem such Indebtedness be made (other than any due on sale provision with respect to any Indebtedness permitted to be repaid hereunder and which is so repaid in full); or

(c)           Breach of Certain Covenants.  Failure of any Credit Party to perform or comply with any term or condition contained in Sections 2.6, 2.14, 5.1(f), 5.1(g), 5.2(i), 5.14, 5.15 or 6 (and with respect to Section 6.8(a) only, subject to the expiration of the cure period provided in Section 8.3); or

(d)           Breach of Representations, etc.  Any representation, warranty or certification made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

(e)           Other Defaults Under Credit Documents.  Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an officer of such Credit Party becoming aware of such default or (ii) receipt by Company of notice from Administrative Agent or any Lender of such default; or

(f)            Involuntary Bankruptcy; Appointment of Receiver, etc..  (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

(g)           Voluntary Bankruptcy; Appointment of Receiver, etc..  (i) Holdings or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Holdings or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Holdings or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in this Section 8.1(g) or in Section 8.1(f) above; or

(h)           Judgments and Attachments.  Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $5,000,000 or (ii) in the aggregate at any time an amount in excess of $10,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder); or

(i)            Dissolution.  Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party; or

(j)            Employee Benefit Plans.  (i) There shall occur one or more ERISA Events or (ii) there shall exists any fact or circumstance that results or reasonably could be expected to result in the imposition of a Lien or security interest with respect to any Employee Benefit Plan under Section 412(n) of the Internal Revenue Code or under ERISA, in either case involving or that might reasonably be expected to involve in any individual case an amount in excess of $5,000,000 or in the aggregate at any time an amount in excess of $10,000,000; or

(k)           Change of Control.  A Change of Control shall occur; or

(l)            Guaranties, Collateral Documents and other Credit Documents.  At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations or upon the release of such Guaranty with respect to a Subsidiary of the Company in connection with an Asset Sale permitted hereby, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence of any other Event of Default, upon notice to Company by Administrative Agent (which notice shall be given by Administrative Agent upon the request of the Requisite Lenders), (A) the Revolving Loan Commitments, if any, of each Lender having such Revolving Loan Commitments and the obligation of Issuing Bank to issue any Letter of Credit shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (III) all other Obligations; provided, the foregoing shall not affect in any way the obligations of Lenders under Section 2.2(b)(iv) or Section 2.3(e); (C) Administrative Agent may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents; and (D) Administrative Agent shall direct Company to pay (and Company hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 8.1(f) and (g) to pay) to Administrative Agent such additional amounts of cash, to be held as security for Company’s reimbursement Obligations in respect of Letters of Credit then outstanding, equal to the Letter of Credit Usage at such time.

8.2          Liquidity Event; Sponsor’s Right to Cure

Upon the occurrence of a Liquidity Event, Holdings may, within ten (10) days of  the date of such occurrence, deliver a fully executed notice (a “Liquidity Event Cure Notice”) to Administrative Agent and Collateral Agent of its intention to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of Holdings, and, in each case, to contribute any such cash to the capital of the Borrowers (collectively, the “Liquidity Event Cure Right”).  Notwithstanding anything herein to the contrary, a Liquidity Event Cure Notice may be delivered no more than two times in any 12 month period.  The Liquidity Event Cure Notice shall (i) state the date on which such cash is to be contributed to the capital of the Borrowers (which date shall be no later than (A) the 10th day subsequent to the occurrence of such Liquidity Event or (B) if such Liquidity Event occurred as direct result of the establishment of a Reserve or credit limit (pursuant to Section 2.11(a)(xix)(B)) by Collateral Agent or Administrative Agent, as applicable, for which Borrower Representative did not have at least 5 Business Days prior notice, the 15th day subsequent to the occurrence of such Liquidity Event), (ii) state the amount of such cash to be contributed to the capital of the Borrowers (the “Liquidity Event Cure Amount”) and (iii) be irrevocable.  Upon receipt of the Liquidity Event Cure Amount, Holdings shall contribute such amount to the capital of Borrowers irrespective of the amount, if any, of Excess Availability at such time.  Upon receipt by Borrowers of such Liquidity Event Cure Amount pursuant to the exercise by Holdings of such Liquidity Event Cure Right, Excess Availability shall be recalculated and if, after giving effect to the foregoing recalculations the Borrower shall have Excess Availability of $6.0 million or more, then such Liquidity Event shall be deemed not to have occurred (a “Liquidity Event Cure”) and any Account Control Event that was triggered thereby shall cease to exist; provided, however, that if after giving effect to the foregoing recalculations, the Borrower shall not have Excess Availability of $6.0 million or more, then a new Liquidity Event shall be deemed to have occurred.  If Holdings delivers a Liquidity Event Cure Notice with respect to a Liquidity Event and fails to timely contribute the Liquidity Event Cure Amount specified in such Liquidity Event Notice, then such Liquidity Event shall not be cured and if Borrowers are not in compliance with the Financial Performance Covenant, then Holdings shall not be entitled to exercise any Financial Performance Covenant Cure Right related to such failure (notwithstanding anything to the contrary in Section 8.3).

8.3          Financial Performance Covenant; Sponsors Right to Cure

Anything to the contrary contained in Section 8.1 notwithstanding, in the event that the Borrowers fail (or, but for the operation of this Section 8.3, would fail) to comply with the requirements of the covenant set forth in Section 6.8(a) (the “Financial Performance Covenant”), Holdings may (subject to Section 8.2), on the date that the Fixed Charge Coverage Compliance Certificate relating to such failure is delivered, deliver a fully executed notice (a “Financial Performance Covenant Cure Notice”) to Administrative Agent and Collateral Agent of its intention to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of Holdings, and, in each case, to contribute any such cash to the capital of the Borrowers (collectively, the “Financial Performance Covenant Cure Right”).  Notwithstanding anything herein to the contrary, a Financial Performance Covenant Cure Notice may not be delivered if as a result more than six (6) Financial Performance Covenant Cure Notices would be delivered in the twelve-month period ending on the last day of the calendar month in which the Financial Performance Covenant Cure Notice is delivered (the “Current Twelve-Month Period”).  The Financial Performance Covenant Cure Notice shall (i) state the date on which such cash is to be contributed to the capital of the Borrowers (which date shall be no later than the 10th day subsequent to the date the certificate calculating the Fixed Charge Coverage Ratio is required to be delivered pursuant to Section 5.1(l) (ii) state the amount of such cash to be contributed to the capital of the Borrowers (the “Financial Performance Cure Covenant Amount”) and (iii) be irrevocable.  Upon receipt of the Financial Performance Covenant Cure Amount, Holdings shall contribute such amount to the capital of Borrowers.  Upon receipt by Borrowers of such Financial Performance Covenant Cure Amount pursuant to the exercise by Holdings of such Financial Performance Covenant Cure Right, Consolidated Adjusted EBITDA shall be recalculated and if, after giving effect to the foregoing recalculations, the Borrowers would have been in compliance with the requirements of the Financial Performance Covenant, then the Borrowers shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred shall be deemed cured for the purposes of this Agreement.  For purposes of this Section 8.3(a), the amount of the Financial Performance Covenant Cure Amount that shall count towards Consolidated Adjusted EBITDA shall be no greater than the amount required for purposes of complying with the Financial Performance Covenant.  For the avoidance of doubt, if, on any relevant date during a Liquidity Event the Borrowers are not in compliance with the Financial Performance Covenant and Holdings (i) fails to deliver a Financial Performance Covenant Cure Notice on the date that the Fixed Charge Coverage Compliance Certificate relating to such failure is delivered or (ii) has delivered a Financial Performance Cure Notice six (6) times in the Current Twelve-Month

Period, an Event of Default shall immediately occur.  The foregoing notwithstanding, if the event giving rise to the breach or default (or potential breach or default) of the Financial Performance Covenant is the occurrence of a Liquidity Event and a Liquidity Event Cure occurs with respect to such Liquidity Event, such Liquidity Event Cure shall also cure the breach or default (or potential breach or default) of the Financial Performance Cure with no further action necessary by Holdings or Borrowers.

SECTION 9.        AGENTS

9.1          Appointment of Agents.  Credit Suisse is hereby appointed Administrative Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Administrative Agent to act as its agent in such capacity in accordance with the terms hereof and the other Credit Documents.  JPMorgan Chase Bank, N.A. is hereby appointed Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Collateral Agent to act as its agent in such capacity in accordance with the terms hereof and the other Credit Documents.  JPMorgan Chase Bank, N.A. is hereby appointed Syndication Agent hereunder, and each Lender hereby authorizes Syndication Agent to act as its agent in accordance with the terms hereof and the other Credit Documents.  Wachovia Capital Finance Corporation (Central) is hereby appointed Documentation Agent hereunder, and each Lender hereby authorizes Documentation Agent to act as its agent in accordance with the terms hereof and the other Credit Documents.  Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable.  The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof.  In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries.

9.2          Powers and Duties.  Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto.  Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents.  Each Lender irrevocably authorizes each of the Administrative Agent and the Collateral Agent to execute and deliver the Intercreditor Agreement and agrees to be bound by the provisions therein.  Each Agent may perform any and all of their duties and exercise their rights and powers by or through any one or more sub-agents appointed by such Agent.  Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates, and the respective directors, officers, employees, agents and advisors of such Agent and such Agent’s Affiliates.  The exculpatory provisions of the Credit Documents shall apply to any such sub-agent and to the Affiliates, directors, officers, employees, agents and advisors of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.  No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

9.3          General Immunity.

(a)           No Responsibility for Certain Matters.  No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing.  No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by the Borrower Representative or a Lender.  Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

(b)           Exculpatory Provisions.  No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions.  Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.

9.4          Agents Entitled to Act as Lender.  The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder.  With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity.  Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Holdings or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Lenders.

9.5          Lenders’ Representations, Warranties and Acknowledgment.

(a)           Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries.  No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b)           Each Lender, by delivering its signature page to this Agreement shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

9.6          Right to Indemnity.  Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

9.7          Successor Administrative Agent and Swing Line Lender.  Administrative Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and Borrower Representative.  Upon any such notice of resignation, Requisite Lenders shall have the right, upon five (5) Business Days’ notice to Borrower Representative, to appoint a successor Administrative Agent.  If no successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the resigning Administrative Agent gives notice of its resignation, then the resigning Administrative Agent may, on behalf of Agents, Lenders and Issuing Banks, appoint a successor Administrative Agent.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder.  Any resignation of Administrative Agent pursuant to this Section shall also constitute the resignation of Credit Suisse or its successor as Swing Line Lender and Issuing Bank, and any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Swing Line Lender and Issuing Bank for all purposes hereunder.  In such event (a) Borrower Representative shall prepay any outstanding Swing Line Loans made by the retiring Administrative Agent in its capacity as Swing Line Lender, (b) upon such prepayment, the retiring Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to Borrower Representative for cancellation, and (c) Borrower Representative shall issue, if so requested by successor

Administrative Agent and Swing Line Loan Lender, a new Swing Line Note to the successor Administrative Agent and Swing Line Lender, in the principal amount of the Swing Line Loan Sublimit then in effect and with other appropriate insertions.

9.8          Collateral Documents and Guaranty.

(a)           Agents under Collateral Documents and Guaranty.  Each Lender hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents.  Subject to Section 10.5, without further written consent or authorization from Lenders, Administrative Agent or Collateral Agent, as applicable may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

(b)           Right to Realize on Collateral and Enforce Guaranty.  Anything contained in any of the Credit Documents to the contrary notwithstanding, Company, Administrative Agent, Collateral Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

9.9          Overadvances

.  Notwithstanding anything to the contrary in this Agreement, the Administrative Agent, Issuing Bank and Swingline Lender, as applicable, may make, on behalf of the Lenders, Revolving Loans, or issue Letters of Credit to the Borrowers, in each case, notwithstanding its knowledge that such Revolving Loans, Swingline Loans, or Letters of Credit would either (i) cause the aggregate amount of the Revolving Exposure to exceed the Borrowing Base or (ii) be made or issued when one or more of the other conditions precedent to the making of Loans hereunder cannot be satisfied (each an “Overadvance” and collectively, the “Overadvances”), if the Administrative Agent deems it necessary or advisable in its discretion to do so, provided, that: the total principal amount of the Overadvances shall not exceed an amount equal to $3.0 million outstanding at any time and shall not cause the Revolving Exposure to exceed the Revolving Loan Commitments of all of the Lenders or the Revolving Exposure of a Lender to exceed such Lender’s Revolving Loan Commitment.  Borrowers agree that all Overadvances will be repayable on demand by the Administrative Agent, and will in any event be repaid within sixty (60) days.  Overadvances shall accrue interest at the rate provided for in Section 2.7(d).  Each Lender shall be obligated to pay Administrative Agent the amount of its Pro Rata Share of any such Overadvance provided, that such Administrative Agent is acting in accordance with the terms of this Section 9.9.]

SECTION 10.       MISCELLANEOUS

10.1        Notices.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, Collateral Agent, Administrative Agent, Swing Line Lender, Issuing Bank, Syndication Agent or Documentation Agent, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing.  Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States certified or registered mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent.  As agreed to among Holdings, the Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrower, that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Credit Documents or to the Lenders under Article 5, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date thereof, (ii) provides notice of any Default or Event of Default under this Agreement or any other Credit Document or (iii) is or relates to a Funding Notice, a Conversion/Continuation Notice, an Issuance Notice or a notice requesting the issuance, amendment, extension or renewal of a Letter of Credit pursuant to Section 2.3, or is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent.  In addition, the Borrower agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Credit Documents but only to the extent requested by the Administrative Agent.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute confidential information, they shall be treated as set forth in Section 10.17); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (1) the Credit Documents and (2) notification of changes in the terms of the Credit Documents.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE

ANY LIABILITY TO ANY CREDIT PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY CREDIT PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Credit Documents.  Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents.  Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

10.2        Expenses.  Whether or not the transactions contemplated hereby shall be consummated, Borrower Representative agrees to pay promptly (a) all the actual costs and expenses incurred by Arranger and Administrative Agent and Collateral Agent in connection with the preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for Borrower Representative and the other Credit Parties; (c) the reasonable fees, expenses and disbursements of counsel to Arranger and Administrative Agent and Collateral Agent in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower Representative; (d) all the actual costs and expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Lenders and Issuing Bank pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and Arranger and of counsel providing any opinions that Arranger, any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) all the actual and reasonable out-of-pocket costs and fees, expenses and disbursements of any auditors, accountants, consultants or appraisers retained by Administrative Agent or Collateral Agent in connection with the Credit Documents and identified to Borrower Representative prior to their retention; (f) all the actual costs and expenses (including the fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other actual and reasonable out-of-pocket costs and expenses incurred by Arranger and each Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by Arranger, each and any Agent or each and any Lender and Issuing Bank in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings.

10.3        Indemnity.

(a)           In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, Arranger, each Agent, each Lender and Issuing Bank and the officers, partners, directors, trustees, employees, agents (including advisors) and Affiliates of Arranger, each Agent, each Lender and Issuing Bank (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee as determined by a final non-appealable judgment of a court of competent jurisdiction.  As used herein, “Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Credit Documents the Related Agreements or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)).

(b)           To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(c)           To the extent permitted by applicable law, each of Holdings and Company, and its Subsidiaries, shall not assert, and each of Holdings and Company, and its Subsidiaries, hereby waives, any claim against Lenders, Issuing Bank, Agents and Arranger, and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or referred to herein, the transactions contemplated hereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each of Holdings and Company, and its Subsidiaries, hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

10.4        Set-Off.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Agent, each Lender and each of their respective Affiliates is hereby authorized by each Credit Party at any time or from time to time, without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Agent, Lender or Affiliate to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Agent, Lender or Affiliate hereunder, the Letters of Credit and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured.

10.5        Amendments and Waivers.

(a)           Requisite Lenders’ Consent.  Subject to Section 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders.

(b)           Affected Lenders’ Consent.  Without the written consent of each Lender (other than a Defaulting Lender) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i)                       extend the scheduled final maturity of any Loan or Note;

(ii)                    waive, reduce or postpone any scheduled repayment (but not prepayment);

(iii)                 extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Commitment Termination Date;

(iv)                reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee payable hereunder;

(v)                   extend the time for payment of any such interest or fees;

(vi)                reduce or forgive the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit;

(vii)             amend, modify, terminate or waive any provision of this Section 10.5(b), Section 10.5(c) or Section 2.16 hereof, or Section 7.2 of the Pledge and Security Agreement;

(viii)          amend the definition of “Requisite Lenders” or “Pro Rata Share”;

(ix)                  release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents; or

(x)                     consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document.

(c)           Other Consents.  No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

(i)                       increase any Revolving Loan Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Loan Commitment of any Lender;

(ii)                    amend, modify, terminate or waive any provision hereof relating to the Swing Line Sublimit or the Swing Line Loans without the consent of Swing Line Lender;

(iii)                 amend, modify, terminate or waive any obligation of Lenders with Revolving Loan Commitments relating to the purchase of participations in Letters of Credit as provided in Section 2.4(e) without the written consent of Administrative Agent and of Issuing Bank;

(iv)                amend the definition of “Borrowing Base” or any definition used therein, or Section 2.11 hereof, without the written concurrence of Lenders having or holding Revolving Exposure and representing more than 66-2/3rds percent of the sum of the aggregate Revolving Exposure of all Lenders; provided, that, the foregoing shall not (A) limit the discretion of the Administrative Agent or Collateral Agent to change, establish or eliminate any Reserves without the consent of any Lenders or (B) affect any other matter that this Agreement leaves to the discretion of the Administrative Agent and/or the Collateral Agent; or

(v)                   amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

(d)           Execution of Amendments, etc.  Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

10.6        Successors and Assigns; Participations.

(a)           Generally.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders.  No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Register.  Borrower Representative, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register as provided in Section 10.6(f).  Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(c)           Right to Assign.  Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans owing to it or other Obligation (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan and any related Commitments):

(i)                       to any Person meeting the criteria of clause (i) of the definition of the term of “Eligible Assignee” (a “Related Lender Assignment”) upon the giving of notice to Borrower Representative and Administrative Agent and, for any assignment of a Revolving Loan Commitment, the consent of Administrative Agent and Issuing Bank (such consent not to be unreasonably withheld or delayed); and

(ii)                    to any Person meeting the criteria of clause (ii) of the definition of the term of “Eligible Assignee” (other than a Person described in the foregoing subclause (i)) and (except in the case of assignments made by or to JPMorgan Chase or Credit Suisse) consented to by each of Borrower Representative and Administrative Agent and,

for any assignment of Revolving Loan Commitment, Issuing Bank (each such (x) consent not to be unreasonably withheld or delayed or, (y) in the case of Borrower Representative, shall be deemed to have been provided to any such assignment unless the Borrower Representative shall have objected thereto by written notice to the Administrative Agent within fifteen (15) days after having received notice of such assignment, or (z) in the case of Borrower Representative, not to be required at any time during syndication of the Loans to persons identified by the Administrative Agent to the Borrower Representative on or prior to the Closing Date or at any time an Event of Default under Sections 8.1(a), 8.1(f) or 8.1(g) shall have occurred and then be continuing; provided, further each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by Borrower Representative and Administrative Agent or as shall constitute the aggregate amount of the Revolving Loan Commitments and Revolving Loans of the assigning Lender) with respect to the assignment of the Revolving Loan Commitments and Revolving Loans.

(d)           Mechanics.  The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent (i) an Assignment Agreement (A) via an electronic settlement system acceptable to Administrative Agent (which initially shall be ClearPar, LLC), or (B) manually together with a processing and recordation fee of $3,500, and (ii) such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.19(c); provided, however, that should a Lender or assignee party to a Related Lender Assignment deliver an Assignment Agreement to the Administrative Agent for recording, such Lender or assignee shall provide the relevant administration details and applicable tax forms with such Assignment Agreement.

(e)           RESERVED.

(f)            Notice of Assignment.  Upon its receipt of a duly executed and completed Assignment Agreement, together with the processing and recordation fee referred to in Section 10.6(d) (and any forms, certificates or other evidence required by this Agreement in connection therewith), Administrative Agent shall record the information contained in such Assignment Agreement in the Register and shall maintain a copy of such Assignment Agreement.

(g)           Representations and Warranties of Assignee.  Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

(h)           Effect of Assignment.  Subject to the terms and conditions of this Section 10.6, as of the “Effective Date” specified in the applicable Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, (y) Issuing Bank shall continue to have all rights and obligations thereof with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder and (z) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect the Commitment of such assignee and any Revolving Loan Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation or deliver a lost note affidavit, and thereupon Borrowers shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Loan Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(i)            Participations.  Each Lender shall have the right at any time to sell one or more participations to any Person (other than to a natural person, Holdings, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation.  The holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Commitment Termination Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the

Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating.  Borrower Representative agrees that each participant shall be entitled to the benefits of Sections 2.17(c), 2.18 and 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (i) a participant shall not be entitled to receive any greater payment under Section 2.18 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Borrower Representative’s prior written consent and (ii) a participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of Section 2.19 unless Borrower Representative is notified of the participation sold to such participant and such participant agrees, for the benefit of Borrower Representative, to comply with Section 2.19 as though it were a Lender.  To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16 as though it were a Lender.

(j)            Certain Other Assignments.  In addition to any other assignment permitted pursuant to this Section 10.6, (i) any Lender may assign and/or pledge all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Lender, as between Company and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

10.7        Independence of Covenants.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.8        Survival of Representations, Warranties and Agreements.  All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension.  Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.18(c), 2.19, 2.20, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.17, 9.3(b) and 9.6 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.

10.9        No Waiver; Remedies Cumulative.  No failure or delay on the part of Arranger, any Agent, any Lender or Issuing Bank in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  The rights, powers and remedies given to Arranger, each Agent, each Lender and Issuing Bank hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedge Agreements or Banking Services Agreements.  Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

10.10      Marshalling; Payments Set Aside.  Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations.  To the extent that any Credit Party makes a payment or payments to Administrative Agent, Collateral Agent or Lenders (or to Administrative Agent or Collateral Agent, on behalf of Lenders), or Administrative Agent, Collateral Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.11      Severability.  In case any provision in or obligation hereunder or any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.12      Obligations Several; Independent Nature of Lenders’ Rights.  The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder.  Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.13      Headings.  Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.14      APPLICABLE LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

10.15      CONSENT TO JURISDICTION.  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

10.16      WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL

INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, WHICH EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.17      Confidentiality.  Each Lender shall hold all non-public information regarding Holdings and its Subsidiaries and their businesses identified as such by Borrower Representative and obtained by such Lender pursuant to the requirements hereof in accordance with such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by Holdings that, in any event, a Lender may make disclosures: (i) to Affiliates of such Lender and to their agents and advisors (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17); (ii) reasonably required by any bona fide or potential pledgee, assignee, transferee or participant in connection with the contemplated pledge, assignment, transfer or participation by such Lender of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Hedge Agreements or Banking or Services Agreements  (provided, such counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.17); (iii) to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Agents or any Lender; and (iv) required or requested by any governmental agency or representative thereof or by The National Association of Insurance Commissioners (and any successor thereto) or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts to notify Borrower Representative of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; provided, further, that in no event shall any Lender be obligated or required to return any materials furnished by Holdings, Company or any of its Subsidiaries.  Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure.  However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their and their respective Affiliates’ directors and employees to comply with applicable securities laws.  For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.

10.18      Usury Savings Clause.  Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate.  If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect.  In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrower Representative shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect.  Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws.  Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Borrower Representative.

10.19      Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

10.20      Effectiveness.  This Agreement shall become effective upon the execution of a counterpart hereof by each Credit Party, the Administrative Agent, the Collateral Agent, the Swing Line Lender, the Issuing Bank and the Lenders.

APPENDIX A-1

TO CREDIT AND GUARANTY AGREEMENT

Revolving Loan Commitments

Lender	Revolving Loan Commitment	Pro Rata Share
Credit Suisse AG, Cayman Islands Branch	$5,000,000	8-1/3rd	%
JPMorgan Chase Bank, N.A.	$30,000,000	50.0%
Wachovia Capital Finance Corporation (Central)	$25,000,000	41-2/3rds	%

Total	$60,000,000	100.000000000%

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APPENDIX B

TO CREDIT AND GUARANTY AGREEMENT

Notice Addresses

DOUGLAS DYNAMICS, INC.

DOUGLAS DYNAMICS FINANCE COMPANY

DOUGLAS DYNAMICS, L.L.C.

FISHER, LLC

7777 North 73rd Street

Milwaukee, WI 53223

Attention:  Chief Executive Officer and President

Fax: 414-354-8448

with a copy to:

Aurora Capital Group

10877 Wilshire Boulevard

Suite 2100

Los Angeles, CA 90024

Attention:  Secretary

Fax: 310-824-2791

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CREDIT SUISSE AG,

acting through its Cayman Islands Branch,

as Administrative Agent,

Swing Line Lender, Issuing Bank and a Lender

Administrative Agent’s Principal Office:

Eleven Madison Avenue, OMA-2

New York, NY 10010

Attention:  Loan Services Manager

Tel: 212-538-3380

Fax: 212-325-8304

Swing Line Lender’s Principal Office:

Eleven Madison Avenue, OMA-2

New York, NY 10010

Attention:  Loan Services Manager

Tel: 212-538-3380

Fax: 212-325-8304

Issuing Bank’s Principal Office:

Eleven Madison Avenue, OMA-2

New York, NY 10010

Attention:  Letter of Credit Manager

Tel: 212-325-9286

Fax: 212-538-5626

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JPMORGAN CHASE BANK, N.A.,

as Collateral Agent

Michael A. Hintz

Account Executive — ABL

111 East Wisconsin Ave., Floor 15

Milwaukee, WI 53202-4815

Telecopy: 414-977-6652

Telephone: 414-977-6666

in each case, with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

333 West Wacker Drive

Suite 2100

Chicago, IL 60606

Attn: Seth E. Jacobson

Tel: 312-407-0700

Fax: 312-407-0411

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Exhibit A

Amended Credit Agreement

See attached.

Exhibit B

Amendment to Term Credit Agreement

See Exhibit 10.1 to Amendment No.5 to the Registration Statement on Form S-1 of Douglas Dynamics, Inc. (File No. 333-164590).

Exhibit C

Intercreditor Amendment

See attached.

Exhibit 10.3

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AND GUARANTY AGREEMENT (this “Amendment”), dated as of April 16, 2010, is made and entered into among DOUGLAS DYNAMICS, L.L.C., a Delaware limited liability company (the “Company” or “Borrower Representative”), Fisher, LLC, a Delaware limited liability company (“Fisher”), Douglas Dynamics Finance Company, a Delaware corporation (“DD Finance” and, together with Fisher and the Borrower Representative, each a “Borrower” and collectively the “Borrowers”) and each of the Lenders (as hereinafter defined) party hereto.

RECITALS

A.            The Borrowers and the Lenders party hereto are parties to that certain Credit and Guaranty Agreement dated as of May 21, 2007 (the “Credit Agreement”) among the Borrowers, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) on behalf of the Lenders, each lender from time to time party thereto (the “Lenders”) and each of the other banks, financial institutions and other entities from time to time party thereto.

B.            The Borrowers have requested that the Lenders agree, subject to the conditions and on the terms set forth in this Amendment, to amend certain provisions of the Credit Agreement as set forth herein.

C.            The Lenders are willing to amend the Credit Agreement, subject to the conditions and on the terms set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and each of the Lenders party hereto agree as follows:

1.             Definitions.   Except as otherwise expressly provided herein, capitalized terms used in this Amendment shall have the meanings given in the Amended Credit Agreement (as defined below), and the rules of interpretation set forth in the Amended Credit Agreement shall apply to this Amendment.  In addition:

“Qualifying IPO” means the consummation of the first underwritten public offering of the Capital Stock (other than Disqualified Capital Stock) of Holdings following the Closing Date pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act.

“Qualifying IPO Payment” means, concurrent with the closing of a Qualifying IPO, the one-time payment to Sponsor in connection with the termination of the Management Services Agreement in an aggregate amount not to exceed $6,000,000.

“Qualifying Preferred Stock Redemption” means, concurrent with the closing of a Qualifying IPO, the payment of $1,000 to Aurora Equity Partners II L.P. and $1,000 to Ares Limited Partnership in respect of the redemption of the one share of Series B Preferred Stock and Series C Preferred Stock held by Aurora Equity Partners II L.P. and the Ares Limited Partnership, respectively.

“Qualifying Senior Notes Redemption” means, concurrent with the closing of a Qualifying IPO, the Company and DD Finance (i) have given irrevocable and unconditional notice of redemption for all of the outstanding Senior Notes, (ii) have timely and irrevocably deposited or caused to be deposited with the trustee under the Senior Notes Indenture proceeds of a Qualifying IPO, proceeds of Additional Term Loans (as defined in the Term Loan Facility), Cash and/or proceeds of Revolving Loans sufficient to pay and discharge the entire indebtedness (including all principal, premium, if any, and accrued interest) on all outstanding Senior Notes and (iii) have satisfied all other conditions precedent to the discharge of the Senior Notes Indenture set forth in Section 8.8 of the Senior Notes Indenture.

2.             Consent and Agreement.  Notwithstanding anything to the contrary in the Credit Documents, the Lenders hereby consent to (i) the redemption of the Senior Notes by the Company pursuant to a Qualifying Senior Notes Redemption, (ii) the payment of the Qualifying IPO Payment and (iii) the redemption by Holdings of all preferred stock of Holdings pursuant to a Qualifying Preferred Stock Redemption.  The Company hereby agrees to consummate a Qualifying Senior Notes Redemption concurrently with the consummation of a Qualifying IPO.

3.             Amendment.  Concurrently with the consummation of a Qualifying IPO, the terms and provisions of the Credit Agreement are hereby amended by replacing such terms and provisions in their entirety with the terms and provisions set forth in the Credit Agreement attached hereto as Exhibit A (the “Amended Credit Agreement”).

4.             Representations and Warranties.  To induce the Lenders to agree to this Amendment, each Borrower represents to the Administrative Agent and the Lenders that as of the date hereof:

(a)           such Borrower has all power and authority to enter into this Amendment and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, this Amendment;

(b)           the execution and delivery of this Amendment and the performance of the obligations of such Borrower hereunder have been duly authorized by all necessary action on the part of such Borrower;

(c)           the execution and delivery of this Amendment by such Borrower, and the performance of the obligations of such Borrower hereunder do not and will not conflict with or violate (i) any provision of the articles of incorporation or bylaws (or similar constituent documents) of such Borrower, (ii) any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority or (iii) any indenture, agreement or instrument to which

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such Borrower is a party or by which such Borrower or any property of such Borrower, is bound, and do not and will not require any consent or approval of any Person that has not been obtained;

(d)           this Amendment has been duly executed and delivered by such Borrower and the Credit Agreement and the other Credit Documents, as modified by this Amendment, are the legal, valid and binding obligations of such Borrower, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(e)           no event has occurred and is continuing or will result from the execution and delivery of this Amendment or the consummation of a Qualifying IPO, the Qualifying IPO Payment, the Qualifying Senior Notes Redemption and/or the Qualifying Preferred Stock Redemption (in each case, after giving effect to this Amendment) that would constitute a Default or an Event of Default;

(f)            since December 31, 2006, no event has occurred that has resulted, or could reasonably be expected to result, in a Material Adverse Effect;

(g)           each of the representations and warranties made by such Borrower in or pursuant to the Credit Documents are true and correct in all material respects on and as of the date this representation is being made, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

(h)           the Company has obtained $40 million in Additional Term Loan Commitments (as defined in the Term Loan Facility) under the Term Loan Facility; and

(i)            after giving effect to (i) a Qualifying IPO, (ii) the redemption of the Senior Notes by the Company pursuant to the Qualifying Senior Notes Redemption, (iii) the payment of the Qualifying IPO Payment, (iv) the redemption by Holdings of all preferred stock of Holdings pursuant to the Qualifying Preferred Stock Redemption and (v) the incurrence of $40 million aggregate principal amount of Additional Term Loan Commitments under the Term Loan Facility, the aggregate amount of (1) Cash of the Company in Deposit Accounts subject to a Blocked Account Agreement and (2) Excess Availability shall be at least $15,000,000; provided, that Excess Availability will be calculated without giving effect to any Cash.

Each Lender party to this Amendment represents and warrants to each Agent and each Lender that it has made its own independent investigation of the terms of the Credit Agreement and the Amended Credit Agreement and the facts and circumstances surrounding this Amendment, and has not relied in any way on any statement, advice or recommendation of any Agent or Lender in connection herewith.  No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation on behalf of Lenders or to provide any Lender with any information, advice or recommendation with respect thereto, whether coming into its possession before the execution of this Amendment or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders relating to any of the foregoing.

5.             Effectiveness of Amendments.  This Amendment (other than Section 6 hereof which shall be effective as set forth in such Section) shall be effective as of the first date (the “First Amendment Effective Date”) on which all of the following conditions precedent have been satisfied:

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(a)           The Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by each of the Credit Parties and the Requisite Lenders;

(b)           The Administrative Agent shall have received a certificate signed by the chief financial officer of the Borrowers dated the First Amendment Effective Date, certifying (A) that the representations and warranties contained in Section 4 of this Amendment are true and correct as of the First Amendment Effective Date and (B) that no event shall have occurred and be continuing or would result from the consummation of a Qualifying IPO, the Qualifying Senior Notes Redemption, the Qualifying Preferred Stock Redemption and/or the Qualifying IPO Payment (in each case, after giving effect to this Amendment) that would constitute a Default or an Event of Default;

(c)           The Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), in connection with this Amendment (or shall have made arrangements for the payment thereof satisfactory to the Administrative Agent);

(d)           a Qualifying IPO shall have occurred;

(e)           Each Credit Party shall have delivered a solvency certificate in form and substance satisfactory to the Administrative Agent; and

(f)            Company shall pay, to each Lender executing this Amendment on or before April 16, 2010 by 5:00 p.m. New York City Time, an amendment fee equal to 0.25% of such Lender’s Revolving Exposure, which amendment fee shall be payable concurrently with the consummation of the Qualifying IPO.

6.             Delivery of Financial Statements.  Notwithstanding the provisions set forth in Section 5.1(c) of the Credit Agreement to the contrary, the financial statements of Holdings and its Subsidiaries for the Fiscal Year ended December 31, 2009 that were delivered to the Administrative Agent prior to the date hereof shall be deemed to satisfy the requirements of Section 5.1(c) that such financial statements be of the Company and its Subsidiaries solely with respect to the Fiscal Year ended December 31, 2009.  Notwithstanding the provisions set forth in Section 5.1(b) of the Credit Agreement requiring delivery of certain financial statements of the Company and its Subsidiaries, delivery of comparable financial statements of Holdings and its Subsidiaries shall be deemed to satisfy such requirement solely with respect to the Fiscal Quarters ending March 31, 2010 and June 30, 2010.  Notwithstanding the provisions of Section 5 of this Amendment, the provisions of this Section 6 shall be effective immediately upon receipt by Administrative Agent of a counterpart signature page of this Amendment duly executed by each of the Credit Parties and the Requisite Lenders.

7.             Miscellaneous.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).  This Amendment may be executed in one or more duplicate counterparts and when signed by all of the parties listed below shall constitute a single binding agreement.  Except for the amendments set forth in Section 3 hereof and the consent set forth in Section 2 hereof, all of the provisions of the Credit Agreement and the other Credit Documents shall remain in full force and effect.  The foregoing amendments shall be strictly construed in accordance with the express terms thereof.  Except with respect to the matters specifically waived or amended thereby, Section 2 and 3 above shall not operate as a waiver of any right, remedy, power or privilege of any Lender or the Administrative Agent under the Credit Agreement or any other Credit Document or of any other term or condition of the Credit Agreement or any other Credit

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Document.  This Amendment shall be deemed a “Credit Document” as defined in the Credit Agreement.  Sections 10.15 and 10.16 of the Credit Agreement shall apply to this Amendment and all past and future amendments to the Credit Agreement and other Credit Documents as if expressly set forth herein or therein.

8.             Acknowledgement and Consent.

Holdings has read this Amendment and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of Holdings under, and the Liens granted by Holdings as collateral security for the indebtedness, obligations and liabilities evidenced by the Credit Agreement and the other Credit Documents pursuant to, each of the Credit Documents to which Holdings is a party shall not be impaired and each of the Credit Documents to which Holdings is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.  Holdings and each Borrower hereby acknowledges and agrees that the Secured Obligations under, and as defined in, the ABL Pledge and Security Agreement dated as of May 21, 2007, by and among Holdings and the Borrowers and Administrative Agent (the “Pledge and Security Agreement”) and, with respect to the other Collateral Documents, the Obligations secured by the Liens granted thereby, will include all Obligations under, and as defined in, the Amended Credit Agreement.

Holdings acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, Holdings is not required by the terms of the Credit Agreement or any other Credit Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of Holdings to any future amendments to the Credit Agreement.

9.             Consent to Term Amendment and Intercreditor Amendment.

(a)           Pursuant to Section 5.3(a) of the Intercreditor Agreement, the Lenders party hereto hereby consent to (i) an amendment to the Term Credit Agreement (as defined in the Intercreditor Agreement) in substantially the form of Exhibit B and (ii) any amendments to the other Term Loan Documents (as defined in the Intercreditor Agreement) executed in connection therewith; and

(b)           The Lenders party hereto hereby consent to the execution of an amendment to the Intercreditor Agreement in substantially the form of Exhibit C (the “Intercreditor Amendment”) and hereby authorize and instruct (i) the Administrative Agent to execute the Intercreditor Amendment in its capacity as ABL Administrative Agent thereunder and (ii) the Collateral Agent to execute the Intercreditor Amendment in its capacity as ABL Collateral Agent thereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their duly authorized officers as of the day and year first above written.

BORROWERS:

DOUGLAS DYNAMICS, L.L.C.

By:	/s/ Robert McCormick
Name:	Robert McCormick
Title:	VP CFO

DOUGLAS DYNAMICS FINANCE COMPANY

By:	/s/ Robert McCormick
Name:	Robert McCormick
Title:	VP CFO

FISHER, LLC

By:	/s/ Robert McCormick
Name:	Robert McCormick
Title:	VP CFO

HOLDINGS (for purposes of Section 8):

DOUGLAS DYNAMICS, INC.

By:	/s/ Robert McCormick
Name:	Robert McCormick
Title:	VP CFO

Amendment No. 1

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:	/s/ William O’Daly
Name:	William O’Daly
Title:	Director

By:	/s/ Ilya Ivashkov
Name:	Ilya Ivashkov
Title:	Associate

Amendment No. 1

JPMORGAN CHASE BANK, N.A.
as a Lender

By:	/s/ Richard Marcus
Name:	Richard Marcus
Title:	Senior Vice President

Amendment No. 1

Wachovia Capital Finance Corporation (Central),
as a Lender

By:	/s/ Maged Ghebrial
Name:	Maged Ghebrial
Title:	Vice President

Amendment No. 1

ACKNOWLEDGED:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Administrative Agent

By:	/s/ William O’Daly
Name:	William O’Daly
Title:	Director

By:	/s/ Ilya Ivashkov
Name:	Ilya Ivashkov
Title:	Associate

Amendment No. 1

AMENDMENT NO. 1 TO INTERCREDITOR AGREEMENT

This AMENDMENT NO. 1 TO INTERCREDITOR AGREEMENT (this “Amendment”), dated as of April [    ], 2010, is made and entered into among Douglas Dynamics, L.L.C., a Delaware limited liability company (the “Borrower”), Douglas Dynamics Finance Company, a Delaware corporation (“DD Finance”), Fisher, LLC, as Delaware limited liability company (“Fisher”), Douglas Dynamics, Inc., a Delaware corporation (“Holdings”), Credit Suisse AG, Cayman Islands Branch (“Credit Suisse”), in its capacity as administrative agent under the ABL Loan Documents (as defined in the Intercreditor Agreement referred to below) (in such capacity, the “ABL Administrative Agent”), JPMorgan Chase Bank, N.A, in its capacity as collateral agent under the ABL Loan Documents (in such capacity, the “ABL Collateral Agent”), Credit Suisse, in its capacities as administrative agent (in such capacity, the “Term Administrative Agent” and, together with the ABL Administrative Agent, the “Administrative Agents”) and collateral agent (in such capacity, the “Term Collateral Agent”) under the Term Loan Documents (as defined in the Intercreditor Agreement referred to below).

RECITALS

A.            The Borrower, DD Finance, Fisher, Holdings, the ABL Administrative Agent, the ABL Collateral Agent, the Term Administrative Agent and the Term Collateral Agent entered into that certain Intercreditor Agreement dated as of May 21, 2007 (the “Intercreditor Agreement”; capitalized terms used but not defined herein having the meanings set forth therein).

B.            Concurrently herewith, the Term Credit Agreement and the ABL Credit Agreement have been amended to permit the making of additional term loans under the Term Credit Agreement in the principal amount of $40,000,000 and reflect certain other changes.

C.            The ABL Required Lenders and the Term Required Lenders have given their prior written consent to the execution of this Amendment.

D.            The Borrower, the Term Administrative Agent, the Term Collateral Agent, the ABL Administrative Agent and the ABL Collateral Agent desire to amend the Intercreditor Agreement as set forth below on and subject to the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Amendment to Intercreditor Agreement.

(a)   The definition of “Maximum Term Principal Amount” in Section 1.1 of the Intercreditor Agreement is hereby amended in its entirety by deleting the existing definition and replacing it with the following:

“Maximum Term Principal Amount” shall mean, at any time, (i) $125,000,000, less (ii) the aggregate principal amount of permanent repayments or prepayments of indebtedness under the Term Credit Agreement, other than any such reduction, repayment or prepayment made in connection with a Refinancing, plus (iii) for the avoidance of doubt and without duplication, the aggregate principal amount of any interest that has been capitalized under the Term Credit Agreement..

(b)   The definition of “Maximum ABL Principal Amount” in Section 1.1 of the Intercreditor Agreement is hereby amended in its entirety by deleting the existing definition and replacing it with the following:

“Maximum ABL Principal Amount” shall mean, at any time, (i) $60,000,000, less (ii) the aggregate permanent reductions in the ABL Loan Commitments other than any such reduction, repayment or prepayment made in connection with a Refinancing, plus (iii) for the avoidance of doubt and without duplication, the aggregate principal amount of any interest that has been capitalized under the ABL Credit Agreement.

2.             Effectiveness of Amendment..  This Amendment shall be effective as of the first date (the “Amendment Effective Date”) on which all of the following conditions precedent have been satisfied:

(c)   The Administrative Agents shall have received counterparts of this Amendment executed by the Term Administrative Agent, the Term Collateral Agent, the ABL Administrative Agent, the ABL Collateral Agent, the Borrower, DD Finance, Fisher and Holdings.

(d)   The Administrative Agents shall have received an executed copy of Amendment No. 2 to Credit and Guaranty Agreement, dated as of the date hereof (the “Term Amendment”), among the Borrower and each of the lenders party thereto and the Term Amendment shall be in full force and effect.

(e)   The Administrative Agents shall have received an executed copy of Amendment No. 1 to Credit and Guaranty Agreement, dated as of the date hereof (the “ABL Amendment”), among the Borrower and each of the lenders party thereto and the ABL Amendment shall be in full force and effect.

3.             Miscellaneous.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).  This Amendment may be executed in one or more duplicate counterparts and when signed by all of the parties listed below shall constitute a single binding agreement.  Except for the amendments set forth in Section 1 hereof, all of the provisions of the Intercreditor Agreement shall remain in full force and effect.  The foregoing amendments shall be strictly construed in accordance with the express terms thereof.  This Amendment shall be deemed a “Credit Document” as defined in the Credit Agreement.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their duly authorized officers as of the day and year first above written.

CREDIT PARTIES:

DOUGLAS DYNAMICS, L.L.C.

By:
Name:
Title:

DOUGLAS DYNAMICS, INC.

By:
Name:
Title:

DOUGLAS DYNAMICS FINANCE COMPANY

By:
Name:
Title:

FISHER, LLC,

By:
Name:
Title:

ABL ADMINISTRATIVE AGENT:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as ABL Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

ABL COLLATERAL AGENT:

JPMORGAN CHASE, N.A.,
as ABL Collateral Agent

By:
Name:
Title:

TERM ADMINISTRATIVE AGENT AND TERM COLLATERAL AGENT:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Term Administrative Agent and Term Collateral Agent

By:
Name:
Title:

By:
Name:
Title: